As filed with the Securities and Exchange Commission on January 20, 2022

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE 4LESS GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	7389	90-1494749
Incorporation	(Primary Standard Industrial	(I.R.S. Employer
or organization)	Classification Code Number)	Identification Number)

Incorp Services, Inc.
2360 Corporate Circle, Suite 400
Henderson, Nevada 89074
(702) 866-2500
(Name, address, telephone number of agent for service)

106 W. Mayflower
Las Vegas, Nevada 89030
(702) 267-6100
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Copies to:

Frederick M. Lehrer, P.A. Attorney and Counselor at Law Counsel to The 4Less Group, Inc. flehrer@securitiesattorney1.com (561) 706-7646	Marc Ross, Esq. Avital Perlman, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Tel.: (212) 930-9700

Approximate date of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

UNITS OFFERED TO THE PUBLIC Title of each class of securities to be registered (1)	Proposed Maximum Aggregate Offering Price(8)	Amount of Registration Fee(1)
Units consisting of (i) Shares of Common Stock, par value $0.000001 per share (2) (ii) Warrants to purchase shares of Common Stock, par value $0.000001 per share (the “Units”) (2)(3)	$28,750,000	$2,665.13
Shares of Common Stock issuable upon exercise of the Warrants (4)(5)	$28,750,000	$2,665.13
Underwriter’s Warrants (6)	—	—
Shares of Common Stock issuable upon exercise of Underwriter’s Warrants (7)	$2,200,000	$203.94
Total	$59,700,000	$5,534.20

(1)	In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares of common stock included in the Units and underlying the warrants registered hereby shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes shares of common stock and/or warrants included in the Units that may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)	In accordance with Rule 457(i) under the Securities Act, because the shares of the Registrant’s common stock underlying the warrants included in the Units are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)	There will be issued warrants to purchase one share of common stock for every one share of common stock offered. The warrants are exercisable at a per share price of no less than 100% of the per Unit public offering price.

(5)	Includes shares of common stock which may be issued upon exercise of additional warrants which may be issued upon exercise of 45-day option granted to the representative of the underwriters to cover over-allotments, if any.

(6)	No additional registration fee is payable pursuant to Rule 457(g) or Rule 457(i) under the Securities Act.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The underwriter’s warrants are exercisable for up to the number of shares of common stock equal to 8% of the aggregate number of shares included in the Units sold in this Offering at a per share exercise price equal to 110% of the public offering price of the Units.

(8)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

- ii -

The information contained in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED __________, 2022

_______________ Units

Each Unit Consisting of

One Share of Common Stock and

One Common Stock Purchase Warrant to Purchase One Share of Common Stock

The 4Less Group, Inc.

Public Offering of Units

$25,000,000

This is a firm commitment underwritten public offering of _______________ units (the “Units”), based on an assumed initial offering price of $______ per Unit, the mid-point of the anticipated price range of the Units, of The 4Less Group , a Nevada corporation (the “Company”, “we”, “us”, “our”). We anticipate a public offering price between $______ and $______ per Unit. Each Unit consists of one share of common stock, $0.000001 par value per share, and one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one share of common stock at an exercise price of $______ per share, constituting 100% of the price of each Unit sold in this offering based on an assumed initial offering price of $______ per Unit, the mid-point of the anticipated price range. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and the Warrants comprising the Units are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire five years from the date of issuance.

Prior to this offering, there has not been an active market for our common stock and there has been no public market for our Warrants. Our common stock is presently traded on the over-the-counter market and quoted on the OTCQB market under the symbol “FLES” On January 19, 2022, the last reported sale price of our common stock was $1.20 per share. We intend to apply to list our common stock and Warrants on the Nasdaq Capital Market (“NASDAQ”) under the symbols “FLEX” and “FLESW,” respectively. No assurance can be given that our common stock and Warrants will be approved for listing on NASDAQ or that the trading prices of our common stock on the OTCQB market will be indicative of the prices of our common stock if our common stock were traded on the Nasdaq Capital Market. This offering will occur only if NASDAQ approves the listing of our common stock and Warrants.

The offering price of the Units will be determined between the underwriter and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual public offering price for our common stock and the warrants.

On December 15, 2021, our stockholders approved a reverse stock split of our outstanding shares of common stock by a ratio within the range of 1.5-to-1 through 10-to-1, inclusive, to be effective at the ratio and date to be determined by our Board of Directors. The share and per share information in this prospectus do not reflect such reverse stock split.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this Prospectus. You should carefully consider these risk factors, as well as the information contained in this Prospectus, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

- iii -

	Per Unit	Total
Public offering price	$	$
Underwriting discount and commissions (1)	$	$
Proceeds to us before Offering expenses (2)	$	$

(1)	We have also agreed to issue warrants to purchase shares of our common stock to the underwriter and to reimburse the representative of the underwriter for certain expenses. See “Underwriting” for additional information regarding total underwriter compensation.

(2)	The amount of Offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the underwriter as described below, (ii) the Warrants included in the Units offered hereby, and (iii) warrants being issued to the underwriter in this Offering.

We have granted a 45 day option to the underwriter, exercisable one or more times in whole or in part, to purchase up to an additional __________ shares of common stock and/or __________ additional Warrants (having the same terms as the Warrants included in the Units in the Offering) from us in any combination thereof at the public offering price per share of common stock and per Warrant, respectively, less, in each case, the underwriting discounts payable by us, solely to cover over-allotments, if any.

The underwriter expects to deliver the securities against payment to the investors in this Offering on or about _____________, 2022.

Sole Book-Running Manager

Maxim Group LLC

The date of this Prospectus is __________, 2022.

- iv -

You should rely only on the information contained in this Prospectus. We have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the underwriter have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus

- v -

ABOUT THIS PROSPECTUS

The registration statement on Form S-1 of which this Prospectus (“Prospectus”) forms a part and that we have filed with the Securities and Exchange Commission (“SEC”), includes exhibits that provide more detail of the matters discussed in this Prospectus. You should read this Prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on information contained in this Prospectus. We have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this Prospectus. Neither the delivery of this Prospectus nor the sale of our securities means that the information contained in this Prospectus is correct after the date of this Prospectus. This Prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor the underwriter have taken any action that would permit this Offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this Prospectus outside of the United States.

The information in this Prospectus is accurate only as of the date on the front cover of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this Prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this Prospectus, other than the information and representations contained in this Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriter have done anything that would permit this Offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this Offering and the distribution of this Prospectus.

References to “4Less Group, Inc.”, “FLES” the “Company”, “we”, “us” and “our” mean 4Less Group, Inc. and its consolidated subsidiary, Auto Parts4 Less, Inc., unless the context otherwise requires.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this Prospectus, including among others, the uncertainties associated with the ongoing COVID-19 pandemic, including, but not limited to uncertainties surrounding the duration of the pandemic, government orders and travel restrictions, and the effect on the global economy and consumer spending, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, opportunities, plans, objectives of management , competitive advantages, and expected market growth are forward-looking statements.

Our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the SEC.

Although the forward-looking statements contained in this registration statement and the Prospectus forming a part thereof are based upon what management believes to be reasonable assumptions and there is no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of the registration statement, this Prospectus or as of the date specified in the documents incorporated by reference therein or herein, as the case may be. The forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The forward-looking statements in this Prospectus represent our views as of the date of this Prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise, except as required by law.

Industry and Market Data

The registration statement and this Prospectus forming a part thereof, and the documents incorporated by reference herein or therein, as the case may be, contain estimates made, and other statistical data published, by independent parties and by us relating to market size and growth and other data about our industry.

This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are inherently subject to a high degree of uncertainty and actual events or circumstances may differ materially from events and circumstances reflected in this information. We caution you not to give undue weight to such projections, assumptions and estimates. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this Prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this Prospectus. Before you make an investment decision, you should read this entire Prospectus carefully, including the sections of this Prospectus entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and similar headings. You should also carefully read our financial statements, and the exhibits to the registration statement of which this Prospectus forms a part. This Prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

Business Overview

We currently operate three niche e-commerce websites through which we sell auto parts that are directly listed on these websites as well as across marketplace and social media sites, including through online marketplaces and social media platforms, such as Facebook, Instagram, YouTube and Google. These websites are:

●	LiftKits4LESS.com (which website is expressly not incorporated by reference into this Prospectus)
●	Bumpers4LESS.com (which website is expressly not incorporated by reference into this Prospectus)
●	TruckBedCovers4LESS.com (which website is expressly not incorporated by reference into this Prospectus)

We operate these websites as an e-commerce retailer and distributor of auto and truck parts, including exhaust systems, suspension systems, wheels, tires, stereo systems, truck bed covers, and shocks. The e-commerce auto equipment market is composed of two segments, the direct replacement referred to as the “OE” (Original Equipment) market, typically used for automobile repairs, and the after-market automobile parts market, typically for customization of vehicles. We deal exclusively in the aftermarket.

On August 26, 2021, we launched a beta test version of what we plan to be our flagship website, Autoparts4less.com (which website is expressly not incorporated by reference into this Prospectus). During this beta testing period we plan to make available and market products listed by numerous sellers with a plan to complete our present vision for autoparts4less.com and become fully operational by May 2022. Autoparts4less.com will be distinguished from our other three websites in that it will operate as a streamlined automotive marketplace, as opposed to an e-commerce retailer, with hundreds of sellers offering both aftermarket and Original Equipment Manufacturer (otherwise known as “OEM”) parts who will be solely responsible for shipping, refunds, and inquiries regarding parts.

We have not incorporated by reference into this Prospectus, or the registration statement to which this Prospectus forms a part, the information included on or linked from our websites listed above and you should not consider it to be part of this Prospectus or the registration statement.

Name Change Approval

On June 21, 2021, our Board of Directors (the “Board”) and the majority of our shareholders approved a name change to Auto Parts 4Less Group, Inc. The name change will be finalized upon completion of the notice requirements to non-voting/non-consenting shareholders, filing of an amendment to our Articles of Incorporation to reflect the new name, notice provided to Financial Industry Regulatory Authority, Inc. (FINRA) of the name change, and approval by FINRA of the name change.

Recent Developments

COVID-19

The global outbreak of COVID-19 has led to severe disruptions in general economic activities, as businesses and governments have taken broad actions to mitigate this public health crisis.. We are subject to risks associated with the COVID-19 pandemic which are contained in page 20 of this Prospectus, however, COVID-19 has not yet led to a significant disruption in our business. The COVID-19 pandemic is disrupting businesses and affecting production, supply, and sales across a range of industries, as well as causing volatility in the financial markets. The extent of the impact of the COVID-19 pandemic on our customer demand, sales and financial performance will depend on certain developments, including, among other things, the duration and spread of the outbreak of the virus and the variants and the impact on our customers and employees, all of which are uncertain and cannot be predicted.

The effects of the COVID-19 pandemic are rapidly evolving, and the ongoing impact and duration of the virus are unknown. Currently, the COVID-19 pandemic has not had a significant impact on our operations or financial performance; however, the ultimate extent of the impact of the COVID-19 pandemic on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, the corresponding variants, and its impact on our customers, supply chain problems, vendors and employees and its impact on our sales cycles as well as industry events, all of which are uncertain and cannot be predicted.

March 2020 Development Team is hired.

We hired Commerce Pundit, an international software development firm with offices in the U.S. and India to begin development of our multivendor auto parts marketplace, AutoParts4Less.com. (which website is expressly not incorporated by reference into this Prospectus).

PPP Loan

On May 2, 2020, we entered into a Paycheck Protection Promissory (PPP) Note Agreement (“PPP Note”) whereby the lender would advance proceeds of $209,447 at a fixed rate of 1% per annum and a May 2, 2022 maturity. The loan is repayable in monthly installments of $8,818 commencing September 2, 2021 and continuing on the second day of every month thereafter until the May 2, 2022 maturity date when any remaining principal and interest are due and payable. In our financial statements of July 31, 2021, the loan is classified as $104,198 current and $105,249 long-term. We used the proceeds of these loans for working capital and in a manner consistent with obtaining loan forgiveness.

On September 22, 2021, we received notification that the PPP Note in the amount of $209,447, including interest, was forgiven.

Launched beta test of autoparts4less.com

On August 26, 2021, we launched and are now operating a beta version of autoparts4less.com. (which website is expressly not incorporated by reference into this Prospectus).

Listing on the NASDAQ Capital Market

Our common stock is currently quoted on the OTCQB under the symbol “FLES.” In connection with this Offering, we intend to submit a NASDAQ application to have our common stock and Warrants listed in the NASDAQ Capital Market. If our listing application is approved, we will list our common stock and the Warrants on NASDAQ upon consummation of this offering, at which point our common stock will cease to be traded on the OTCQB. There are no assurances that that our listing application will be approved by NASDAQ for the NASDAQ listing of our common stock and Warrants.

This Offering will only be consummated if NASDAQ approves the listing of our common stock and Warrants. NASDAQ listing requirements include, among other things, a stock price threshold of $4.00 for a period of 30 days. As a result, prior to effectiveness, we intend to take the necessary steps to meet NASDAQ listing requirements, including but not limited to consummating a reverse split of our outstanding common stock and treasury stock as further discussed below. If NASDAQ does not provide official notice of issuance of the listing of our common stock and Warrants, we will not proceed with this Offering. There can be no assurance that our common stock and Warrants will be listed on NASDAQ.

Reverse Stock Split and Authorized Share Increase

Our Board of Directors and our stockholders have approved resolutions (i) authorizing a reverse stock split of the outstanding shares of our common stock in the range from 1.5-for-1 to 10-1, and providing authority to our Board of Directors to determine whether to effect a reverse stock split and, if so to select the ratio of the reverse stock split in their discretion, and (ii) to increase in the number of our authorized shares of common stock from 15,000,000 to 75,000,000. We anticipate filing a certificate of amendment to affect the reverse stock split and the authorized share increase with the Secretary of State of Nevada prior to the listing of our common stock and Warrants on Nasdaq, with such actions being effective on, or just before, the date our common stock is listed to the NASDAQ Capital Market. The reverse stock split is intended to allow us to meet the minimum share price requirement of the Nasdaq Capital Market.

As whether to effect a reverse stock split and, if so, the ratio for the reverse stock split has not yet been approved by the Board of Directors, the share and per share information in this prospectus do not reflect the reverse stock split of the authorized and outstanding common stock.

Corporate Information

Our principal offices are located at 105 West Mayflower, Las Vegas, Nevada 89030. Our corporate telephone number is (702) 267-6100.

Risk Factor Summary

The following is a summary of the more significant risks relating to our Company. A more detailed description of each of the risks can be found below in this Prospectus under the caption “Risk Factors.”

Risks Related to Our Business

●	Any significant disruption in service on our computer systems or caused by our third-party storage and system providers could damage our reputation and result in a loss of customers.

●	The extent to which the COVID-19 pandemic could disrupt or adversely impact our future business, financial condition and results of operations is highly uncertain and cannot be predicted.

●	There is substantial doubt as to whether we can continue as a going concern.

●	Our financial results will fluctuate in the future, which makes them difficult to predict.

●	Our costs may grow more quickly than our revenues, which may negatively affect our potential profitability.

●	We cannot assure you that we will effectively manage our growth.

●	The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

●	If we fail to acquire new customers, or fail to do so in a cost-effective manner, we may be unable to increase net revenue per active customer or continue to report profitable results of operations.

●	Our success depends in part on our ability to increase our net revenue per active customers; if we fail to increase customer loyalty and repeat purchasing as well as maintain high levels of customer engagement, our growth prospects and revenue will be materially adversely affected.

●	Uncertain acceptance and maintenance of our brand.

●	If we do not successfully optimize and operate our fulfillment network our business could be harmed.

●	Risks associated with the suppliers from whom our products are sourced could materially adversely affect our financial performance as well as our reputation and brand.

●	Our arrangements with most of our suppliers do not provide for the long-term availability of merchandise or the continuation of particular pricing practices, nor do they usually restrict such suppliers from selling products to other buyers.

●	We depend on our suppliers to perform certain services regarding the products that we offer.

●	Our business may be adversely affected if we are unable to provide our customers a cost-effective shopping platform that is able to respond and adapt to rapid changes in technology.

●	Significant merchandise returns could harm our business.

●	We may be subject to product liability claims if people or property is harmed by the products we sell.

●	We are subject to risks related to online payment methods.

●	If demand for our products slows, then our business may be materially adversely affected.

●	Our online auto parts market is highly competitive and we may be unable to compete effectively.

●	If we are unable to compete successfully against other businesses that sell the products that we sell, we could lose customers and our sales and profits may decline.

●	Consolidation among our competitors may negatively impact our business.

●	Our failure to protect our reputation could have a material adverse effect on our brand name and profitability.

●	Government regulation of the internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

●	Failure to comply with federal, state and international laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

●	We expect to incur substantial expenses to meet our reporting obligations as a public company.

●	Because the President of our wholly owned subsidiary has a controlling interest in our voting shares, he can exert significant control over our business and affairs.

●	There are potential conflicts of interest between the interests of common shareholders and the ownership interests of the holders of Series B.

●	We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders; we may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.

●	Our flagship website, Autoparts4less.com, is currently being beta tested, and our plan is for it to become fully operational by May 2022; should we experience errors or other problems in our development of the website, our costs will increase and our results of operations will be negatively impacted.

Risks Related to the Reverse Stock Split

●	We cannot assure you that the market price of our common stock will remain high enough for the reverse split to have the intended effect of complying with NASDAQ’s minimum bid price requirement; if we effect a reverse stock split, we cannot assure you that we will meet NASDAQ’s other minimum requirements or standards.

●	Even if the reverse stock split increases the market price of our common stock and we meet NASDAQ’s initial listing requirements, there can be no assurance that we will be able to comply with NASDAQ’s continued listing standards, a failure of which could result in a de-listing of our common stock and Warrants.

●	The reverse stock split may decrease the liquidity of the shares of our common stock.

●	Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

●	As a result of the timing of the reverse stock split, up listing to NASDAQ and pricing of this Offering, potential investors will not have an opportunity to check the actual post-split market price before confirming their purchases in this Offering.

●	Our reverse stock split may not result in a proportional increase in the per share price of our Common Stock.

Risks Relating to our NASDAQ Application

●	We cannot assure that the market price of our common stock will attain the $4.00 required price level for a 30 day period to list our common stock on NASDAQ (while still quoted on the OTCQB) or thereafter maintain the required $1.00 stock price thereafter on NASDAQ.

●	There is no assurance that our application to NASDAQ will be approved, including that we may be unable to comply with all of NASDAQ’s other initial listing requirements or standards.

●	There can be no assurance that we will be able to comply with NASDAQ’s continued listing standards, a failure of which could result in a de-listing of our common stock and Warrants.

Please see “Risk Factors” beginning on page 11 of this Prospectus for a more detailed discussion of these risks. Additional risks, beyond those summarized above or discussed under the caption “Risk Factors” or described elsewhere in this Prospectus may also materially and adversely impact our business, operations or financial results.

Summary of the Offering

Issuer:	The 4Less Group, Inc.

Securities offered by us:	_______________ Units, based on an assumed public offering price of $______ per Unit, which is based on the last reported sales price of our common stock of $______ on ____________, ____ each Unit consisting of one share of our common stock and one warrant to purchase one share of our common stock. Each common stock purchase warrant will have an exercise price of $______ per share (no less than 100% of the price of each Unit sold in the Offering), is exercisable immediately and will expire five (5) years from the date of issuance. The Units will not be certificated or issued in stand-alone form. The shares of our common stock and the Warrants comprising the Units must be purchased together in this Offering as Units (except with respect to any securities issued pursuant to the representative’s over-allotment option (if any)) and are immediately separable upon issuance and will be issued separately in this Offering.

Number of shares of common stock included in the Units offered by us:	____________ shares of common stock (or ____________ shares of common stock if the underwriters exercise their over-allotment option for shares in full).

Number of Warrants included in the Units offered by us:	Warrants to purchase up to ____________ shares of common stock (or Warrants to purchase ____________shares of common stock if the underwriters exercise their over-allotment option for Warrants in full).

Number of shares of common stock underlying the Warrants included in the Units offered by us:	__________ shares

Assumed public offering price:	$______ per Unit. The actual number of Units we will offer will be determined based on the actual public offering price.

Shares of common stock outstanding prior to the Offering (2):	____________ shares

Shares of common stock outstanding after the Offering (2):	____________ shares (assuming no exercise of the over-allotment option and that none of the Warrants issued in this Offering and none of the underwriter’s Warrants are exercised)

Over-allotment option:	We have granted a 45-day option to the representative of the underwriters to purchase up to____________ additional shares of common stock and/or ____________ additional Warrants, based on an assumed public offering price of $______ per Unit (having the same terms as the Warrants included in the Units in the Offering) from us in any combination thereof at a price per share of common stock equal to the public offering price per Unit minus $____ and a price per warrant of $____, respectively, in each case, less the underwriting discounts payable by us, solely to cover over-allotments, if any.

Use of proceeds:	We estimate that we will receive net proceeds of approximately $25,000,000 from our sale of Units in this Offering, before deducting underwriting discounts and estimated Offering expenses payable by us (assuming no exercise of the underwriter’s over-allotment option, the Warrants included in the Units or the representatives’ Warrants offered hereby). We intend to use the net proceeds of this Offering to provide funding for the following purposes (subject to the discretion of the Board: (a) debt payoff - $5,000,000; (b) advertising and website promotion - $10,000,000; and (c) working capital - $10,000,000. See “Use of Proceeds “at page 43 of this Prospectus.

Description of the Warrants:	The exercise price of the Warrants is $______ per share (no less than 100% of the assumed public offering price of one Unit). Each Warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the Warrants will be governed by a warrant agreement, dated as of the effective date of this Offering, between us and ClearTrust, LLC, as the warrant agent (the “Warrant Agent”). This Prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Our Securities That We Are Offering—Warrants” in this Prospectus.

Underwriter’s Warrants:	The registration statement of which this Prospectus forms a part also registers for sale warrants (the "Underwriter’s Warrants") to purchase up to ____________shares of our common stock (based on an assumed offering price of $______ per Unit, which is based on the last reported sales price of our common stock of $______ on ____________, 2022), to Maxim Group, LLC ("underwriter"), as a portion of the underwriting compensation payable to the underwriter in connection with this Offering. The Underwriter’s Warrants will be exercisable at any time, and from time to time, commencing six months after the closing of this Offering and will expire five years after such date, at an exercise price of $______ (110% of the public offering price of the Units). Please see “Underwriting-Underwriter’s Warrants” for a more detailed description of these Warrants.

Trading symbols and listing:	Our common stock is currently quoted on the OTCQB under the symbol “FLES.” Following our reverse stock split and our common stock trading for a period of 30 days at above $4.00, if ever, we will be submitting an application to NASDAQ for our common stock and Warrants to be listed on NASDAQ under the symbols “FLES” and “FLESW”, respectively, which will be subject to an official notice of issuance by NASDAQ. The approval of the listing of our common stock and the Warrants on NASDAQ is a condition of closing this offering. No assurance can be given that our listing application will be approved. NASDAQ listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet the NASDAQ requirements, including but not limited to a reverse split of our outstanding common stock

Reverse Stock Split:	Prior to the closing of this Offering and/or concurrently with the closing thereof, we will effect a reverse stock split of our outstanding shares of common stock by a ratio within the range of 1.5-to-1 through 10-to-1, inclusive, to be effective at the ratio and date to be determined by our Board. There reverse stock split was approved by our Board and our stockholders. All share and per share information in this prospectus do not reflect the proposed reverse stock split.

Conversion of Series C Preferred	Prior to the closing of this offering, we expect that our Series C preferred shareholders will, as a class, convert their Series C preferred shares into shares of common stock in accordance with the conversion provisions contained within the certificate of designation. The certificate of designation provides that, as a class, the Series C preferred shareholders, upon conversion, will own approximately 72.50% of the common stock of the Company.

Risk factors:	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” and the other information included and incorporated by reference into this Prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

Lock-up Agreements:	We and our directors, officers and certain principal shareholders have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the closing of this Offering. See “Underwriting—Lock-Up Agreements.”

Transfer Agent and Registrar; Warrant Agent:	The transfer agent and registrar for our common stock and the warrant agent for the Warrants is ClearTrust, LLC with its business address at 16540 Point Village Drive, Lutz, Florida 33558.

__________

(1)	The actual number of Units, shares of common stock, Warrants and Underwriter’s Warrants that we will offer and that will be outstanding after this Offering will be determined based on the actual public offering price and the reverse split ratio will be determined based in part on the price of our common stock on the OTCQB at the time of the determination.

(2)	Unless we indicate otherwise, the number of shares of our common stock outstanding is based on 3,441,485 shares of our Common Stock issued and outstanding, 20,000 shares of the Series B Preferred Stock issued and outstanding, 7,250 shares of the Series C Preferred Stock issued and outstanding, and 870 shares of the Series D Preferred Shares issued and outstanding.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data is derived from our condensed financial statements for the periods ended January 31, 2021, and October 31, 2021 (unaudited).

THE 4LESS GROUP, INC.

Condensed Consolidated Balance Sheets

	October 31, 2021	January 31, 2021
	Unaudited	(*)
Assets
Current Assets
Cash and Cash Equivalents	$350,299	$277,664
Share Subscriptions Receivable	2,301	100,000
Inventory	401,444	323,411
Prepaid Expenses	10,848	11,859
Other Current Assets	41,419	2,149
Total Current Assets	806,311	715,083
Operating Lease Assets	270,187	344,413
Deferred Offering Costs	282,000	—
Property and Equipment, net of accumulated depreciation of $109,468, and $88,823	234,338	80,027

Total Assets	$1,592,836	$1,139,523

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts Payable	$1,089,619	$869,765
Accrued Liabilities	646,964	1,382,839
Accrued Expenses – Related Party	46,173	106,173
Customer Deposits	220,776	188,385
Deferred Revenue	241,292	687,766
Short-Term Debt	3,132,568	716,142
Current Operating Lease Liability	103,874	90,286
Short-Term Convertible Debt, net of debt discount of $354,526 and $309,317	594,774	336,683
Derivative Liabilities	391,868	213,741
PPP Loan-current portion	—	43,294
Current Portion – Long-Term Debt	25,076	424,064
Total Current Liabilities	6,492,984	5,059,138

Non-Current Lease Liability	160,770	244,049
PPP Loan -long term portion	—	166,153
Long-Term Debt	125,286	890,373

Total Liabilities	6,779,040	6,359,713

Commitments and Contingencies	—	—
Redeemable Preferred Stock
Series D Preferred Stock, $0.001 par value, 870 shares authorized, 870 and 870 shares issued and outstanding	870,000	870,000

Stockholders’ Deficit
Preferred Stock – Series A, $0.001 par value, 330,000 shares authorized, 0 and 0 shares issued and outstanding	—	—
Preferred Stock – Series B, $0.001 par value, 20,000 shares authorized, 20,000 and 20,000 shares issued and outstanding	20	20
Preferred Stock – Series C, $0.001 par value, 7,250 shares authorized, 7,250 and 7,250 shares issued and outstanding	7	7
Common Stock, $0.000001 par value, 15,000,000 shares authorized, 3,410,235 and 1,427,163 shares issued, issuable and outstanding	3	1
Additional Paid In Capital	19,212,123	14,291,759
Accumulated Deficit	(25,268,357)	(20,381,977)
Total Stockholders’ Deficit	(6,056,204)	(6,090,190)

Total Liabilities and Stockholders’ Deficit	$1,592,836	$1,139,523

* Derived from audited information

THE 4LESS GROUP, INC.

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended October 31, 2021 and October 31, 2020

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31, 2021	October 31, 2020	October 31, 2021	October 31, 2020

Revenue	$3,114,062	$2,334,826	$9,429,519	$7,262,106

Cost of Revenue	2,274,564	1,861,130	6,975,126	5,291,026

Gross Profit	839,498	473,696	2,454,393	1,971,080

Operating Expenses:
Depreciation	12,479	6,299	35,930	18,897
Postage, Shipping and Freight	94,356	113,702	430,105	378,595
Marketing and Advertising	609,252	25,497	1,876,576	49,347
E Commerce Services, Commissions and Fees	434,832	222,425	1,160,569	641,692
Operating lease cost	30,478	23,279	91,437	91,437
Personnel Costs	319,256	330,184	1,078,449	829,788
PPP loan forgiveness	(209,447)	—	(209,447)	—
General and Administrative	1,569,721	263,619	2,682,866	598,484
Total Operating Expenses	2,860,927	985,005	7,146,485	2,608,240

Net Operating Income (Loss)	(2,021,429)	(511,309)	(4,692,092)	(637,160)

Other Income (Expense)
Gain (Loss) on Sale of Property and Equipment	—	—	20,345	464
Gain (Loss) on Derivatives	(76,444)	(939,873)	(88,551)	(507,674)
Gain on Settlement of Debt	41,249	2,845,742	1,004,615	5,018,388
Amortization of Debt Discount	(130,139)	(67,357)	(442,075)	(694,168)
Interest Expense	(379,811)	(227,130)	(688,622)	(497,917)
Total Other Income (Expense)	(545,145)	1,611,382	(194,288)	3,319,093

Net Income (Loss)	$(2,566,574)	$1,100,073	$(4,886,380)	$2,681,933

Basic Weighted Average Shares Outstanding;	3,198,658	1,067,074	2,572,772	797,126
Basic Income (Loss) per Share	$(0.80)	$1.03	$(1.90)	$3.36

Diluted Average Shares Outstanding;	3,198,658	5,268,957	2,572,772	4,999,009
Diluted Income (Loss) per Share	$(0.80)	$(0.13)	$(1.90)	$(0.13)

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Prospectus, before purchasing our securities. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

RISKS RELATED TO OUR BUSINESS

There is substantial doubt as to whether we can continue as a going concern.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern. As more fully explained in Note 2 to our financial statements for our fiscal year ending January 31, 2021, which includes management’s plans regarding this uncertainty, we had a negative working capital of $4,344,055 and an accumulated deficit of $20,381,977 and stockholders’ deficit of $6,090,190 as of and for the year ended January 31, 2021. Further, we had a negative working capital of $5,686,673 and an accumulated deficit of $25,268,357 for our quarter ending October 31, 2021. As of October 31, 2021 we only had cash and cash equivalents of $350,299 and approximately $1,836,000 of short-term debt in default. Therefore, there is substantial doubt about our ability to continue as a going concern as of January 31, 2021 and October 31, 2021.

Our financial results will fluctuate in the future, which makes them difficult to predict.

Our financial results may fluctuate in the future. Additionally, we have a limited operating history with the current scale of our business, which makes it difficult to forecast future results. As a result, you should not rely upon our past financial results as indicators of future performance. You should consider the risks and uncertainties frequently encountered by rapidly growing companies in evolving markets. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

●	The extent to which COVID-19 outbreak as well as the impact of the variants and the levels of vaccinations will impact business and the economy is highly uncertain and cannot be predicted and may add to the risks described below.

●	Our ability to maintain and grow our user base.

●	Our suppliers may suffer downturns or financial instability.

●	Development and introduction of new products by our competitors.

●	Increases in marketing, sales, service, and other operating expenses that we may incur to grow and expand our operations and to remain competitive.

●	Our ability to maintain gross margins and operating margins;

●	Changes affecting our suppliers and other third-party service providers;

●	Adverse litigation judgments, settlements, or other litigation-related costs; and

●	Changes in business or macroeconomic conditions including regulatory changes.

Any one or a combination of the above factors may have a negative impact on our results of operations and which could result in our never achieving profitability.

We cannot assure you that we will effectively manage our growth.

We intend to hire additional support personnel and programmers, offer new products from our suppliers, substantially increase our marketing and promotion campaign and launch new websites. The growth and expansion of our business create significant challenges for our management, operational, and financial resources, including managing multiple relationships and interactions with users, distributors, vendors, and other third parties. As we continue to grow and refine our information technology systems, internal management processes, internal controls and procedures and production processes may be inadequate to support our operations. To ensure success, we must continue to improve our operational, financial, and management processes and systems and to effectively expand, train, and manage our employee base. As we continue to grow, and implement more complex organizational and management structures, we may find it increasingly difficult to maintain the benefits of our corporate culture, including our current team’s efficiency and expertise, which could negatively affect our results of operations. Additionally, this expansion increases the complexity of our business and places significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. We may be unable to manage growth effectively, which could damage our reputation, limit our growth, and negatively affect our results of operations such that we may never achieve profitability.

Our costs may grow quicker than our revenues, which may negatively affect our potential profitability.

We expect our expenses to continue to increase in the future as we expand our product offerings and hire additional personnel. We expect to continue to incur increasing costs, in particular for working capital to purchase inventory and increase the size and scope of our marketing and promotion campaign and to improve our technological tools. Our expenses may be greater than we anticipate which would have a negative impact on our results of operations and our ability to invest in expansion of our business such that we may never achieve profitability.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

We depend on the continued services and performance of key members of our management team, including our Chief Executive Officer/Chief Financial Officer, Timothy Armes, and the president of our subsidiary, Auto Parts 4Less, Inc., Chris Davenport. If we cannot call upon our officers and/or key management personnel for any reason, our operations and development could be harmed. We do not carry key man life insurance. We have not yet developed a succession plan. Furthermore, as we grow, we will be required to hire and attract additional professionals in programming, accounting, legal, finance, marketing, customer services. We may be unable to locate or attract qualified individuals for such positions, which will affect our ability to grow and expand our business.

If we fail to acquire new customers, or fail to do so in a cost-effective manner, we may be unable to increase net revenue per active customer or continue to report profitable results of operations.

Our success depends on our ability to acquire new customers in a cost-effective manner. In order to expand our customer base, we must appeal to and acquire customers who have historically used other means of commerce to purchase the goods we provide and may prefer alternatives to our offerings, such as traditional brick and mortar retailers, the websites of our competitors or our suppliers’ own websites. We have primarily relied upon our organic growth and our advertising through Facebook. We cannot assure you that the net profit from new customers we acquire will ultimately exceed the cost of acquiring those customers. If we fail to deliver a quality shopping experience, or if consumers do not perceive that the products, we offer to be economically advantageous, of high value and quality, we may be unable to acquire new customers. If we are unable to acquire new customers who purchase products in numbers sufficient to grow our business, we be unable to generate the scale necessary to drive beneficial effects with our suppliers, our net revenue may decrease, and our business, financial condition and operating results may be materially adversely affected.

Our success depends in part on our ability to increase our net revenue per active customers; if we fail to increase customer loyalty and repeat purchasing as well as maintain high levels of customer engagement, our growth prospects and revenue will be materially adversely affected.

Our ability to grow our business also depends on our ability to retain our existing customer base and generate increased revenue and repeat purchases from this customer base and maintain high levels of customer engagement. To do this, we must continue to provide our customers and potential customers with a unified, convenient, efficient, and differentiated shopping experience. If we fail to increase net revenue per active customer, generate repeat purchases or maintain high levels of customer engagement and average order value, our growth prospects, operating results, and financial condition could be materially adversely affected.

Uncertain acceptance and maintenance of our brand.

We believe that the establishment and maintenance of our brand that the public identifies with us is critical to attracting and expanding our customer base. No assurance can be given that our branding efforts will be successful. Promotion of brand awareness among users will depend, among other things, on our success in our organic growth, our marketing efforts, and the usability of our websites, none of which can be assured.

If we do not successfully optimize and operate our fulfillment network our business could be harmed.

If we do not adequately predict customer demand or otherwise optimize and operate our fulfillment network successfully, it could result in excess or insufficient fulfillment, or result in increased costs, impairment charges, or both, and harm our business in other ways. As we continue to add fulfillment capability or add new businesses with different requirements, our fulfillment networks become increasingly complex and operating them becomes more challenging. There can be no assurance that we will be able to operate our networks effectively. In addition, a failure to optimize inventory in our fulfillment network may increase our shipping cost. Orders from several of our websites are fulfilled primarily from a single location, and we have only a limited ability to reroute orders to third parties for drop-shipping.

We rely on a limited number of shipping companies to deliver inventory to us and completed orders to our customers. If we are unable to negotiate acceptable terms with these companies or they experience performance problems or other difficulties, it could negatively impact our operating results and customer experience. In addition, our ability to receive inbound inventory efficiently and ship completed orders to customers also may be negatively affected by inclement weather, fire, flood, power loss, earthquakes, labor disputes, acts of war or terrorism, acts of God, and similar factors.

Third parties either drop-ship or otherwise fulfill an increasing portion of our customers’ orders, and we are increasingly reliant on the reliability, quality, and future procurement of their services. Under some of our commercial agreements, we maintain the inventory of other companies, thereby increasing the complexity of tracking inventory and operating our fulfillment network. Our failure to properly handle such inventory or the inability of these other companies to accurately forecast product demand would result in unexpected costs and other harm to our business and reputation.

We may face inventory risks.

We are exposed to inventory risks that may adversely affect our operating results as a result of seasonality, new product launches by manufacturers, rapid changes in product cycles and pricing, defective merchandise, changes in consumer demand and consumer spending patterns, changes in consumer tastes with respect to our products, and other factors. We endeavor to accurately predict these trends and avoid overstocking or understocking products we sell. Demand for products, however, can change significantly between the time inventory is ordered and the date of sale. In addition, when we begin selling a new product, it may be difficult to establish vendor relationships, determine appropriate product selection, and accurately forecast demand. The acquisition of certain types of inventory may require significant lead-time and prepayment and may not be returnable. We plan to carry a broad selection of inventory and we may be unable to sell products in sufficient quantities or during the relevant selling seasons. Any one of the inventory risk factors set forth above may adversely affect our operating results.

Risks associated with the suppliers from whom our products are sourced could materially adversely affect our financial performance as well as our reputation and brand.

We depend on our ability to provide our customers with a wide range of products from qualified suppliers in a timely and efficient manner. Political and economic instability, the financial stability of suppliers, suppliers’ ability to meet our standards, labor problems experienced by suppliers, the availability of raw materials, merchandise quality issues, currency exchange rates, transport availability and cost, transport security, inflation, and other factors relating to the suppliers are beyond our control.

Our arrangements with most of our suppliers do not provide for the long-term availability of merchandise or the continuation of particular pricing practices, nor do they usually restrict such suppliers from selling products to other buyers.

There can be no assurance that our current suppliers will continue to seek to sell us products on current terms or that we will be able to establish new or otherwise extend current supply relationships to ensure product acquisitions in a timely and efficient manner and on acceptable commercial terms. Our ability to develop and maintain relationships with reputable suppliers and offer high quality merchandise to our customers is critical to our success. If we are unable to develop and maintain relationships with suppliers that would allow us to offer a sufficient amount and variety of quality merchandise on acceptable commercial terms, our ability to satisfy our customers’ needs, and therefore our long-term growth prospects, would be materially adversely affected.

We depend on our suppliers to perform certain services regarding the products that we offer.

As part of offering our suppliers’ products for sale on our sites, they generally agree to conduct a number of traditional retail operations regarding their products, including maintaining inventory and preparing merchandise for shipment to our customers. We may be unable to ensure that these suppliers will continue to perform these services to our customers’ satisfaction in a manner that provides our customer with a unified brand experience or on commercially reasonable terms. If our customers become dissatisfied with the products and shipments provided by our suppliers, our business, reputation, and brands could suffer.

Our business may be adversely affected if we are unable to provide our customers a cost-effective shopping platform that is able to respond and adapt to rapid changes in technology.

The number of people who access the Internet through devices other than personal computers, including mobile phones, smartphones, handheld computers such as notebooks and tablets, video game consoles, and television set-top devices, has increased dramatically in the past few years. The smaller screen size, functionality, and memory associated with some alternative devices may make the use of our sites and purchasing our products more difficult. The versions of our sites developed for these devices may not be compelling to consumers. In addition, it is time consuming and costly to keep pace with rapidly changing and continuously evolving technology.

As new mobile devices and platforms are released, it is difficult to predict the problems we may encounter in developing applications for alternative devices and platforms, and we may need to devote significant resources to the creation, support, and maintenance of such applications. If we are unable to attract consumers to our websites through these devices or are slow to develop a version of our websites that is more compatible with alternative devices or a mobile application, we may fail to capture a significant share of consumers which could adversely affect our business.

Further, we continually upgrade existing technologies and business applications, and we may be required to implement new technologies or business applications in the future. The implementation of upgrades and changes requires significant investments. Our results of operations may be affected by the timing, effectiveness and costs associated with the successful implementation of any upgrades or changes to our systems and infrastructure. In the event that it is more difficult for our customers to buy products from us on their mobile devices, or if our customers choose not to buy products from us on their mobile devices or to use mobile products that do not offer access to our websites, our customer growth could be harmed and our business, financial condition and operating results may be materially adversely affected.

Significant merchandise returns could harm our business.

We allow our customers to return products, subject to our return policy. If merchandise returns are significant, our business, prospects, financial condition, and results of operations could be harmed. Many of our products are large and require special handling and delivery. From time to time our products are damaged in transit, which can increase return rates and harm our brand.

We may be subject to product liability claims if people or property are harmed by the products we sell.

Some of the products we sell may expose us to product liability claims relating to personal injury, death, or environmental or property damage, and may require product recalls or other actions. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. In addition, some of our agreements with our vendors and sellers do not indemnify us from product liability.

We are subject to risks related to online payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, and gift cards. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from consumers or facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We occasionally receive orders placed with fraudulent credit card data. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. If we are unable to detect or control credit card fraud, our liability for these transactions could harm our business, financial condition, and results of operations.

We could be harmed by data loss or other security breaches.

As a result of our services being web-based and the fact that we process, store, and transmit large amounts of data, including personal information, for our customers, failure to prevent or mitigate data loss or other security breaches could expose us or our customers to a risk of loss or misuse of such information, adversely affect our operating results, result in litigation or potential liability for us, and otherwise harm our business. We use third party technology and systems for a variety of reasons, including, without limitation, encryption and authentication technology, employee email, content delivery to customers, back-office support, and other functions. Although we have developed systems and processes that are designed to protect customer information and prevent data loss and other security breaches, including systems and processes designed to reduce the impact of a security breach, such measures cannot provide absolute security.

Climate changes may indirectly impact our business.

Climate changes such as severe weather, temperature fluctuations, water shortages may negatively impact the production of our auto parts products as well as supply chains for our products. Additionally, climate change related regulations may increase the costs of doing business, which may increase the costs to consumers of our products, which may negatively impact our revenues and potential profitability.

We face risks related to system interruption and lack of redundancy.

We may experience occasional system interruptions and delays that make our websites and services unavailable or slow to respond and prevent us from efficiently fulfilling orders which may reduce our net sales and the attractiveness of our products. If we are unable to continually add software and hardware, effectively upgrade our systems and network infrastructure, and take other steps to improve the efficiency of our systems, it could cause system interruptions or delays and adversely affect our operating results.

Our computer and communications systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, earthquakes, acts of war or terrorism, acts of God, computer viruses, physical or electronic break-ins, and similar events or disruptions. Any of these events could cause system interruption, delays, and loss of critical data, and could prevent us from accepting and fulfilling customer orders which could make our products less attractive and subject us to liability. Our systems are not fully redundant, and our disaster recovery planning may not be sufficient. In addition, we may have inadequate insurance coverage to compensate for any related losses. Any of these events could damage our reputation and be expensive to remedy.

Our flagship website under development and currently being beta tested, Autoparts4less.com, may be subject to errors or developmental difficulties, which would increase our costs and negatively impact our results of operations.

Our flagship website, Autoparts4Less.com, is currently being beta tested, and we plan to complete the new website by May 2022, which may be subject to technical or other operational difficulties due to coding errors, underestimation of the time and resources commitment involved in website development, failure to integrate with third party systems, and cross platform compatibility. Should any of these risks materially affect development of our flagship website, our costs will increase and negatively impact our results of operations.

Legislation or other changes in U.S. tax law could adversely affect our business and financial condition.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect us or holders of our common stock. In recent years, many changes have been made to applicable tax laws and changes are likely to continue to occur in the future.

For example, the Tax Cuts and Jobs Act, or the TCJA, was enacted in 2017 and made significant changes to corporate taxation, including the reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, the limitation of the tax deduction for net interest expense to 30% of adjusted taxable income (except for certain small businesses), the limitation of the deduction for net operating losses from taxable years beginning after December 31, 2017 to 80% of current year taxable income and the elimination of net operating loss carrybacks generated in taxable years ending after December 31, 2017 (though any such net operating losses may be carried forward indefinitely) and the modification or repeal of many business deductions and credits. In addition, on March 27, 2020, the “Coronavirus Aid, Relief, and Economic Security Act” or the CARES Act, which included certain changes in tax law intended to stimulate the U.S. economy in light of the COVID-19 public health emergency, including temporary beneficial changes to the treatment of net operating losses, interest deductibility limitations and payroll tax matters. On April 21, 2020, the Paycheck Protection Program and Health Care Enhancement Act was enacted that increased funding to the Paycheck Protection Program and also provide more funding for hospitals and testing for COVID-19. In addition, new legislation enacted by the current administration, called the “American Rescue Plan”, included economic stimulus provisions, State and local recovery funds, capital project funds, and other financial incentives. All these pieces of legislation may have an impact on our business, financial condition, and results of operations, in their implementation and as well as when they expire, although it is too soon to quantify the effect.

It cannot be predicted whether, when, in what form or with what effective dates new tax or stimulus laws may be enacted, or regulations and rulings may be enacted, promulgated or issued under existing or new tax laws, which could result in an increase in our or our shareholders’ tax liability or require changes in the manner in which we operate in order to minimize or mitigate any adverse effects of changes in tax law or in the interpretation thereof.

If demand for our products slows, then our business may be materially adversely affected.

Demand for the products we sell may be affected by a number of factors we cannot control, including:

●	Number of older vehicles in service since vehicles seven years old or older are generally no longer under the original vehicle manufacturers’ warranties and tend to need more maintenance and repair than newer vehicles.

●	Rising energy prices. Increases in energy prices may cause our customers to defer purchases of certain of our products as they use a higher percentage of their income to pay for gasoline and other energy costs and may drive their vehicles less, resulting in less wear and tear and lower demand for repairs and maintenance.

●	Periods of declining economic conditions, consumers may reduce their discretionary spending by deferring vehicle maintenance or repair or affect our customers’ ability to obtain credit.

●	Milder weather conditions may lower the failure rates of automotive parts, while extended periods of rain and winter precipitation may cause our customers to defer maintenance and repair on their vehicles. Extremely hot or cold conditions may enhance demand for our products due to increased failure rates of our customers’ automotive parts.

●	Advances in automotive technology, such as electric vehicles, and parts design can result in cars needing maintenance less frequently and parts lasting longer.

●	Number of miles vehicles are driven annually (higher vehicle mileage increases the need for maintenance and repair and mileage levels may be affected by gas prices, ride sharing and other factors).

●	Quality of the vehicles manufactured by the original vehicle manufacturers and the length of the warranties or maintenance offered on new vehicles.

●	Restrictions on access to telematics and diagnostic tools and repair information imposed by the original vehicle manufacturers or by governmental regulation (these restrictions may cause vehicle owners to rely on dealers to perform maintenance and repairs).

These factors could result in a decline in the demand for our products, which could adversely affect our business and overall financial condition.

If we are unable to compete successfully against other businesses that sell the products that we sell, we could lose customers and our sales and profits may decline.

The sale of automotive parts, accessories and maintenance items is highly competitive, and sales volumes are dependent on many factors, including name recognition, product availability, customer service, store location and price. Our competitors include national, regional, and local auto parts chains, independently owned parts stores, online automotive parts stores or marketplaces, wholesale distributors, auto dealers and other retailers that sell aftermarket vehicle parts and supplies, chemicals, accessories, tools, and maintenance parts. Our competitors may gain competitive advantages, such as greater financial and marketing resources allowing them to sell automotive products at lower prices, larger stores with more merchandise, longer operating histories, more frequent customer visits and more effective advertising. Online and multi-channel retailers often focus on delivery services, offering customers faster, guaranteed delivery times and low-price or free shipping. Online businesses have lower operating costs than we do. Many of our competitors are able to compete more effectively in the commercial market on the basis of customer service, merchandise quality, selection and availability, price, product warranty, distribution locations and the strength of their brand name, trademarks and service marks, some automotive aftermarket participants have been in business for substantially longer periods of time than we have, and as a result have developed long-term customer relationships and have large available inventories. If we are unable to profitably develop new commercial customers, our sales growth may be limited.

Consolidation among our competitors may negatively impact our business.

Historically some of our competitors have merged. Consolidation among our competitors could enhance their market share and financial position, provide them with the ability to achieve better purchasing terms and provide more competitive prices to customers for whom we compete, and allow them to utilize merger synergies and cost savings to increase advertising and marketing budgets to more effectively compete for customers. Consolidation by our competitors could also increase their access to local market parts assortment. These consolidated competitors could take sales volume away from us in certain markets, could achieve greater market penetration, could cause us to change our pricing with a negative impact on our margins or could cause us to spend more money to maintain customers or seek new customers, all of which could negatively impact our business.

Our failure to protect our reputation could have a material adverse effect on our brand name and profitability.

The value in our brand name and its continued effectiveness in driving our sales growth are dependent to a significant degree on our ability to maintain our reputation for safety, high product quality, friendliness, service, trustworthy advice, integrity, and business ethics. Any negative publicity about these areas could damage our reputation and may result in reduced demand for our merchandise. The increasing use of technology also poses a risk as customers are able to quickly compare products and prices and use social media to provide feedback in a manner that is rapidly and broadly dispersed. Our reputation could be impacted if customers have a bad experience and share it over social media.

Failure to comply with ethical, social, product, labor, environmental and anti-corruption standards could also jeopardize our reputation and potentially lead to various adverse actions by consumer or environmental groups, employees, or regulatory bodies.

Failure to comply with applicable laws and regulations, to maintain an effective system of internal controls or to provide accurate and timely financial statement information could also hurt our reputation. If we fail to comply with existing or future laws or regulations, we may be subject to governmental or judicial fines or sanctions, while incurring substantial legal fees and costs. In addition, our capital and operating expenses could increase due to implementation of and compliance with existing and future laws and regulations or remediation measures that may be required if we are found to be noncompliant with any existing or future laws or regulations. The inability to pass through any increased expenses through higher prices would have an adverse effect on our results of operations.

Damage to our reputation or loss of consumer confidence for any of these or other reasons could have a material adverse effect on our results of operations and financial condition, as well as require additional resources to rebuild our reputation.

Our business, financial condition, results of operations and cash flows may be affected by litigation.

We may become involved in lawsuits, regulatory investigations, governmental and other legal procedures, arising out of the ordinary course of business. Legal action may be material and may adversely affect our business, results of operations, financial condition, and cash flows.

Government regulation of the internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the internet and e-commerce. Existing and future regulations and laws could impede the growth of the Internet, e-commerce, or mobile commerce. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection, Internet neutrality and gift cards. It is not clear how existing laws governing issues such as property ownership, sales and other taxes and consumer privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet or e-commerce, may be interpreted, and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot be sure that our practices have complied, comply, or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, decrease the use of our sites by consumers and suppliers and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations. In addition, it is possible that governments of one or more countries may seek to censor content available on our sites or may even attempt to completely block access to our sites. Adverse legal or regulatory developments could substantially harm our business. In particular, in the event that we are restricted, in whole or in part, from operating in one or more countries, our ability to retain or increase our customer base may be adversely affected, and we may not be able to maintain or grow our net revenue and expand our business as anticipated.

Failure to comply with federal, state and international laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

A variety of federal, state, and international laws and regulations govern the collection, use, retention, sharing, export, and security of consumer data. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. These requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. As a result, our practices may not have complied or may not comply in the future with all such laws, regulations, requirements, and obligations. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any federal, state or international privacy or consumer protection related laws, regulations, industry self-regulatory principles, industry standards or codes of conduct, regulatory guidance, orders to which we may be subject or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand and business, and may result in claims, proceedings or actions against us by governmental entities or others or other liabilities or require us to change our operations and/or cease using certain data sets. Any such claim, proceeding or action could hurt our reputation, brand and business, force us to incur significant expenses in defense of such proceedings, distract our management, increase our costs of doing business, result in a loss of customers and suppliers and may result in the imposition of monetary penalties. We may also be contractually required to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any laws, regulations or other legal obligations relating to privacy or consumer protection or any inadvertent or unauthorized use or disclosure of data that we store or handle as part of operating our business.

Federal, state, and international governmental authorities continue to evaluate the privacy implications inherent in the use of third-party “cookies” and other methods of online tracking for behavioral advertising and other purposes. U.S. and foreign governments have enacted, have considered or are considering legislation or regulations that could significantly restrict the ability of companies and individuals to engage in these activities, such as by regulating the level of consumer notice and consent required before a company can employ cookies or other electronic tracking tools or the use of data gathered with such tools. Additionally, some providers of consumer devices and web browsers have implemented, or announced plans to implement, means to make it easier for Internet users to prevent the placement of cookies or to block other tracking technologies, which could if widely adopted result in the use of third-party cookies and other methods of online tracking becoming significantly less effective. The regulation of the use of these cookies and other current online tracking and advertising practices or a loss in our ability to make effective use of services that employ such technologies could increase our costs of operations and limit our ability to acquire new customers on cost-effective terms and consequently, materially adversely affect our business, financial condition and operating results.

In addition, various federal, state, and foreign legislative and regulatory bodies, or self-regulatory organizations, may expand current laws or regulations, enact new laws or regulations or issue revised rules or guidance regarding privacy, data protection and consumer protection. Any such changes may force us to incur substantial costs or require us to change our business practices. This could compromise our ability to pursue our growth strategy effectively and may adversely affect our ability to acquire customers or otherwise harm our business, financial condition, and operating results.

A privacy breach could damage our reputation and our relationship with our customers, expose us to litigation risk and adversely affect our business.

As part of our normal course of business, we collect, process, and retain sensitive and confidential customer information. Despite security measures we have in place, our facilities and systems may be vulnerable to security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming and/or human errors, or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of confidential information could severely damage our reputation and our relationships with our customers, expose us to risks of litigation and liability and adversely affect our business.

Our Articles of Incorporation exculpates our officers and directors from certain liability to us or our stockholders.

Our Articles of Incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud, or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to us.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Business disruptions could affect our operating results.

A significant portion of our development activities and certain other critical business operations are concentrated in a few geographic areas. A major earthquake, fire or other catastrophic event that results in the destruction or disruption of any of our critical facilities could severely affect our ability to conduct normal business operations and, as a result, our future financial results could be materially and adversely affected.

We expect to incur substantial expenses to meet our reporting obligations as a public company.

We estimate that it will cost a minimum of $250,000 annually to maintain the current level of management and financial controls for our filings required as a public reporting company, funds that would otherwise be spent for our business operations. Our public reporting costs may increase over time, which will increase our expenses and may decrease our potential profitability.

Because the President of our wholly owned subsidiary has a controlling interest in our voting shares, he can exert significant control over our business and affairs.

The President of our wholly owned subsidiary, Auto Parts 4 Less, Inc. Christopher Davenport, beneficially owns a controlling interest of our outstanding common stock, specifically 17,100 Series B Preferred Shares providing Christopher Davenport with controlling voting rights of 57% of our outstanding common stock shares. As a result, the President of our wholly owned subsidiary will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

●	to elect or defeat the election of our directors.
●	to amend or prevent amendment of our certificate of incorporation or by-laws.
●	to effect or prevent a merger, sale of assets or other corporate transaction.
●	to control the outcome of any other matter submitted to our stockholders for a vote.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

There are potential conflicts of interest between the interests of common shareholders and the ownership interests of the holders of Series B and C preferred stock.

The certificates of designation of our Series B and C preferred stock contain provisions which provide for super voting rights and conversion rights for the holders of those preferred shares. The result of this is that those holders are not affected by events or transactions which dilute common shareholders until such time as they convert their preferred shares to common shares. In the past, we have issued what are commonly referred to as “toxic” convertible securities. The effect of these issuances resulted in substantial dilution over the past few years to common shareholders. These have had no effect on voting rights or conversion rights of the Series B and C preferred stockholders. Accordingly, there are potential and actual conflicts of interests between the interests of the Series B and C preferred shareholders interests and the interests of our common shareholders. In future periods, if we are unable to maintain profitability of our operations, common shareholders could again become subject to these types of dilution events and transactions.

We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders; we may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.

We expect to incur additional costs associated with operating as a public company, as disclosed above, and to require substantial additional funding to continue to pursue our business and our expansion plans. We may also encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we expect that we will need to obtain substantial additional funding in order to continue our operations.

We have estimated that we will require approximately $4,000,000 to fully carry out our business plan for the next twelve months. At present, absent additional financing, we estimate that we have sufficient cash and anticipated revenue to fully carry out our business plan for three months, after which we may need to scale back our business plan. There is no assurance that actual cash requirements will not exceed our estimates. We will require additional financing to finance working capital and pay for operating expenses and capital requirements until we achieve a positive cash flow.

Our ability to generate positive cash flow will be dependent upon our ability to generate sufficient revenues from our new business plan and raise significant additional financing. If we are unable to obtain such financing, we will not be able to fully develop our business. Specifically, we will need to raise additional funds to:

●	support our planned growth and carry out our business plan
●	hire top quality personnel for all areas of our business; and
●	address competing market developments

To date, we have financed our operations entirely through equity investments by related parties and other investors and the incurrence of debt. We expect to continue to do so in the foreseeable future. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it will result in dilution to our existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we will likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce, or eliminate development of new programs or future marketing efforts. Any of these events could significantly harm our business, financial condition, and prospects.

We may have difficulty obtaining officer and director coverage or obtaining such coverage on favorable terms or financially be unable to obtain any such coverage, which may make it difficult for our attracting and retaining qualified members of our Boards, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage or financially be unable to obtain such coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be harmed, and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.

We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future, and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. Our internal control over financial reporting presently are not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

These and other new or changed laws, rules, regulations, and standards are, or will be, subject to varying interpretations in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, compliance with new and existing laws, rules, regulations, and standards may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Members of our Board and our principal executive officer and principal financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. We continually evaluate and monitor regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

Public disclosure requirements and compliance with changing regulation of corporate governance pose challenges for our management team and result in additional expenses and costs which may reduce the focus of management and the profitability of our company.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

COVID-19 RELATED RISKS

THE OUTBREAK OF COVID-19 HAS RESULTED IN A WIDESPREAD HEALTH CRISIS THAT COULD ADVERSELY AFFECT THE ECONOMIES AND FINANCIAL MARKETS WORLDWIDE AND COULD EXPONENTIALLY INCREASE THE RISK FACTORS DESCRIBED HEREIN

The outbreak of the coronavirus may negatively impact sourcing and manufacturing of the products that we sell as well as consumer spending, which could adversely affect our business, results of operations and financial condition.

The global outbreak of COVID-19 has led to severe disruptions in general economic activities, as businesses and governments have taken broad actions to mitigate this public health crisis..” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and could adversely affect our business, results of operations and financial condition.

The recent emergence and uncertainty arising from the COVID 19 omicron variant may cause market uncertainty and reduced demand for our products and negatively impact our share price.

On November 29, 2021, the World Health Organization announced that the omicron variant is likely to spread and creates a global risk. The supply chains for and delivery of our products could be disrupted as a result of the occurrence of cases, hospitalizations, and deaths resulting from the omicron variant and could adversely affect our business, results of operations and financial condition. Future outbreaks of new strains of COVID-19 may not respond to existing treatments including vaccinations and the rapid spread of the omicron and future new variants make it difficult to predict the impact of COVID-19 on our operations. Because of the uncertainty and impact of the omicron variant, investors may not want to purchase our common stock and the demand for our shares and our stock price could be negatively impacted.

The COVID-19 Pandemic poses threats to manufacturing capacity and temporary disruption of operations.

The ability of our industry to ramp up production to meet demand, and how long the pandemic lasts, will have a direct impact on the amount of inventory remaining in distribution channels once the pandemic subsides. This factor, coupled with the possibility of economic recession or runaway inflation, could have a deleterious impact on sales for a significant period that could negatively impact our revenues and our third-party manufacturing efficiencies. Our ability to increase market penetration is predicated upon our continued ability to sub-manufacturer at a sufficient capacity; however, there can be no guarantees that our manufacturing will not be negatively impacted by the pandemic or government responses to it. Additionally, there is a risk that government responses to thwart the spread of the virus, in the form of local or regional quarantine or shelter-in-place orders, could require temporary curtailment of manufacturing operations of our manufacturers, or prevent the export of our products from the country of origin. In such cases, our inability to deliver product would negatively impact sales.

The global impact of COVID-19 and actions taken to reduce its spread continues to rapidly evolve and we will continue to monitor the situation and the effects on our business and operations closely. We do not yet know the full extent of potential impacts on our business or operations or on the global economy as a whole, particularly if the COVID-19 pandemic continues and persists for an extended period of time. The length of time it may take for global vaccine distribution and more normal economic and operating conditions to resume remains uncertain and the economic recovery period could continue for a prolonged period even after the health risks of the pandemic subside.  Given the uncertainty, we cannot reasonably estimate the impact on our future results of operations, cash flows or financial condition. To the extent the ongoing COVID-19 pandemic adversely affects our business and results of operations, it may also have the effect of heightening many of the other risks and uncertainties described in this “Risk Factors” section of this Prospectus.

The economic conditions arising from the pandemic have resulted in an economy that is volatile and unpredictable. Some companies are experiencing reduced revenues and issues with supply chains, and in turn, as a consequence of limited cash flow, are not prepared to purchase our products. COVID-19 has led to some of our customers and potential customers being stricken with the virus causing them to not be able to work for many weeks and therefore causing delays for us in our marketing decisions. This outbreak could decrease spending, adversely affect demand for our products, and harm our business and results of operations. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak or the timing and the degree to which economic recovery will be realized post-pandemic and, consequently, its effects on our business or results of operations, financial condition, or liquidity, at this time. We cannot anticipate the effect that the impairments caused by the COVID-19 pandemic or the degree to which the economy rebounds or the consequential inflation and supply chain shortages will have post-pandemic will have on the 2022 results, or the effectiveness and distributions of recently announced vaccines, changes to mask mandate policies, and impact of other possible future variants. We will continue to evaluate the nature and extent of COVID-19’s impact to our business, consolidated results of operations, financial condition and liquidity, and our results presented herein are not necessarily indicative of the results to be expected for future years.

A terrorism attack, other geopolitical crisis, or widespread outbreak of an illness or other health issue, such as the current Coronavirus outbreak, could negatively impact our operations.

Our operations are susceptible to global events, including acts or threats of war or terrorism, international conflicts, political instability, Pandemics, and natural disasters. The occurrence of any of these events could have an adverse effect on our business results and financial condition.

We are susceptible to a widespread outbreak of an illness or other health issue, such as the Coronavirus (also referred to herein as “Covid 19”) outbreak first reported in Wuhan, Hubei Province, China in December 2019, resulting in millions of confirmed cases identified around the world and in countries in which we conduct business, including the United States. The outbreak has caused governments to implement quarantines, implement significant restrictions on travel, closed schools, and workplaces, and implement work restrictions, all of which can impair normal business operations. Globally air travel has been significantly interrupted as has air freight, ocean freight, and even truck deliveries.

As a result of pandemic outbreaks, businesses have been shut down, supply chains have been interrupted, slowed, or rendered inoperable, and individuals can become ill, quarantined, or otherwise unable to work and/or travel due to health reasons or governmental restrictions. Governmental mandates have required forced shutdowns of our facilities for extended or indefinite periods and, if there is a “fourth” wave of COVID-19, may occur again. In addition, these widespread outbreaks of illness could adversely affect our workforce resulting in serious health issues and absenteeism. Pandemic outbreaks and slow recovery could also interfere with general commercial activity related to our supply chain and customer base, which could have an adverse effect on our financial condition and operational results.

RISKS RELATED TO OUR SECURITIES

An investment in our shares is highly speculative.

The shares of our common stock are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the risk factors contained herein relating to our business and prospects. If any of the risks presented herein actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Any substantial sales of our common stock pursuant to Rule 144 may have a material adverse effect on the market price of our common stock.

Our annual and quarterly results may fluctuate, which may cause substantial fluctuations in our common stock price.

Our annual and quarterly operating results may in the future fluctuate significantly depending on factors including the timing of purchase orders, new product releases by us and other companies, gain or loss of significant customers, price discounting of our product, the timing of expenditures, product delivery requirements and economic conditions. Revenues related to our product are required to be recognized upon satisfaction of all applicable revenue recognition criteria. The recognition of revenues from our product is dependent on several factors, including, but not limited to, the terms of any license agreement and the timing of implementation of our products by our customers.

Any unfavorable change in these or other factors could have a material adverse effect on our operating results for a particular quarter or year, which may cause downward pressure on our common stock price. We expect quarterly and annual fluctuations to continue for the foreseeable future.

We have never paid cash dividends and do not anticipate doing so in the foreseeable future.

We have never declared or paid cash dividends on our common shares. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our Boards.

The Nevada Revised Statute contains provisions that could discourage, delay, or prevent a change in our control, prevent attempts to replace or remove current management and reduce the market price of our stock.

We are subject to the anti-takeover provisions of the Nevada Revised Statutes (“NRS”). Depending on the number of residents in the state of Nevada who own our shares, we could be subject to the provisions of Sections 78.378 et seq. of the Nevada Revised Statutes which, unless otherwise provided in our articles of incorporation or by-laws, restricts the ability of an acquiring person to obtain a controlling interest of 20% or more of our voting shares. Our articles of incorporation and by-laws do not contain any provision which would currently keep the change of control restrictions of Section 78.378 from applying to us.

We are subject to the provisions of Sections 78.411 et seq. of the Nevada Revised Statutes. In general, this statute prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the combination or the transaction by which the person became an interested stockholder is approved by the corporation’s Board before the person becomes an interested stockholder. After the expiration of the three-year period, the corporation may engage in a combination with an interested stockholder under certain circumstances, including if the combination is approved by the Board and/or stockholders in a prescribed manner, or if specified requirements are met regarding consideration. The term “combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 10% or more of the corporation’s voting stock. A Nevada corporation may “opt out” from the application of NRS Section 78.411 et seq. through a provision in its articles of incorporation or by-laws. We have not “opted out” from the application of this section.

Our Articles of Incorporation exculpates our officers and directors from certain liability to us or our stockholders.

Our Articles of Incorporation contain a provision that no director or officer will be personally liable to us or our stockholders for damages regarding breaches of fiduciary duty. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to us. . The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. Additionally, these provisions and resultant costs may also discourage our bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers, even though such actions, if successful, might otherwise benefit us and our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Litigation may adversely affect our business, financial condition, and results of operations

From time to time in the normal course of its business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our s operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may be unavailable at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of the insurance coverage for any claims could have a material adverse effect on our business, results of operations, and financial condition.

Our bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our bylaws, provide that we shall indemnify our officers and directors for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on our behalf to the full extent allowed by the laws of the State of Nevada, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Thus, we may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts. Such an indemnification payment might deplete our assets. Stockholders who have questions respecting the fiduciary obligations of our officers and directors should consult with independent legal counsel.

It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our common stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our common stock could be negatively affected.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

We have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may be unable to accurately report our financial results or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we maintain internal control over financial reporting that meets applicable standards. We may err in the design or operation of our controls, and all internal control systems, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because there are inherent limitations in all control systems, there can be no assurance that all control issues have been or will be detected.

In prior periods we identified certain material weaknesses in our internal controls. Specifically, we did not maintain effective controls over the control environment. Our weaknesses related to a lack of a sufficient number of personnel with appropriate training and experience in accounting principles generally accepted in the United States of America. Furthermore, we have not developed and effectively communicated to our employees the accounting policies and procedures necessary to maintain effective controls over the control environment and lack staffing in accounting and finance operations.

If we are unable, or are perceived as unable, to produce reliable financial reports due to internal control deficiencies, investors could lose confidence in our reported financial information and operating results, which could result in a negative market reaction and a decrease in our stock price.

We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We currently do not expect to declare any dividends on our common stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, to support our operations and to finance the growth and development of our business. Any determination to declare or pay dividends in the future will be at the discretion of our Board, subject to applicable laws and dependent upon a number of factors, including our earnings, capital requirements and overall financial conditions. Accordingly, your only opportunity to achieve a return on your investment in our common stock may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock.

The President of our subsidiary, Chris Davenport, owns 6,075 Preferred C Shares that are convertible into 7,589,249 shares or 60.75% of our outstanding common stock shares and has the ability to control corporate and stockholder matters, providing him with the ability to control or influence stockholder decisions.

Should the President of our subsidiary, Chris Davenport, convert his 6,075 Preferred C shares, he will own 7,589,249 common stock shares providing him with 60.75% of our outstanding shares. Chris Davenport’s ownership of a majority of our common stock outstanding would give him control over a majority of our outstanding voting power, enabling him to control corporate and stockholder matters, including funding employee equity incentive programs, electing directors, and determining the outcome of all matters submitted to a vote of our stockholders.

Should the President of our subsidiary, Chris Davenport, convert his 6,075 Preferred C Shares into 7,589,249 shares, there will be material dilution to shareholders interests.

The conversion of Chris Davenport’s 6,075 Preferred C shares into 7,589,249 common stock shares will cause material dilution to shareholder interests.

RISKS RELATED TO THE REVERSE STOCK SPLIT

Even if FINRA approves a reverse stock split of our common stock at a ratio that currently achieves the requisite increase in the market price of our common stock for listing of our common stock on NASDAQ, we cannot assure you that the market price of our common stock will remain high enough for such reverse split to have the intended effect of complying with NASDAQ’s minimum bid price requirement; if we effect a reverse stock split, we cannot assure you that we will meet NASDAQ’s minimum requirements or standards.

In order to be listed on NASDAQ, we must meet certain rules relating to our stock price which at current levels we do not meet and as a result we anticipate affecting a reverse stock split, at a ratio of 1.5: 1 through 10:1 to meet the minimum price requirement. Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum price of NASDAQ, there can be no assurance that (i) the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement, or (ii) if we effect a reverse stock split, we will meet NASDAQ’s minimum requirements or standards.

It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain the NASDAQ’s minimum bid price requirement.

If we are unable to satisfy these requirements or standards, we be unable to meet NASDAQ’s initial listing standards. We can provide no assurance that any such action taken by us would allow our common stock to be listed, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

Even if the reverse stock split increases the market price of our common stock and we meet NASDAQ’s initial listing requirements, there can be no assurance that we will be able to comply with NASDAQ’s continued listing standards, a failure of which could result in a de-listing of our common stock.

In conjunction with this Offering, our common stock and Warrants have been approved for listing on NASDAQ, subject to official notice of issuance. Prior to the consummation of this Offering, our common stock was quoted on OTCQB. There is no assurance that our common stock or Warrants will be listed on NASDAQ or be able to continue to comply with the applicable NASDAQ listing standards. Should our common stock be listed on NASDAQ, in order to maintain that listing, NASDAQ requires that the trading price of a company’s listed stock on NASDAQ remain above one dollar in order for such stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from NASDAQ, together with any related warrants listed on NASDAQ.

In addition, to maintain a listing on NASDAQ, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and Warrants and would impair your ability to sell or purchase our common stock and Warrants when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock and/or warrants to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares of common stock and greater difficulty affecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

As a result of the timing of the reverse stock split, up list to NASDAQ and pricing of this Offering, potential investors will not have an opportunity to check the actual post-split market price before confirming their purchases in this Offering.

We plan to file an amendment to our articles of incorporation, as amended, to effect the reverse stock split following the SEC declaring the registration statement of which this Prospectus forms a part, effective and prior to closing of this Offering. Because such reverse stock split will occur following the SEC declaring such registration statement effective and concurrently with the pricing of this Offering, potential investors will be unable to check the actual post-split market price of our common stock on NASDAQ before confirming purchases in the Offering.

Our reverse stock split may not result in a proportional increase in the per share price of our common stock.

We plan to affect a 1.5: 1 through 10:1 reverse stock split of our common stock subject to FINRA approval, with the primary intent of increasing the price of our common stock in order to gain compliance with the NASDAQ bid price requirement. The effect of the reverse stock split on the market price for our common stock cannot be accurately predicted. In particular, we cannot assure you that the proportionate increase in the prices of our common stock immediately after the reverse stock split from the prices for shares of our common stock immediately before the reverse stock split will be maintained for us to regain compliance with the NASDAQ bid price requirement or that the such market prices will be maintained for a substantial period of time. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock may also be affected by other factors which may be unrelated to the reverse stock split or the number of shares outstanding.

Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of our common stock. Accordingly, our total market capitalization after the reverse stock split may be lower than the market capitalization before the reverse stock split.

RISKS RELATED TO THIS OFFERING.

The Warrants included in the Units are speculative in nature.

The Warrants included in the Units offered in this Offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of such Warrants may exercise their right to acquire shares of common stock and pay an exercise price of $______ per share (no less than 100% of the public offering price of a Unit), prior to five years from the date of issuance, after which date any such unexercised Warrants will expire and have no further value. Although the Warrants have been approved for listing on NASDAQ, subject to official notice of issuance, there is no assurance that an active market will ever develop.

Provisions of the Warrants offered by this Prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our articles of incorporation, as amended, our amended by-laws, certain provisions of the Warrants included in the Units offered by this Prospectus could make it more difficult or expensive for a third party to acquire us. Such Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under such Warrants. These and other provisions of the Warrants included in the Units offered by this Prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Sales of our common stock pursuant to this Offering could depress the price of our common stock. The existence of these shares and shares of common stock that may be issuable upon conversion or exercise, as applicable, of Warrants and convertible common stock, commonly referred to as an “overhang”, can act as a depressant to our common stock price. The existence of an overhang, whether or not sales have occurred or are occurring, also could make our ability to raise additional financing through the sale of equity more difficult in the future at a time and price that we deem reasonable or appropriate. If our existing shareholders and investors seek to convert or exercise such securities or sell a substantial number of shares of our common stock, such selling efforts may cause significant declines in the market price of our common stock. In addition, the shares of our common stock included in the Units and underlying Warrants sold in the Offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our common stock may be sold in the public market following this Offering. If there are significantly more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered common stock and sellers remain willing to sell our common stock.

Upon exercise of the Warrants underlying the Units, we will be obligated to issue a substantial number of additional shares of common stock which will dilute our present shareholders.

We are obligated to issue additional shares of our common stock in connection with exercise of outstanding Warrants in connection with this Offering. The exercise of Warrants will cause us to issue additional shares of our common stock and will dilute the percentage ownership of our shareholders.

An active, liquid, and orderly market for our common stock or Warrants may not develop.

Our common stock and Warrants are expected to trade on NASDAQ as of the effective date of the registration statement of which this Prospectus forms a part. An active trading market for our common stock or Warrants may never develop or be sustained. If an active market for our common stock or Warrants does not continue to develop or is not sustained, it may be difficult for investors to sell shares of their shares of Common Stock or Warrants without depressing the market price and investors may not be able to sell their securities at all. An inactive market may also impair our ability to raise capital by selling our securities and may impair our ability to acquire other businesses, applications, or technologies using our securities as consideration, which, in turn, could materially adversely affect our business and the market prices of your shares of common stock and Warrants.

While we are seeking to list our Common Stock and Warrants on NASDAQ, there is no assurance that either of such securities will be listed on NASDAQ.

While we are seeking to list our common stock and Warrants on the NASDAQ Capital Market, we cannot ensure that we will meet the NASDAQ requirements to obtaining a listing or whether either of such securities will be accepted for listing on NASDAQ.

Following the proposed reverse stock split, we cannot assure you that we will be able to continue to comply with NASDAQ’s listing standards.

Approval for the listing of our common stock and the Warrants included in the units offered hereby on NASDAQ, will require us to meet the current NASDAQ listing standards, including the minimum bid price requirement, which we met by implementing a reverse stock split of our outstanding common stock prior to the closing of this Offering. There can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with the minimum bid price requirement of NASDAQ. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In addition, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain NASDAQ’s minimum bid price requirement. If we fail to comply with the minimum bid price requirement, our securities could be delisted.

Holders of the Warrants will not have rights of holders of our common stock until such Warrants are exercised.

Until holders of Warrants will acquire shares of our common stock upon exercise of the Warrants or upon exercise of the Warrants, such holders will have no rights with respect to the shares of our common stock underlying such securities. Upon exercise of the Warrants or exercise of the Warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise.

Even if we meet the initial listing requirements of the NASDAQ Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the NASDAQ Capital Market, a failure of which could result in a delisting of our Common Stock.

The NASDAQ Capital Market requires that the trading price of its listed stocks remain above $1.00 in order for the stock to remain listed. If a listed stock trades below $1.00 for more than 30 consecutive trading days, then it is subject to delisting from the NASDAQ Capital Market. In addition, to maintain a listing on the NASDAQ Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our Common Stock and Warrants and would impair your ability to sell or purchase your shares of our Common Stock or Warrants when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our Common Stock or Warrants to become listed again, stabilize the market price or improve the liquidity of our Common Stock or Warrants, prevent our Common Stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

The Warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing Warrants to purchase shares of common stock as part of this Offering. To the extent we issue shares of common stock to effect a future business combination, the potential for the issuance of a substantial number of additional shares upon exercise of the Warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such Warrants, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, the Warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business. Additionally, the sale, or even the possibility of sale, of the shares of common stock underlying the

Warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent the Warrants are exercised, you may experience dilution to your holdings.

The sale or issuance of our Units may cause substantial dilution and the resale of the shares of common stock and common stock underlying the Warrants into the public market, or the perception that such sales may occur, could cause the price of our common stock to fall.

We are registering an aggregate of __________ shares of common stock (including common stock underlying the Warrants) in the registration statement of which this Prospectus is a part. If all of the shares of common stock (including common stock underlying the Warrants) offered under this prospectus were issued and outstanding as of ____________, 2022, such shares would represent approximately ______% of the total number of shares of our common stock outstanding and ______% of the total number of outstanding shares of our common stock held by non-affiliates, in each case as of ____________, 2022. Additionally, we have agreed to issue to the underwriter (or its permitted assignees) warrants to purchase up to a total of ____________ shares of common stock (8% of the shares of common stock included in the Units, excluding the over-allotment, if any) subject to a 9.99% beneficial ownership limitation. The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the four- and one-half-year period commencing 180 days from the commencement of sale of securities in connection with this offering.

Although the number of shares of our common stock that our existing stockholders own will not decrease, the common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after the closing of this Offering. Depending on market liquidity at the time, the sale of a substantial number of shares of our common stock to the underwriter, and the resale of such shares by purchasers into the public market, or the perception that such sales may occur, could cause the trading price of our common stock to decline, result in substantial dilution to existing stockholders and make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per share of our common stock being offered pursuant to this prospectus may be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering at the current market value, you may suffer immediate and substantial dilution in the pro forma net tangible book value per share of common stock. See the section entitled “Dilution” elsewhere in this prospectus for a more detailed discussion of the dilution you may incur if you purchase shares in this offering.

We may use the net proceeds from this Offering in ways with which you may disagree.

We intend to use the net proceeds from this Offering for debt payoff, advertising and website promotion, and working capital. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from sales of __________ Units. Accordingly, we will have significant discretion in the use of the net proceeds of sales of Units in this Offering.  It is possible that we may allocate the proceeds differently than investors in this offering desire or that we will fail to maximize our return on these proceeds. We may, subsequent to this offering, modify our intended use of the proceeds to pursue strategic opportunities that may arise, such as potential acquisition opportunities. You will be relying on the judgment of our management with regard to the use of the net proceeds from this Offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Any failure to apply the proceeds from this Offering effectively could have a material adverse effect on our business and cause a decline in the market price of our common stock.

Cautionary Note

The forward-looking statements contained herein report may prove incorrect.

This filing contains certain forward-looking statements, including among others: (i) anticipated trends in our financial condition and results of operations; (ii) our business strategy for expanding our business into various foreign countries; and (iii) our ability to distinguish ourselves from our current and future competitors. These forward-looking statements are based largely on our current expectations and are subject risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in our business; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. Considering these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Prospectus will, in fact, transpire.

Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

See Notes to Financial Statements

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The registration statement containing this Prospectus, including the exhibits to the registration statement, provides additional information about us and our common stock offered under this Prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were originally formed as RX Scripted, LLC on December 30, 2004 as a North Carolina limited liability company and then converted to a Nevada corporation as RX Scripted, Inc. on December 5, 2007. On January 7, 2010, we changed our name to MedCareers Group, Inc. MedCareers Group operated a website for nurses, nursing schools and nurses’ organizations to foster better communication between nurses and the nursing profession. On November 19, 2010, the Company entered into a Share Exchange Agreement (the “Exchange”) with Nurses Lounge, Inc., a Texas corporation (“Nurses Lounge”) and its nine shareholders (the “Nurses Lounge Shareholders”), whereby we issued 24,000,000 restricted shares of common stock to the Nurses Lounge Shareholders in exchange for 100% of the issued and outstanding shares of common stock of Nurses Lounge.

Although 24,000,000 restricted shares were issued in connection with the Exchange, certain of our significant shareholders agreed to cancel some of the shares of common stock they owned so that the net effect of the Exchange was an increase to the outstanding shares of common stock by 7,175,000 shares rather than 24,000,000. Included in the shareholders receiving shares of common stock in connection with the Exchange, was Timothy Armes, founder and president of Nurses Lounge, Inc., who received 14,902,795 shares.

On November 29, 2018, we entered into a Share Exchange Agreement whereby we acquired 100% of the issued and outstanding equity securities of The 4LESS Corp. (“4Less”), a private company, in exchange for our issuance of nineteen thousand (19,000) shares of our Series B Preferred Stock, 6,750 Series C Convertible Preferred Shares, and 870 Series D Preferred Shares as shown in the following table.

Shareholder	# of Series B Preferred	# of Series C Preferred	# of Series D Preferred
Christopher Davenport	17,100	6,075	675
Sergio Salzano	1,900	675	75
Timothy Armes	1,000	0	120
TOTAL	20,000	6,750	870

The Series C Convertible Preferred Shares have a right to convert into our common stock in total as a class by multiplying the number of issued and outstanding shares of common stock by 2.63 on the conversion date and then multiplying that number by the percentage of Series C shares being converted. Notwithstanding the foregoing, any and all outstanding shares of Series C Convertible Preferred Stock shall automatically convert at the Conversion Price on December 31, 2024. As a result of this Share Exchange, the former shareholders of the private company, 4Less, became our controlling shareholders. The Share Exchange was accounted for as a reverse takeover/recapitalization effected by a share exchange, wherein the private company, 4Less is considered the acquirer for accounting and financial reporting purposes. Pursuant to the transaction, Tim Armes, our CEO, cancelled 60,000,000 shares of common stock in exchange for 120 shares of Series D Preferred Stock. As a result of the transaction, 4Less, the private company, became our wholly owned subsidiary and there was a change in our control whereby Christopher Davenport and Sergio Salzano, collectively hold voting rights equal to 63.37% of the total voting rights at any given time by virtue of holding 95% of the Series B Preferred Stock. In addition, Tim Armes, our CEO, still retains 1,000 Class B Preferred Shares, representing 3.30% of the Series B Preferred Stock. Accordingly, the total voting rights owned by Chris Davenport, Sergio Salzano, and Tim Armes are 66.67%. On December 12, 2019, The 4Less Corp. name was changed to Auto Parts 4Less, Inc., a Nevada corporation, and continues to operate as our wholly owned subsidiary.

Industry Background

The specialty-equipment market includes parts and accessories that are manufactured, sold, and distributed for cars, light trucks, sport utility vehicles, vans, and other passenger vehicles motorcycles, ATVs, UTVs, boats. Our manufactures’ products are designed to customize or enhance the performance, handling, or appearance of both new and used vehicles. The auto specialty equipment market is often described as “the parts you want” rather than “the parts you need.” Our business has been referred to as “Automotive E-Tailing”, which means selling automotive components online. According to a published report by Market Research Future, the global automotive e-tailing market is expected to reach $55.22 Billion by the end of the forecast period in 2022 (Source: https://www.marketwatch.com/press-release/automotive-e-tailing-market---2019-trends-size-share-growth-insight-competitive-analysis-leading-players-regional-and-global-industry-forecast-to-2022-2019-07-17 which report is expressly not incorporated into this Prospectus).

Business

We currently operate three niche e-commerce websites through which we sell auto parts that are directly listed on these websites as well as across marketplace and social media sites, including through online marketplaces and social media platforms, such as Facebook, Instagram, YouTube and Google. These websites are:

●	LiftKits4LESS.com (which website is expressly not incorporated by reference into this Prospectus)
●	Bumpers4LESS.com (which website is expressly not incorporated by reference into this Prospectus)
●	TruckBedCovers4LESS.com (which website is expressly not incorporated by reference into this Prospectus)

We operate these websites as an e-commerce retailer and distributor of auto and truck parts, including exhaust systems, suspension systems, wheels, tires, stereo systems, truck bed covers, and shocks. The e-commerce auto equipment market is composed of two segments, the direct replacement referred to as the “OE” (Original Equipment) market, typically used for automobile repairs, and the after-market automobile parts market, typically for customization of vehicles. We deal exclusively in the aftermarket.

On August 26, 2021, we launched a beta test version of what we plan to be our flagship website, Autoparts4less.com (which website is expressly not incorporated by reference into this Prospectus). During this beta testing period we plan to make available and market products listed by numerous sellers with a plan to complete our present vision for autoparts4less.com and become fully operational by May 2022. Autoparts4less.com will be distinguished from our other three websites in that it will operate as a streamlined automotive marketplace, as opposed to an e-commerce retailer, with hundreds of sellers offering both aftermarket and Original Equipment Manufacturer (otherwise known as “OEM”) parts who will be solely responsible for shipping, refunds, and inquiries regarding parts.

Our proprietary web sites include order customization, live chat, install videos, directions, and installation services, in our effort to provide a quality buying experience for consumers interested in purchasing aftermarket auto parts on the Internet today.

A list of our current products appears below.

Lights	Stingers	Performance Parts	Exterior Accessories
Off-Road LED Lights	Fenders	Cooling and Heating	Soft and Hard Tops
Switches Housing Kits	Fender Flares	Superchargers	Roof Parts
Mounts	Fender Liners	Recovery Gear and Towing	Mud Flaps
Brackets	Fender Overlay	Trailer Hitches	Roof Parts
Light Covers	Fender Armor	5th Wheel Hitches	Rooftop Tent Parts
Lighting Accessories	Inner Fenders	5th Wheel Accessories	Awning
Lighting Harness )	Air Intake Parts	Gooseneck Hitches	Hoods
Vehicle Lights	Air Filters	Towing Electrical	Hood Accessories
Markers)	Air Cleaners	Wiring Harnesses	Windshield
Brake Lights	Air Intake Kits	Electrical Adapters	Cages
3rd Brake Lights	Drive Train	Taillight Converters	Cage Accessories
Taillights	Caster and Camber Kits	Wiring Connectors	Exterior Accessories
Headlights	Carrier Bearing Drop kits	Towing Accessories	Suspension
Work Lights	Drive Shaft	Tow Hooks	Add-A-Leaf
Steering Stabilizers	Ring Pinion	Tow Straps	Control Arms
Dual	Ring Pinion Parts	Ball Mounts	Radius Arms
Single	Differentials	Couplers)	Leaf Springs
Steering Reinforcement	Differential Lockers	Shackles	Traction Bars
Shocks	Differential Covers	Weight Distribution	Sway Bar Kits
Shock Mounts Hoops	Overhaul Kits	Trailer Parts & Accessories	Steering
Coil Overs	Differential Parts	Cargo Management	Tie Rods
Bump Stops And Speed Bumps	Transfer Case	Winches	Spindles
Hydro	Transfer Case Parts	Winch Rope	Knuckles
Nitro	Gear Sets	Winch Accessories	Track Bar
Struts	Spider Gear Sets	Recovery Rope	Coil Spring Components
Shock Accessories	Drive Train Accessories	Recovery Kits	Ball Jints
Performance	Drive Train Parts	Transmission	Hangers
Lift Kits	Electronics	Clutches Parts and Kits	Pitman Steering Arms
Suspension Lifts	Exhaust	Wheels	Block and U-Bolt Kits
Leveling Lifts	Catalytic Converters	Tire Carriers	Lift Blocks
Body Lifts	Exhaust Systems	Wheel CSPAcers	U-Bolts
Accessories	Mufflers	Wheel Parts	Air Bags
Truck Bed Covers & Accessories	Exhaust Parts	Power Train	Lowering Kits
Bed Covers	Exhaust Manifolds	Engine	Brakes
Bed Liners	Pipes	Belts	Brake Lines
Bed Cage	Interior Parts	Ignition	Brake Controllers
Bed Bars	Dash and Console	CSPArk Plugs	Brake Hoses
Bed Rail	Floor Mats	Tailgate	Rotors
Grab & Roll Bar	Carpet and Liners	Exterior	Brake Control Harnesses
Sport Bars	Seat Covers	Armor and Skid Plates	Brake Parts
Tailgate	Door and Entry	Rock Sliders	Axles
Toolboxes and Brackets	Carpet	Body Armor	C-Notch
Cab Covers	Dash Parts	Rocker Panel	Assemblies
Steps Running Boards	Door parts	Bed Extenders	Axle Parts
Sliders	Interior Accessories	Bike Racks	Axle Shafts
Grilles	Sunshades	Body	Axle Accessories
Bumpers	Storage	Deflectors	Other Suspension Parts
Bumper Accessories	Mirrors	Engine Under Hood	Drag Links
Bull Bars	Oil Filters	Exterior Parts	Kicker Braces
ATV

We target online consumers’ buying habits by shifting away from “all things to all people” web sites to highly targeted niche websites to quickly respond to market forces. Our niche Websites allow us to target buyers that are shopping for specific products, for example the lift kits that we offer at LftKits4Less.com. We currently have 3 branded e-commerce websites, which sites offer products from approximately 500 manufacturers:

●	LiftKits4LESS.com
●	Bumpers4LESS.com
●	TruckBedCovers4LESS.com

We also direct list and sell our products through social media platforms, most significantly, through Facebook, YouTube, and Google.

Our LiftKit4Less.com web site, represents:

●	Approximately 179,000 Parts
●	From 46 Manufacturers

Can Search Products Listed

●	9 Categories Including Lights & Exterior Accessories
●	66 Subcategories Including Wheels, Electronics & Interior Parts

Select Parts for Over

●	28 Makes of Vehicles Such as Ford, Chevy and Land Rover
●	100 Models Including Trucks, SUVs and Jeeps

AutoParts4Less.com

On August 26, 2021 we launched a beta version of our automotive marketplace, AutoParts4Less.com, and expect we will continue to operate it in beta till we have fully implemented and tested all planned version one functionality, including the onboarding of sellers and the selling of automotive products. We expect our beta testing as described will be completed by May of 2022.

Auto Parts 4less Marketplace Functionality for Manufacturers

Our Auto Parts 4less website will have the following elements:

●	Manufacturers create an account allowing easy onboarding of products.
●	Offer premium placement in search results.
●	Ratings and reviews can be responded to.
●	Ability to answer basic questions from purchasers.
●	How-to video galleries.
●	Keyword advertising.
●	Promote discounts on products.
●	4Less can push product lines to other marketplaces such as eBay and Amazon.

No Incorporation of Information From Our Websites

The content of our websites are expressly not incorporated into this Prospectus.

Distribution of Purchased Products on E-Commerce Sites

Our distribution is accomplished as follows:

●	Direct drop ship from manufacturers to consumers – Approximately 80%
●	Direct drop ship from Warehouse Inventory Companies to consumers – Approximately 15%
●	Consumer Purchases directly through our own warehouses – Approximately 5%

Sales

Our sales are derived from the following:

●	Approximately 70% of our sales are currently generated through our own e-commerce websites
●	eBay and Walmart - We sell our products on eBay and Walmart and pay a fee to eBay or Walmart in connection with each sale.

Competition

We directly compete for buyers to use our web sites over many competitors, e-commerce giants, Amazon, and eBay. The sale of automotive parts, accessories and maintenance items is highly competitive in many areas, including name recognition, product availability, customer service, store location and price. We compete in the aftermarket auto parts industry, which includes both the retail DIY and commercial do-it-for-me (“DIFM”) auto parts and products markets.

Our competitors include national, regional and local auto parts chains, independently owned parts stores, online automotive parts stores or marketplaces, wholesale distributors, jobbers, repair shops, car washes and auto dealers, in addition to discount and mass merchandise stores, hardware stores, supermarkets, drugstores, convenience stores, home stores and other retailers that sell aftermarket vehicle parts and supplies, chemicals, accessories, tools and maintenance parts. We compete on the basis of customer service merchandise quality, selection and availability; product warranty; store layouts, location, and convenience; price; and the strength of our brand name, trademarks, and service marks.

Competitive Advantages

Our web sites offer substantial value-added content, including:

●	Installation guides
●	Install videos
●	High impact photos
●	Order customization and live chat with a technical expert

Competitive Disadvantages

Our competitors include national, regional and local auto part chains, independently owned parts stores, online automotive parts stores or marketplaces, wholesale distributors, auto deals, discount and mass merchandise stores, hardware stores, home stores and other retailers that sell vehicles parts and supplies chemicals, accessories, tools, and maintenance parts. Most of our competitors have greater financial and operational resources than we do.

Marketing Strategies

We have primarily relied upon organic growth, which is estimated to account for approximately 75% of our sales, Additionally, we market via Google reviews, our YouTube channel, Video Review, and advertising on Facebook.

Employees

We have 15 full-time employees including:

●	Our Chief Executive Officer/Chief Financial Officer, Tim Armes
●	President of our wholly owned subsidiary, Auto Parts 4 Less, Inc. Christopher Davenport
●	Customer Service Manager
●	Install Center Manager
●	Customer assistant
●	Salesperson
●	Warehouse Manager
●	Bookkeeper
●	Sales support
●	Technical support

Target Markets

Our target markets include all users of auto parts.

DESCRIPTION OF PROPERTY

Our corporate offices are located at 106 W. Mayflower, Las Vegas, Nevada 89030. Our offices are approximately 1,200 square feet, we pay rent of $1,000 per month, and our lease has been renewed to June 30, 2022.

Our warehouse is located at 106 W. Mayflower Avenue, North Las Vegas, Nevada 89030. Our warehouse is approximately 8,800 square feet and we pay rent of $6,400 per month. Our lease expired in November 2021. We have received a verbal commitment from the lessor for a 5 year renewal of the lease subject to completion of a written lease agreement.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition, or operating results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

The following discussion highlights our results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on our unaudited financial statements originally contained in our Form 10-Q ending July 31, 2021, which we have prepared in accordance with United States generally accepted accounting principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

Results of Operations For the Nine Months Ended October 31, 2021 Compared to the Nine Months ended October 31, 2020

The following table shows our results of operations for the nine months ended October 31, 2021 and 2020. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

			Change
	2021	2020	$	%
Total Revenues	$9,429,519	7,262,106	$2,167,413	30%
Gross Profit	2,454,393	1,971,080	483,313	25%
Total Operating Expenses	7,146,485	2,608,240	4,538,245	174%
Total Other Income (Expense)	(194,288)	3,319,093	(3,513,381)	(106%	)
Net Income (Loss)	$(4,886,380)	$2,681,933	$(7,568,313)	(282%	)

Revenue

The following table shows revenue split between proprietary and third party website revenue for the nine months ended October 31, 2021 and 2020:

			Change
	2021	2020	$	%
Proprietary website revenues	$6,339,478	3,704,215	$2,635,263	71%
Third party website revenues	3,090,041	3,557,891	(467,850)	(13%	)
Total Revenues	$9,429,519	$7,262,106	$2,167,413	30%

We had total revenue of $9,429,519 for the nine months ended October 31, 2021, compared to $7,262,106 for the nine months ended October 31, 2020. Sales increased by $2,167,413 due to aggressive advertising and increased consumer demand, mostly experienced in the first quarter ended April 30, 2021. The Company also recorded $241,292 in deferred revenue, which will be recognized as revenue next quarter and recognized $687,766 of deferred revenue recorded January 31, 2021. The deferred revenue represents orders paid by customers this period but delivered in the following period due to back orders and processing and delivery times. The Company also recorded $220,776 in customer deposits and recognized $188,385 recorded January 31, 2021. The customer deposits are orders paid by customers and canceled in the following period due to back orders or other reasons. There was neither deferred revenue nor customer deposits for the nine months ended October 31, 2020.

The Company’s focus continues in growing its proprietary website revenues and the Company was successful in that, increasing its proprietary website revenue by 71%. The company believes this strategy will lead to higher revenues and lower overall costs in the future. Third party website revenue fell by 13% due to listing removals which were a result of unfulfilled orders due to manufacturers failure to provide products in a timely basis.

Gross Profit

We had gross profit of $2,454,393 for the nine months ended October 31, 2021, compared to gross profit of $1,971,080 for the nine months ended October 31, 2020. Gross profit increased by $483,313 as a result of the increased revenues explained above and partly offset by an increase in cost of revenue due to a change in product mix.

Operating Expenses

The following table shows our operating expenses for the nine months ended October 31, 2021 and 2020:

			Change
Operating expenses	2021	2020	$	%
Depreciation	$35,930	$18,897	17,033	90%
Postage, Shipping and Freight	430,105	378,595	51,510	14%
Marketing and Advertising	1,876,576	49,347	1,827,229	3,703%
E Commerce Services, Commissions and Fees	1,160,569	641,692	518,877	81%
Operating lease cost	91,437	91,437	—	0%
Personnel Costs	1,078,449	829,788	248,661	30%
PPP Loan Forgiveness	(209,447)	—	(209,447)	—
General and Administrative	2,682,866	598,484	2,084,382	348%
Total Operating Expenses	$7,146,485	$2,608,240	4,538,245	174%

●   Depreciation increased by $17,033 due to asset additions in 2021, thus a higher asset value is being depreciated.

●   Postage shipping and freight increased slightly by $51,510 due to higher sales.

●   Marketing and advertising increased by $1,827,229 due to aggressive promotional efforts in 2021 to drive sales to our proprietary websites and build our brands. The Company also made efforts to reduce spending in 2020 on non-essential expenditures as a result of the economic uncertainty presented by the global Covid-19 pandemic.

●   E Commerce Services, Commissions and Fees increased by $518,877 due to higher sales and website development for new website. (AutoParts4Less.com)

●   No change in Operating Lease Cost.

●   Personnel Costs increased by $248,661 mostly due to the lower costs in 2020 which were a result of temporary layoffs because of the Covid-19 pandemic which began in March 2020 and three new employees in 2021.

●   PPP loan forgiveness occurred in September 2021 and is non-recurring.

●   General and Administrative increased by $2,084,382 mainly due to 1,097,500 in share based compensation. There was also higher professional fees, investor relations because of REG A filings and stock based compensation in 2021. In addition in the prior year’s period, the Company reduced expenditures as a result of the Covid-19 pandemic.

Other Income (Expense)

The following table shows our other income and expenses for the six months ended October 31, 2021 and 2020:

			Change
Other Income (Expense)	2021	2020	$	%
Gain (Loss) on Sale of Property and Equipment	$20,345	$464	19,881	4,285%
Gain (Loss) on Derivatives	(88,551)	(507,674)	419,123	83%
Gain on Settlement of Debt	1,004,615	5,018,388	(4,013,773)	(80%	)
Amortization of Debt Discount	(442,075)	(694,168)	252,093	36%
Interest Expense	(688,622)	(497,917)	(190,705)	(38%	)
Total Other Income (Expense)	$(194,288)	$3,319,093	(3,513,381)	(106%	)

The changes above can be explained by the reduction in convertible debt that started in the prior year’s quarter ended October 31,2020. As a result of the debt exchanges and settlements, the gain on settlement of debt was higher and there were reductions in amortization expense and due to the lower debt. Interest expense increased as a result of new loans in the current year’s quarter. The higher loss on derivatives in 2020 is a function of the market factors in the valuation of the derivative liability described in Note 10.

We had net loss of $4,886,380 for the nine months ended October 31, 2021, compared to net income of $2,681,933 for the nine months ended October 31, 2020. The decrease in net income was mainly due to the smaller gain on settlement of debt as well as the large increase in operating expenses for the nine months ended October 31, 2021 as explained in the discussion above.

Results of Operations for the Three Months Ended October 31, 2021 Compared to the Three Months Ended October 31, 2020

The following table shows our results of operations for the three months ended October 31, 2021 and 2020. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

			Change
	2021	2020	$	%
Total Revenues	$3,114,062	2,334,826	$779,236	33%
Gross Profit	839,498	473,696	365,802	77%
Total Operating Expenses	2,860,927	985,005	1,875,922	190%
Total Other Income (Expense)	(545,145)	1,611,382	(2,156,527)	(134%	)
Net Income (Loss)	$(2,566,574)	$1,100,073	$(3,666,647)	(333%	)

Revenue

The following table shows revenue split between proprietary and third-party website revenue for the three months ended October 31, 2021 and 2020:

			Change
	2021	2020	$	%
Proprietary website revenues	$2,392,668	1,301,095	$1,091,573	84%
Third party website revenues	721,394	1,033,731	(312,337)	(30%	)
Total Revenues	$3,114,062	$2,334,826	$779,236	33%

We had total revenue of $3,114,062 for the three months ended October 31, 2021, compared to $2,334,826 for the three months ended October 31, 2020. Sales increased by $779,236 due to strong proprietary sales. The Company also recorded $241,292 in deferred revenue, which will be recognized as revenue next quarter and recognized $298,711 from last quarter. The deferred revenue represents orders paid by customers this period but delivered in the following period due to back orders and processing and delivery times. The Company also recorded $220,776 in customer deposits for the three months ended October 31, 2021 and recognized $164,900 from the prior quarter. The customer deposits are orders paid by customers and canceled in the following period due to back orders or other reasons.

The Company’s focus continues in growing its proprietary website revenues and the Company was successful in that, increasing its proprietary website revenue by 84%. Third party website revenue fell by 30% due to listing removals which were a result of unfulfilled orders due to manufacturers failure to provide products in a timely basis.

Gross Profit

We had gross profit of $839,498 for the three months ended October 31, 2021, compared to gross profit of $473,696 for the three months ended October 31, 2020. Gross profit increased by $365,802 as a result of the increased revenues explained above.

Operating Expenses

The following table shows our operating expenses for the three months ended October 31, 2021 and 2020:

			Change
Operating expenses	2021	2020	$	%
Depreciation	$12,479	$6,299	6,180	98%
Postage, Shipping and Freight	94,356	113,702	(19,346)	(17%	)
Marketing and Advertising	609,252	25,497	583,755	2,290%
E Commerce Services, Commissions and Fees	434,832	222,425	212,407	95%
Operating lease cost	30,478	23,279	7,199	31%
Personnel Costs	319,256	330,184	(10,928)	(3%	)
PPP Loan Forgiveness	(209,447)	—	(209,447)	—
General and Administrative	1,569,721	263,619	1,306,102	495%
Total Operating Expenses	$2,860,927	$985,005	1,875,922	190%

●   Depreciation increased by $6,180 due to two new vehicles acquired last quarter.

●   Postage shipping and freight decreased by $19,346 due to more drop shipments via the higher % of proprietary sales.

●   Marketing and advertising increased by $583,755 due to aggressive promotional efforts in 2021 to drive sales to our proprietary websites and build our brands. Note for the three months ended October 31, 2020 the Company had reduced spending due to the Covid 19 pandemic.

●   E Commerce Services, Commissions and Fees increased by $212,407 due to website development for new website. (AutoParts4Less.com)

●   Operating Lease Cost increased by $7,199.

●   Personnel Costs decreased by 3% or $10,928.

●   General and Administrative expense increased by $1,306,102 mainly due to $1,097,500 in share based compensation. We also had increases in investor relations costs as a result of the REG A subscription Offering, professional fees due to reporting and business requirements, and stock based compensation on Warrants issued this current quarter. Note for the three months ended October 31, 2020, the Company had reduced spending significantly due to the Covid 19 pandemic.

Other Income (Expense)

The following table shows our other income and expenses for the three months ended October 31, 2021 and 2020:

			Change
Other Income (Expense)	2021	2020	$	%
Gain (Loss) on Derivatives	$(76,444)	$(939,873)	863,429	92%
Gain on Settlement of Debt	41,249	2,845,742	(2,804,493)	(99%	)
Amortization of Debt Discount	(130,139)	(67,357)	(62,782)	(93%	)
Interest Expense	(379,811)	(227,130)	(152,681)	(67%	)
Total Other Income (Expense)	$(545,145)	$1,611,382	(2,156,527)	(134%	)

The higher loss on derivatives is a function of the market factors in the valuation of the derivative liability described in Note 10. Amortization expense and interest increased due to new notes this current year.

We had a net loss of $2,566,574 for three months ended October 31, 2021, compared to net income of $1,100,073 for three months ended October 31, 2021. The decrease in net income was mainly due to the gain on derivatives that occurred in the three months ended October 31, 2020 and the higher operating expenses, specifically marketing, share based compensation, investor relations and professional fees in the three months ended October 31, 2021.

Liquidity and Capital Resources

Management believes that we will continue to incur losses for the immediate future. Therefore, we will need additional equity or debt financing until we can achieve profitability and positive cash flows from operating activities, if ever. These conditions raise substantial doubt about our ability to continue as a going concern. Our unaudited consolidated financial statements do not include any adjustments relating to the recovery of assets or the classification of liabilities that may be necessary should we be unable to continue as a going concern. For the three months ended October 31, 2021, we have increased revenue and are working to achieve positive cash flows from operations.

As of October 31, 2021, we had a cash balance of $350,299, share subscription receivable of $2,301, inventory of $401,444 and $6,492,984 in current liabilities. At the current cash consumption rate, we will need to consider additional funding sources going forward. We are taking proactive measures to reduce operating expenses and drive growth in revenue.

The successful outcome of future activities cannot be determined at this time and there is no assurance that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results.

Capital Resources

The following table summarizes total current assets, liabilities and working capital (deficit) for the periods indicated:

	October 31, 2021	January 31, 2021
Current assets	$806,311	$715,083
Current liabilities	6,492,984	5,059,138
Working capital (deficits)	$(5,686,673)	$(4,344,055)

Net cash used in operations for the nine months ended October 31, 2021 was $4,343,351 as compared to net cash used in operations of $577,490 for the nine months ended October 31, 2020. Net cash used in investing activities for the nine months ended October 31, 2021 was $18,568 as compared to cash flows provided in investing activities of $9,750 for the same period in 2020. Net cash provided by financing activities for the nine months ended October 31, 2021 was $4,434,554 as compared to $666,688 for the nine months ended October 31, 2020.

January 31, 2021 and January 31, 2020

Results of Operations For the Year Ended January 31, 2021 compared to the year ended January 31, 2020

The following table shows our results of operations for the years ended January 31, 2021 and 2020, The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

			Change
	2021	2020	$	%
Total Revenues	$8,171,355	$8,186,214	$(14,859)	0%
Gross Profit	1,460,628	1,911,025	(450,397)	(24%	)
Total Operating Expenses	3,602,462	3,764,289	(161,827)	(4%	)
Total Other Income (Expense)	3,329,010	(2,026,582)	5,355,592	264%
Net Income (Loss)	$1,187,176	$(3,879,846)	$5,067,022	131%

Revenue

The following table shows revenue split between proprietary and third party website revenue for the years ended January 31, 2021 and 2020:

			Change
	2021	2020	$	%
Proprietary website revenue	$4,200,624	$3,246,351	$954,273	29%
Third party website revenue	3,970,731	4,939,863	(969,132)	(20%	)
Total Revenue	$8,171,355	$8,186,214	$(14,859)	0%

We had total revenue of $8,171,355 for the year ended January 31, 2021, compared to $8,186,214 for the year ended January 31, 2020. Sales decreased by $14,859. The decrease was due to orders received and paid for at year end that were unfulfilled due to supply chain issues because of supplier back-orders as a result of the Covid-19 pandemic.  The Company at January 31, 2021 had $687,786 of deferred revenue which represents orders received before January 31, 2021 but delivered after. This will be revenue that the Company recognizes in the first quarter ended April 30, 2021.  Also, the Company had $188,385 in customer deposits which represents orders received before January 31, 2021 but cancelled after. Again the cancellation were due to supplier back order issues. The impact of the supply chain issues represents approximately $876,000 in lost revenue to the Company this fiscal year. We do continue to grow our proprietary website revenues which increased by 29% offset by a reduction in third party website revenue by 20%.

Gross Profit

We had gross profit of $1,460,628 for the year ended January 31, 2021, compared to gross profit of $1,911,025 for the year ended January 31, 2020. Gross profit decreased by $450,397 because cost of revenue was higher due to the Company having to purchase goods at higher product costs from distributers rather than the usual manufacturers due to higher than anticipated demand which manufacturers were not able to meet. This was caused by the supply chain issues mentioned in the previous paragraph.

Operating Expenses

The following table shows our operating expenses for the years ended January 31, 2021 and 2020. Operating expenses decreased to $3,602,462 for the year ended January 31, 2021 from $3,764,289 for the year ended January 31, 2020:

			Change
	2021	2020	$	%
Operating expenses
Depreciation	$25,196	$34,832	$(9,636)	(28%	)
Postage, Shipping and Freight	498,370	453,088	45,282	10%
Marketing and Advertising	112,531	204,945	(92,414)	(45%	)
E Commerce Services, Commissions and Fees	887,274	763,182	124,092	16%
Operating Lease Cost	121,917	117,841	4,076	3%
Personnel Costs	1,128,652	1,274,894	(146,242)	(11%	)
General and Administrative	828,522	915,507	(86,985)	(10%	)
Total Operating Expenses	$3,602,462	$3,764,289	$(161,827)	(4%	)

●   Depreciation decreased by $9,636 due to asset disposals in 2021, thus a lower asset value is being depreciated.

●   Postage shipping and freight increased by $45,282 due to higher sales.

●   Marketing and advertising decreased by $92,414 due to lesser promotional efforts related to the pandemic.

●   E Commerce Services, Commissions and Fees increased by $124,092 due to higher sales.

●   Operating Lease Cost increased slightly by $4,076 or 3%.

●   Personnel Costs decreased by $146,242 due to staff reduction during the first few months of the pandemic.

●   General and Administrative decreased by $86,985 mainly due to cost reductions during the pandemic. Large reductions in travel and general office expenses were offset by increases in professional fees, investor relations and marketing.

Other Income (Expense)

The following table shows our other income and expenses for the years ended January 31, 2021 and 2020:

			Change
	2021	2020	$	%
Other Income (Expense)
Gain (Loss) on Sale of Property and Equipment	$464	$16,295	$(15,831)	(97%	)
Gain (Loss) on Derivatives	(828,614)	(180,552)	(648,062)	359%
Gain on Settlement of Debt	5,060,704	67,623	4,993,081	7384%
Amortization of Debt Discount	(335,004)	(800,159)	465,155	(58%	)
Interest Expense	(568,540)	(1,129,789)	561,249	(50%	)
Total Other Income (Expense)	$3,329,010	$(2,026,582)	$5,355,592	264%

The results of the year ended January 31, 2021 resulted in other income of $ 3,329,010 vs other expense of 2,026,582 for the year ended January 31, 2020.  There were debt settlements and exchanges which resulted in the increase in gain on settlement of debt and lower interest expense. Fair value of derivatives was largely affected by the increase in the market price of our common stock during the current period as well as the significant reduction in convertible debt.

We had net income of $1,187,176 for the year ended January 31, 2021, compared to a net loss of $3,879,846 for the year ended January 31, 2020 due mainly to the gain on debt settlement and other factors mentioned above.

Liquidity and Capital Resources

As of January 31, 2021, we had cash and cash equivalents of $277,664 of cash, $323,411 of inventory and total current liabilities of $5,059,138. We had negative working capital of $4,344,055 as of January 31, 2021.

Net cash (used in) operations for the year ended January 31, 2021 was $(859,821) compared to $(1,154,311) for the year ended January 31, 2020.

Net cash provided from investing activities for the year ended January 31, 2021 was $9,750 compared to $109,080 for the year ended January 31, 2020.

Cash provided by financing activities for the year ended January 31, 2021 was $965,611 compared to $1,147,954 for the year ended January 31, 2020. In both years the cash provided from financing activities was from the net proceeds of notes payable and short term debt and in 2021 additionally the proceeds from the issuance of common shares and PPP loan.

As of April 30, 2021, the Company issued 1,097,250 shares for $2,194,500 as part of Regulation A filing. The company received $2,099,683 in cash proceeds with the remaining $94,817 recorded as share proceeds receivable.

We borrowed funds and/or sold stock for working capital.  These transactions are detailed in the section “Recent Sales of Unregistered Securities”.

Currently, we don’t have sufficient cash reserves to meet its contractual obligations and its ongoing monthly expenses, which we anticipate totaling approximately $4,000,000 over the next 12 months.  At present, absent additional financing, we estimate that we have sufficient cash and anticipated revenue to fully carry out our business plan for three months, after which we may need to scale back our business plan. Historically, revenues have not been sufficient to cover operating costs that would permit us to continue as a going concern. These conditions raise substantial doubt about our ability to continue as a going concern. We have been able to continue operating to date largely from loans made by its shareholders, other debt financings and sale of common stock.  We are currently looking at both short-term and more permanent financing opportunities, including debt or equity funding, bridge or short-term loans, and/or traditional bank funding, but we have not decided on any specific path moving forward.  Until we have raised sufficient funding to pay our ongoing expenses associated with being a public company, and we have sufficient funds to support our planned operations, we can provide no assurances that it will be able to meet its short and long-term liquidity needs, until necessary financing is secured.

We do not currently have any additional formal commitments or identified sources of additional capital from third parties or from our officers, director or significant shareholders. We can provide no assurance that additional financing will be available on favorable terms, if at all. If we are not able to raise the capital necessary to continue our business operations, we may be forced to abandon or curtail our business plan.

In the future, we may be required to seek additional capital by selling additional debt or equity securities, selling assets, if any, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then shareholders. We provide no assurance that financing will be available in amounts or on terms acceptable to us, or at all.

Critical Accounting Policies

Revenue Recognition

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue when control is transferred over the promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

Because the Company’s sales agreements generally have an expected duration of one year or less, the Company has elected the practical expedient in ASC 606-10-50-14(a) to not disclose information about its remaining performance obligations.

Disaggregation of Revenue: Channel Revenue

The following table shows revenue split between proprietary and third party website revenue for the years ended January 31, 2021 and 2020:

			Change
	2021	2020	$	%
Proprietary website revenue	$4,200,624	$3,246,351	$954,273	29%
Third party website revenue	3,970,731	4,939,863	(969,132)	(20%	)
Total Revenue	$8,171,355	$8,186,214	$(14,859)	0%

The Company’s performance obligations are satisfied at the point in time when products are received by the customer, which is when the customer has title and obtained the significant risks and rewards of ownership. Therefore, the Company’s contracts have a single performance obligation (shipment of product). The Company primarily receives fixed consideration for sales of product. Shipping and handling amounts paid by customers are primarily for online orders and are included in revenue. Sales tax and other similar taxes are excluded from revenue.

Revenue is recorded net of provisions for discounts and promotion allowances, which are typically agreed to upfront with the customer and do not represent variable consideration. Discounts and promotional allowances vary the consideration the Company is entitled to in exchange for the sale of products to customers. The Company recognizes these discounts and promotional allowances in the same period that the revenue is recognized for products sales to customers. The amount of revenue recognized represents the amount that will not be subject to a significant future reversal of revenue. The customer pays the Company by credit card prior to delivery.

The Company offers a 30 day satisfaction guaranteed return policy however the customer must pay for the return shipment. The return must be previously authorized, cannot be either damaged or previously installed and must be in saleable condition. In the Company’s experience this amount is immaterial and therefore no provision has been recorded on the Company’s books. Any defective merchandise falls under the manufacturer’s limited warranty and is subject to the manufacturer’s inspection. The manufacturer has the option to repair or replace the item.

All sales to customers are generally final. However, the Company accepts returned product due to quality or issues relating to product description or incorrect product orders and in such instances the Company would replace the product or refund the customers funds The Company’s customers generally pre-pay for the products.

Use of Estimates

In order to prepare financial statements in conformity with accounting principles generally accepted in the United States, management must make estimates, judgments and assumptions that affect the amounts reported in the financial statements and determine whether contingent assets and liabilities, if any, are disclosed in the financial statements. The ultimate resolution of issues requiring these estimates and assumptions could differ significantly from resolution currently anticipated by management and on which the financial statements are based.  The most significant estimates included in these consolidated financial statements are those associated with the assumptions used to value derivative liabilities.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts payable, advances and notes payable.  The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments. Derivatives are recorded at fair value at each period end. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date.

The ASC guidance for fair value measurements and disclosure establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of the fair value hierarchy are described below:

Level 1 Inputs – Quoted prices for identical instruments in active markets.

Level 2 Inputs – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs – Instruments with primarily unobservable value drivers.

As of January 31, 2021 and 2020, the Company’s derivative liabilities were measured at fair value using Level 3 inputs.  See Note 9.

The following table sets forth, by level within the fair value hierarchy, the Company’s financial liabilities that were accounted for at fair value on a recurring basis as of January 31, 2021:

	January 31, 2021	Quoted Prices in Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Derivative Liabilities – embedded redemption feature	$213,741	$—	$—	$213,741
Totals	$213,741	$—	$—	$213,741

Derivative Liability

The derivative liabilities are valued as a level 3 input under the fair value hierarchy for valuing financial instruments. The derivatives arise from convertible debt where the debt and accrued interest is convertible into common stock at variable conversion prices and reclassification of equity instrument to liability due to insufficient shares for issuance. As the price of the common stock varies, it triggers a gain or loss based upon the discount to market assuming the debt was converted at the balance sheet date. When evaluating the effect of the issuance of new equity-linked or equity-settled instruments on previously issued instruments, the Company uses first-in, first-out method (“FIFO”) where authorized and unused shares would first be used to satisfy the earliest issued equity-linked instruments. As of January 31, 2021, Warrants to purchase 0 common shares (583 shares before the reverse split of 2/25/2020 issued in July 2014 were not classified as derivative liability while the remaining

Warrants outstanding were classified as derivative liability based on the FIFO method.

The fair value of the derivative liability is determined using a lattice model, is re-measured on the Company’s reporting dates, and is affected by changes in inputs to that model including our stock price, historical stock price volatility, the expected term, and both high risk and the risk-free interest rate. The most sensitive inputs to the model are for expected time for the holder to convert or be repaid and the estimated historical volatility of the Company’s common stock.  However, because the historical volatility of the Company’s common stock is so high, the sensitivity required to change the liability by 1% as of January 31, 2020 is greater than 25% change in historical volatility as of that date.  The other inputs, such as risk free rate, high yield cash rate and stock price all have a sensitivity for a 1% change in the input variable results in a significantly less than 1% change in the calculated derivative liability.

USE OF PROCEEDS

Assuming no exercise of the underwriters’ over-allotment option or of the Warrants issued in this Offering, or Underwriter’s Warrants, we estimate that the net proceeds from this Offering will be approximately $__________ million after deducting estimated underwriting discounts and estimated Offering expenses payable by us. Assuming the same, if the underwriter’s over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $__________ million. If the underwriter exercises the over-allotment option with respect to only the Warrants the additional proceeds from such exercise will be nominal. We intend to use the net proceeds from this Offering, and any proceeds from the exercise of the Warrants included in the Units and the Underwriter’s Warrants, for the following purposes are our Board’s discretion: (a) debt payoff - $5,000,000; (b) advertising and website promotion - $10,000,000; and (c) working capital - $10,000,000.

Uses:	AMOUNT WITHOUT OVERALLOTMENT	AMOUNT WITH OVERALLOTMENT
Debt Payoff	$ 5,000,000	$
Advertising and Website Promotion	$ 10,000,000	$
Working Capital	$ 10,000,000	$
Total Uses		$

This is an estimated use of proceeds; the actual allocation of proceeds realized from this Offering will depend upon our operating revenues and cash position and our working capital requirements and may change.

Therefore, as of the date of this Prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this Offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this Offering.

Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. We anticipate that the proceeds from this Offering will enable us to further grow the business and increase cash flows from operations.

A $__________ increase (decrease) in the assumed public offering price of $______ per Unit would increase (decrease) the expected net proceeds of the Offering to us by approximately $__________ million, assuming that the number of Units sold by us remains the same. We may also increase or decrease the number of Units we are offering. An increase (decrease) in the number of Units offered by us by ______________ Units would increase (decrease) the expected net proceeds of the Offering to us by approximately $__________ million assuming that the assumed public offering price remains as set forth on the cover page of this Prospectus.

DETERMINATION OF OFFERING PRICE

The public offering price of the Units will be negotiated between the underwriter and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business.

The public offering price stated on the cover page of this Prospectus should not be considered an indication of the actual value of the Units sold in this Offering, or the shares of common stock or Warrants included in such Units. The values of such securities are subject to change as a result of market conditions and other factors.

DILUTION

If you invest in our Units in this Offering, your interest will be diluted to the extent of the difference between the public offering price per share of common stock that is part of the Unit and the as adjusted net tangible book value per share of common stock immediately after this Offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Our net tangible book value as of October 31, 2021  was ($1.78) per share of common stock.

Prior to the closing of this offering, we expect that our Series C preferred shareholders will, as a class, convert their Series C preferred shares into shares of common stock in accordance with the conversion provisions contained within the certificate of designation. The certificate of designation provides that, as a class, the Series C preferred shareholders, upon conversion, will own approximately 72.45% of the common stock of the Company. The table below incorporates, on a pro forma basis, the effect of the proposed conversion of the Series C preferred into common shares of the Company.

After giving effect to the receipt of the net proceeds from our sale of ______________ Units in this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of October 31, 2021, would have been approximately $______, or $______ per share. This amount represents an immediate increase in as adjusted net tangible book value of approximately $______ per share to our existing stockholders, and an immediate dilution of $______ per share to new investors participating in this Offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this Offering from the public offering price per Unit paid by new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share (attributing no value to the Warrants)
Net tangible book value per share as of October 31, 2021
Increase in as adjusted net tangible book value per share after this Offering
Pro forma as adjusted net tangible book value per share after this Offering
Pro forma as adjusted net tangible book value per share attributable to the pro forma transactions described above for the conversion of the Series C preferred shares
As adjusted net tangible book value per share after giving effect to this Offering
Dilution in as adjusted net tangible book value per share to new investors

A $__________ increase (decrease) in the assumed public offering price of $______ per Unit (which is based on the last reported sales price of our common stock of $__________ on ______________ would increase (decrease) the as adjusted net tangible book value per share by $______ and the dilution per share to new investors in this Offering by $__________ ($__________, assuming the number of Units offered by us, as set forth on the cover page of this Prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated Offering expenses payable by us and assuming no exercise of the underwriter’s over-allotment option and no exercise of any of the Warrants included in the Units or Underwriter’s Warrants issued pursuant to this Offering. An increase (decrease) in the number of Units offered by us by ______________ Units would increase (decrease) the as adjusted net tangible book value per share by $__________ ($__________), and the dilution per share to new investors in this Offering by $__________ ($__________ assuming that the assumed public offering price remains the same as set forth on the cover page of this Prospectus after deducting the estimated underwriting discounts and commissions, and assuming no exercise of the underwriters’ over-allotment option and no exercise of any of the Warrants included in the Units or Underwriter’s Warrants issued pursuant to this Offering.

The information above assumes that the underwriter does not exercise its over-allotment option. If the underwriter exercises its over-allotment option in full, the as adjusted net tangible book value for the Offering will increase to $______ per share, representing an immediate increase to existing stockholders of $______ per share and an immediate dilution of $______ per share to new investors.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise or conversion of outstanding Warrants and options having a per share exercise or conversion price less than the per share Offering price to the public in this Offering.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on ______________ shares of common stock outstanding as of October 31, 2021. The discussion and table do not include, as of that date: ____________

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of October 31, 2021, as follows:

●	on an actual basis;

●	on a proforma basis as of __, to reflect the issuance of conversion of Series C Preferred Stock into common stock;

●	on a pro forma basis as of ____________,to reflect the issuance of __________ shares of common stock subsequent to ____________;

●	on a pro forma as adjusted basis to give effect to the Offering and sale of the Units and reflect the application of net proceeds of $__________, excluding proceeds from the exercise of the over-allotment option, if any, after deducting the estimated Offering expenses.

You should read this table in conjunction with our historical and pro forma financial statements and related notes appearing elsewhere in this Prospectus and “Use of Proceeds.”

At October 31, 2021
	Actual	Pro Forma as Adjusted

Cash	$350,299
Short-term Debt	3,727,342
Long-term Debt	150,362
Shareholders Equity/(deficiency)
Preferred stock -Series A, par value $0.001 per share, 330,000 shares authorized, none outstanding	—
Preferred stock -Series B, par value $0.001 per share, 20,000 shares authorized, 20,000 outstanding	20
Preferred stock -Series C, par value $0.001 per share, 7,250 shares authorized, 7,250 outstanding	7
Common stock, par value $0.000001 per share, 15,000,000 shares authorized, 3,410,235 shares outstanding, actual, ____________ shares outstanding, pro forma, ____________ shares outstanding, pro forma adjusted ____________ shares	3

Additional paid-in capital	19,212,123
Accumulated deficit	(25,268,357)
Total stockholder’s equity	(6,056,204)
Total Capitalization	$(6,056,204)

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB under the trading symbol “FLES.” Quotations on the OTCQB reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. On January 19, 2022, the last reported sale price of our common stock was $1.20.

Upon the completion of the Offering, a total of ____________ shares of our common stock (____________ shares if the underwriters exercise their option to purchase additional shares in full) will be outstanding. This number excludes any issuance of an aggregate of additional shares of common stock that could occur in connection with the conversion of our outstanding convertible promissory notes, options and warrants and from Series C Preferred.

Prior to the effective date of this offering, our common stock is traded on the OTC Markets OTCQB maintained by OTC Markets under the symbol “FLES”.  The following table sets forth, for the periods indicated, the high and low sales prices, which set forth reflect inter-dealer prices, without retail mark-up or mark-down and without commissions; and may not reflect actual transactions.

Calendar Quarter Ending	Low	High

October 31, 2021	$1.10	$1.29
July 31, 2021	$1.99	$2.15
April 30, 2021	$2.06	$2.30

January 31, 2021	$0.20	$4.48
October 31, 2020	$0.06	$6.40
July 31, 2020	$0.05	$0.20
April 30, 2020	$0.11	$0.40

Our high and low quotations for January 19, 2022 were $1.20 and $0.94 respectively.

After effecting an assumed maximum reverse stock split of 1 for 10 reverse stock split, the post reverse split prices would be as follows:

Calendar Quarter Ending	Low	High

October 31, 2021	$11.00	$12.90
July 31, 2021	$19.99	$21.50
April 30, 2021	$20.60	$23.00

January 31, 2021	$2.00	$44.80
October 31, 2020	$0.60	$64.00
July 31, 2020	$0.50	$2.00
April 30, 2020	$1.10	$4.00

Our high and low quotations for January 19, 2022 of $1.20 and $0.94, respectively, assuming a maximum reverse stock split of 1 for 10 reverse stock split, would be $10.50 and $9.20, respectively.

Penny Stock Considerations

Prior to the reverse split, our common stock was deemed to be “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

●	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

●	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

●	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our Common Stock, which may affect the ability of Selling Stockholder or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock even if our Common Stock becomes publicly traded. In addition, the liquidity for our Common Stock may be decreased, with a corresponding decrease in the price of our Common Stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

As of the date of this Prospectus, we had 3,441,485 shares of common stock outstanding and 115 record holders of our common stock.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.   Any future determination to pay dividends will be at the discretion of our Board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant.

DESCRIPTION OF OUR SECURITIES

Common Stock

We have 15,000,000 common stock shares authorized, par value of $0.000001 per share, 3,441,485 shares of which are outstanding as of January 20, 2022. Our Board and our stockholders have approved a resolution to increase the number of our authorized shares of common stock to 75,000,000, to be effective on or prior to the closing of this offering.

Holders of common stock are entitled to one (1) vote per share for all purposes. Our common stock does not provide preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of Board members. Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board .

As of January 20, 2022, there were 115 holders of record of our common stock.

Preferred Stock

We have 20,000,000 blank check preferred stock authorized, of which there are 19,641,880 unissued blanks check preferred available for issuance.

Series A Preferred

We have 330,000 shares of Series A Convertible Preferred Stock authorized that have no liquidation rights or voting rights and are convertible into common stock determined by multiplying the number of issued and outstanding common stock shares on the date of conversion by the conversion price of $0.152 per share. As of this Offering, there are no Series A outstanding, which shares were canceled as part of reverse merger transaction in 2018 and spin-out of Nurses Lounge, Inc.

Series B Preferred

We have 20,000 shares of Series B Preferred Stock authorized, each share of which entitles the holder to vote on all shareholder manners in total equal to 66.67% of the total vote.

To date, we have issued 20,000 Preferred B Shares, 17,100 Preferred B Shares of which are owned by the President of our wholly owned subsidiary, Auto Parts 4 Less, Inc., providing him with 57% voting control over our outstanding As a result, the President of our wholly owned subsidiary will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Series C Preferred

We have 7,250 shares of Series C Convertible Preferred Stock authorized and issued that are convertible into common stock determined by multiplying the number of issued and outstanding common stock shares on the date of conversion by the conversion ratio of $2.63 per share, which upon conversion will equal 72.5% of our common stock outstanding. Any and all outstanding shares of Series C Convertible Preferred Stock were required to be automatically convert at the Conversion Price by December 31, 2024. Series C Convertible Shares were not entitled to dividends. We are further required to reserve a sufficient number of shares for the conversion of Preferred C Shares. The Series C Convertible Preferred Stock ranked prior to any class of series of our capital stock.

In the following months we issued a total of 7,250 Series C Preferred Shares to the following persons and entity:

Date	Issued to	Number of Preferred C Shares	Percentage Upon Conversion

November 2018	Chris Davenport	6,074	60.75%
November 2018	Third Party Investor	675	6.75%
August 2020	Third Party Investor	400	4.00%
September 2020	Timothy Armes	100	1.00%

Holder	Common Stock Shares Owned from Conversion

Chris Davenport	7,589,064
Third Party Investor	843,229
Third Party Investor	499,691
Timothy Armes	124,923

Total	9,056,907

Series D Preferred

We have 870 shares of Series D Convertible Preferred Stock that have no dividend or voting rights and rank subordinate and are junior to Series A, B, and C Preferred Stock. There are 870 Series D Convertible Preferred Shares outstanding. We or the Holder of Series D Preferred may redeem any or all of the outstanding Preferred Stock at $1,000 per share.

To date, we have issued 870 Preferred D Shares.

Options

There are 500,000 options outstanding that are issued to our Chief Executive Officer.

Warrants

As of January 20, 2022, we have 3,305,000 warrants outstanding, 900,000 warrants of which pertain to a $2,400,000 note that we expect to repay prior to maturity, which would result in the cancellation of such 900,000 warrants, leaving a balance of 2,405,000 warrants.

Dividend Rights

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend, as follows:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.	Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Sales Pursuant to Rule 144

Any shares of common stock covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for a least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, our affiliates or persons selling shares on behalf of our affiliates who own shares that were acquired from us or an affiliate of ours at least six months prior to the proposed sale are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this Prospectus, a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal 33,269 shares as of the date of this Prospectus; or

●	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

DESCRIPTION OF OUR SECURITIES THAT WE ARE OFFERING

Units

We are offering ______________ Units in this offering at an assumed public offering price of $______ per unit, and up to an additional ______________ shares of common stock and/or Warrants upon full exercise of the over-allotment option by the underwriter at the assumed public offering price per share of the assumed public offering price per Unit. Each Unit consists of one share of our common stock and a warrant to purchase one share of our common stock at an exercise price equal to no less than 100% of the public offering price of the Units. Our Units will not be certificated and the shares of our common stock and the Warrants that are part of such Units must be purchased together in this offering as Units and are immediately separable and will be issued separately in this offering. We are also registering the shares of common stock issuable upon exercise of the Warrants. These securities will be issued pursuant to an underwriting agreement between us and the underwriters. You should review the form of underwriting agreement and the form of warrant, each filed as exhibits to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Warrants.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights.  Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board out of funds legally available for dividend payments.  All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable.  The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.  In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Warrants

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us, the Warrant Agent, and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of warrant.

The Warrants issued in this offering entitle the registered holder to purchase one share of our common stock at a price equal to $______ per share (no less than 100% of the public offering price per Unit), subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five (5) years after the closing of this offering.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. Under the terms of the Warrant Agreement, if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the common stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus. Notwithstanding the foregoing, on the expiration date of the Warrants, they shall be automatically exercised via cashless exercise pursuant to the terms of the Warrants.

Exercise Limitation.  A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, upon election by a warrant holder prior to the issuance of such Warrants, 9.99%) of the outstanding common stock immediately after such exercise, as such percentage ownership is determined in accordance with the terms of the warrant, except that upon at least 61 days’ prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price.  The exercise price per whole share of common stock purchasable upon exercise of the Warrants is $______ per share (no less than 100% of the price of each unit sold in this offering). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares.  No fractional shares of common stock will be issued upon exercise of the Warrants. If, upon exercise of the warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, and our election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share. If multiple Warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability.  Subject to applicable laws, the Warrants at the option of the holder upon surrender of the warrant to us or our designated agent, together with the appropriate instruments of transfer may be offered for sale, sold, transferred or assigned without our consent.

Amendment and Waiver.  Subject to any non-conflicting terms of the warrant agency agreement and the exercise adjustment provisions of the Warrants, the Warrants may be modified or amended or the provisions thereof waived (i) with respect to an amendment or modification, upon obtaining the written consent of the Company and the holders of at least 50.1% of the shares common stock issuable upon the exercise of the then-outstanding Warrants issued pursuant to the warrant agency agreement and (ii) in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that, in each case, if any amendment, modification or waiver disproportionately, materially and adversely impacts a warrant holder (or group of holders), the written consent of such disproportionately impacted holder (or group of holders) shall also be required, and provided further that such modification, amendment or waiver applies to all of the then-outstanding Warrants.

Exchange Listing.  The Warrants are intended to be approved for listing on NASDAQ, subject to official notice of issuance, under the symbol “FLESW.” No assurance can be given that we will receive official notice of issuance or that a trading market will develop.

Warrant Agent; Global Certificate.  The Warrants will be issued in registered form under a warrant agent agreement between the Warrant Agent and us. The Warrants shall initially be represented only by one or more global Warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions.  In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder.  The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law.  The Warrants and the warrant agency agreement are governed by New York law.

Underwriter’s Warrants.  The registration statement of which this prospectus forms a part also registers for sale the Representative’s Warrants, as a portion of the underwriting compensation payable to the underwriter in connection with this offering. The Underwriter’s Warrants will be exercisable for a four and one-half year period commencing 180 days following the commencement of sales of the securities issued in connection with this offering at an exercise price of $______ (110% of the public offering price of the Units). Please see “Underwriting—Underwriter’s Warrants” for a description of the Warrants we have agreed to issue to the Representative in this offering, subject to the completion of the offering.

Effects of Certain Provisions of Our Articles of Incorporation and Amended By-laws

Provisions of our articles of incorporation, as amended, and our amended by-laws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Board; Removal of Directors for Cause.  Our amended by-laws provide for the election of directors to one-year terms at each annual meeting of the stockholders.  All directors elected to our Board will serve until the election and qualification of their respective successors or their earlier resignation or removal.  The Board is authorized to create new directorships, subject to the articles of incorporation, as amended, and to fill such positions so created by a majority vote of the directors.  Members of the Board may only be removed by the affirmative vote of the holders of not less than two-thirds of the voting power of our issued and outstanding stock entitled to vote at a special meeting of stockholders.

Board Vacancies.  Vacancies on the Board may be filled by the remaining members of the Board.

Special Meetings of Stockholders.  Special meetings of the stockholders may be called only by Board pursuant to the requirements of our amended by-laws.

Blank-Check Preferred Stock.  The Board will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the Board and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our Board does not approve.

Transfer Agent and Registrar

Our transfer agent is ClearTrust, LLC, 16540 Pointe Village Dr Suite 205, Lutz, FL 33558, United States, (https://cleartrustonline.com which website is not incorporated by reference to this Prospectus) which is registered with the SEC as a transfer agent.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Units, common stock and Warrants purchased in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. The holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying one share of common stock and one warrant to purchase one share of common stock that underlie the unit, as the case may be. As a result, the discussion below with respect to actual holders of common stock and Warrants should also apply to holders of Units (as the deemed owners of the underlying common stock and Warrants that comprise the Units). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt organizations or governmental organizations;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our securities under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of common stock and one warrant to purchase one share of common stock. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between such one share of common stock and one warrant to purchase one share of common stock based on their relative fair market values at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each share of common stock and each warrant should be the stockholder’s tax basis in such share or warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the one share of common stock and one warrant to purchase one share of common stock comprising the unit, and the amount realized on the disposition should be allocated between the one share of common stock and one warrant to purchase one share of common stock based on their respective relative fair market values (as determined by each such unit holder on all the relevant facts and circumstances) at the time of disposition. The separation of the common stock and Warrants comprising units should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the common stock and Warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court, and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Sale, Exchange, Redemption, Lapse or Other Taxable Disposition of a Warrant

Upon a sale, exchange, redemption, lapse or other taxable disposition of a warrant, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized (if any) on the disposition and such U.S. holder’s tax basis in the warrant. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for the warrant. The U.S. holder’s tax basis in the warrant generally will equal the amount the holder paid for the warrant. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the warrant for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Any taxable constructive stock distributions resulting from a change to, or a failure to change, the exercise price of the Warrants that is treated as a distribution of common stock would be treated for U.S. federal income tax purposes in the same manner as distributions on our common stock paid in cash or other property, resulting in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its common stock or Warrants, as applicable, being increased by the amount of such dividend), and with any excess treated as a return of capital or as capital gain. U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for tax rates applicable to long-term capital gains, or the dividends-received deduction described below under “Consequences to U.S. Holders—Constructive Distributions,” as the requisite applicable holding period requirements might not be considered to be satisfied.

Exercise of a Warrant

The exercise of a warrant for shares of common stock generally will not be a taxable event for the exercising U.S. holder, except with respect to cash, if any, received in lieu of a fractional share. A U.S. holder will have a tax basis in the shares of common stock received on exercise of a warrant equal to the sum of the U.S. holder’s tax basis in the warrant surrendered, reduced by any portion of the basis allocable to a fractional share, plus the exercise price of the warrant. A U.S. holder generally will have a holding period in shares of common stock acquired on exercise of a warrant that commences on the date of exercise of the warrant.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder.

Distributions

Subject to the discussion below regarding effectively connected income, any dividend, including any taxable constructive stock dividend resulting from certain adjustments, or failure to make adjustments, to the exercise price of a warrant (as described above under “Consequences to U.S. Holders—Constructive Distributions”), paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock or a warrant unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S . holder in the United States);

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	shares of our common stock or our Warrants, as applicable, constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our common stock or Warrants, as applicable.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock. In addition, provided that our common stock is regularly traded on an established securities market, a warrant will not be treated as a U.S. real property interest with respect to a non-U.S. holder if such holder did not own, actually or constructively, Warrants whose total fair market value on the date they were acquired (and on the date or dates any additional Warrants were acquired) exceeded the fair market value on that date (and on the date or dates any additional Warrants were acquired) of 5% of all our common stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common stock or Warrants beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our securities made to you may be subject to information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding, and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends paid by us, and under current transitional rules are expected to apply with respect to the gross proceeds from a sale or other disposition of our securities on or after January 1, 2020. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Maxim Group LLC is acting as the underwriter of the Offering. We entered into an underwriting agreement dated ____________, 2022 with the underwriter. We intend our common stock and Warrants to be approved for listing on NASDAQ, subject to official notice of issuance, under the symbols “FLES” and “FLESW”, respectively. If necessary, we plan to affect a reverse stock split of our common stock in order for our common stock to be listed on NASDAQ, although there is no assurance that such reverse stock split will occur based on any specific ratio, that such reverse stock split will be necessary or will occur in connection with the up listing to NASDAQ. If we fail to effect such reverse stock split of our common stock if necessary to obtain such NASDAQ approval, or if we are not able to up list our common stock or list the Warrants for any other reason, we will not be able to consummate the offering and will terminate this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter named below and the underwriter has agreed to purchase from us, at the public offering price per Unit less the underwriting discounts set forth on the cover page of this prospectus, the number of Units listed next to its name in the following table:

Underwriter	Number of Units
Maxim Group LLC

Total

A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.

The underwriting agreement provides that the obligation of the underwriter to purchase all of the Units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if the underwriter defaults, the offering may be terminated. Subject to the terms of the underwriting agreement, the underwriter will purchase all of the Units being offered to the public, other than those securities covered by the over-allotment option described below, if any of these Units are purchased.

The underwriter is offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriter an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to (i) ____________ additional shares of common stock at a price per share equal to the public offering price per Unit and/or (ii) additional Warrants to purchase up to ____________ additional shares of common stock at a price per warrant of $______ (15% of the shares of common stock and Warrants included in the Units sold in this offering, the warrant to have the same terms as the Warrants in the Units), in each case, less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. We will be obligated, pursuant to the option, to sell these additional Units to the underwriter to the extent the option is exercised. If any additional shares of common stock and/or Warrants are purchased, the underwriter will offer the additional shares of common stock and/or Warrants on the same terms as those on which the other Units are being offered hereunder. If this option is exercised in full, the total offering price to the public will be $______ and the total net proceeds, before expenses and after the credit to the underwriting commissions described below, to us will be $__________.

Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of the over-allotment option.

	Per Unit	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public offering price	$	$	$
Underwriting discount (8%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriter proposes to offer the Units offered by us to the public at the public offering price per Unit set forth on the cover of this prospectus. In addition, the underwriter may offer some of the Units to other securities dealers at such price less a concession of $______ per Unit. If all of the Units offered by us are not sold at the public offering price per Unit, the underwriter may change the offering price per Unit and other selling terms by means of a supplement to this prospectus.

We have paid an advance of $25,000 to the underwriter, which will be applied against the accountable expenses that will be paid by us to the underwriter in connection with this offering. The underwriting agreement also provides that in the event the offering is terminated, the $25,000 advance paid to the underwriter will be returned to us to the extent that offering expenses are not actually incurred by the underwriter in accordance with Financial Industry Regulation Authority (“FINRA”) Rule 5110(g)(4)(A).

We have also agreed to reimburse the underwriter for reasonable out-of-pocket expenses not to exceed $100,000 in the aggregate. We estimate that total expenses payable by us in connection with this offering, other than the underwriting discount, will be approximately $500,000.

No action has been taken by us or the underwriter that would permit a public offering of the shares of our common stock included in this offering in any jurisdiction where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of our common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of our common stock and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy any of our common stock included in this offering in any jurisdiction where that would not be permitted or legal.

Discretionary Accounts

The underwriter does not intend to confirm sales of the Units offered hereby to any accounts over which they have discretionary authority.

Indemnification

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

Lock-Up Agreements

We and our officers and directors, and the holders of 3% or more of the outstanding shares of our common stock as of the effective date of the registration statement, have agreed, subject to limited exceptions, for a period of 180 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriter. The underwriter may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Pricing of this Offering

Prior to this offering, there has not been an active market for our common stock and there has been no public market for our Warrants. The public offering price for our Units will be determined through negotiations between us and the underwriter. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriter believes to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price of our Units will correspond to the price at which our common stock or Warrants will trade in the public market subsequent to this offering or that an active trading market for our common stock or Warrants will develop and continue after this offering.

Underwriter’s Warrants

We have agreed to issue to the underwriter (or its permitted assignees) warrants to purchase up to a total of ____________ shares of common stock (8% of the shares of common stock included in the Units, excluding the over-allotment, if any) subject to a 9.99% beneficial ownership limitation. The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the four- and one-half-year period commencing 180 days from the commencement of sale of securities in connection with this offering, which period is in compliance with FINRA Rule 5110(e)(1)(A). The Underwriter’s Warrants are exercisable at a per share price equal to $______ per share, which shall be no less than 100% of the public offering price per Unit in the offering . The Underwriter’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e) of FINRA. The underwriter (or permitted assignees under Rule 5110(e)(2)(B)) will not sell, transfer, assign, pledge, or hypothecate these Underwriter’s Warrants or the securities underlying these Underwriter’s Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter’s Warrants or the underlying securities for a period of 180 days from the commencement of sales of the securities issued in connection with this offering. The exercise price and number of shares issuable upon exercise of the Underwriter’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. In addition, if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the common stock issuable upon exercise of such Underwriter’s Warrants, the holders thereof shall have the right to exercise the Underwriter’s Warrants solely via a cashless exercise feature provided for in such Underwriter’s Warrants, until such time as there is an effective registration statement and current prospectus. Notwithstanding the foregoing, on the expiration date of such Underwriter’s Warrants, they shall be automatically exercised via cashless exercise pursuant to the terms of such Underwriter’s Warrants.

Right of First Refusal and Certain Post-Offering Investments

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of 24 months after the closing of the offering, the underwriter shall have a right of first refusal to act as lead managing underwriter and book-runner and/or placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by us, or any of our successors or subsidiaries, on terms customary to the underwriter. The underwriter in conjunction with us, shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Trading; NASDAQ Capital Market Listing

Our common stock is presently quoted on the OTCQB under the symbol “FLES.” We intend to apply to list our common stock and Warrants offered in the offering on the Nasdaq Capital Market under the symbols “FLES” and “FLESW”, respectively. No assurance can be given that our listing application will be approved by the Nasdaq Capital Market; however, it is a condition of the underwriters’ obligation that our shares of common stock and Warrants have been approved for listing on Nasdaq Capital Market.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriter of securities in excess of the number of securities the underwriter are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any covered short position by either exercising their over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriter sells more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our shares of common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Units

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus in electronic format, the information on the underwriter’s websites and any information contained in any other websites maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in their capacity as underwriter, and should not be relied upon by investors.

Other Relationships

From time to time, the underwriter and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. In November 2021, Maxim received a 6% fee in the amount of $144,000 in connection with a $2,400,000 bridge loan provided to us. Except for the foregoing and the services provided in connection with this offering , , the underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters in connection with the securities offered by this prospectus have been passed upon for the Company by Frederick M. Lehrer, Esquire of Frederick M. Lehrer, P. A. Sichenzia Ross Ference LLP is acting as counsel for the underwriter in this offering.

EXPERTS

The consolidated financial statements of The 4Less Group, Inc., as of January 31, 2021 and 2020, and for the two years then ended have been included herein and in the registration statement in reliance upon the report of L J Soldinger Associates, LLC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report thereon contains an explanatory paragraph which describes the conditions that raise substantial doubt about the ability of the Company to continue as a going concern and are contained in Footnote 2 to the consolidated financial statements.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorizes a court to award, or a corporation’s Board to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. In addition, the registrant’s Bylaws provide that the registrant has the authority to indemnify the registrant’s directors and officers and may indemnify the registrant’s employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. The registrant is also empowered under the registrant’s Bylaws to purchase insurance on behalf of any person whom the registrant is required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 with the SEC under the Act with respect to the securities being offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our securities offered by this Prospectus, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. All filings we make with the SEC are available on the SEC’s web site at www.sec.gov.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors, Executive Officers and Corporate Governance.

The following table lists the names and ages of the executive officers and director of the Company.  The director(s) will continue to serve until the next annual shareholders meeting, or until their successors are elected and qualified. All officers serve at the discretion of the Board.

Name	Age	Position	Date First Appointed/ Elected To the Company
Timothy Armes	65	Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.	August 2011

Chris Davenport	51	President of Auto Parts 4less, Inc.	October 2013

No members of our Board are independent using the definition of independence under Nasdaq Listing Rule 5605(a)(2) and the standards established by the SEC. Prior to closing the offering we plan to increase the size the Board to satisfy Nasdaq’s requirement that the majority of the Board be independent.

Timothy Armes: Mr. Armes has served as our Chairman/Chief Executive Officer/Chief Financial Officer/Secretary/Treasurer/ of The 4Less Group (formerly MedCareers Group, Inc.) since August 2011. From February 2011 to August 2011, Mr. Armes served as the Chief Operating Officer of the Company.  Since August 2011, Mr. Armes has served as the Chairman, Chief Executive Officer, President, Secretary and Treasurer of the Company. In 1992 Mr. Armes launched one of the first online job bulletin boards which eventually grew into jobs.com. As CEO of Jobs.com he raised over 100 million dollars and grew it into one of the top employment web sites before leaving the company in May of 2000. Mr. Armes began his career as an auditor for Ernst and Young and then as a real estate workout specialist with different firms in the mid 1980’s. Mr. Armes obtained a Bachelor of Business Administration degree in Accounting from the University of Texas in 1980 and passed the Certified Public Accountant exam.

Director Qualifications:

We believe that Mr. Armes is well qualified to serve as a Director of the Company because of his significant experience working with and building Nurses Lounge (which since November 2010 has been our wholly-owned operating subsidiary); his prior experience growing Jobs.com, and his financial and accounting background.

Christopher Davenport: Chris Davenport has served as President of our wholly owned subsidiary, Auto Parts 4Less, Inc., since October 2013. Mr. Davenport received his MBA from the University of California in September 2005 where he was recognized by his classmates as “the Most Innovative Thinker”. Before founding The 4Less Corp, Mr. Davenports’ previous business provided mobile dental services to the employees of the gaming corporations. These contracts covered the lives of several hundred thousand employees on the Las Vegas strip. Due to the nature of the mobile facilities, Mr. Davenport implemented several new technologies at the time such as: filmless radiography, virtual patient charts and VPN networks to make for seamless quality health care. Soon after, Mr. Davenport expanded his mobile dental company to the military where he won several multiyear, multi-million dollars medical/dental National Guard Medical Readiness contracts. Mr. Davenport has a proven history of implementing innovative technologies. In April 2014, Mr. Davenport filed for Chapter 7 Bankruptcy in the United States Bankruptcy Court of Nevada, which bankruptcy was discharged on September 2, 2014.

Corporate Governance

We promote accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

In lieu of an Audit Committee, our Board (currently consisting solely of Timothy Armes), is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of our financial statements and other services provided by our independent public accountants. The Board reviews our internal accounting controls, practices and policies.

Committees of the Board

We have not formed an Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee as of the filing of this registration statement. Our Board currently performs the principal functions of an Audit Committee. .

The Company plans to appoint three additional independent directors to serve on our Board and as chairpersons of the following committees, which we intend to form [prior to][after] this offering:

●	Audit Committee
●	Compensation Committee
●	Nominating Committee

Audit Committee Financial Expert

Our Board has determined that we do not have an independent board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Exchange Act.

We believe that our sole director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The sole director does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the sole director. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

To our knowledge, except as set forth in the biography of Mr. Davenport, there have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability of our director or executive officers.

Board Meetings and Annual Meeting

During the fiscal year ended January 31, 2021, our Board (currently consisting solely of Timothy Armes) did not meet or hold any formal meetings.  We did not hold an annual meeting in the year ended January 31, 2021.  In the absence of formal board meetings, the Board conducted all of its business and approved all corporate actions during the fiscal year ended January 31, 2021 by the unanimous written consent of its sole director.

Code of Ethics

We have not yet adopted a formal Code of Ethics. We are in the process of formulating a code of ethics that is in conformity with Nasdaq requirements.

Shareholder Proposals

We do have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The sole director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to the Board and we do not have any specific process or procedure for evaluating such nominees. The Board will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board may do so by directing a written request addressed to our Chief Executive Officer, at the address appearing on the first page of this report.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our Chief Executive Officer and Chief Financial Officer during the fiscal years ended January 31, 2021 and 2020.  We did not have any executive officers who received total compensation in excess of $100,000 during the fiscal years disclosed below, other than disclosed below.

Name and principal position (1)	Year	Salary*	Bonus	Stock Awards	Option Awards	All other compensation*	Total compensation

Timothy Armes	2021	$91,701	—	—	—	—	$91,701
CEO, President, Treasurer, Secretary and Director (1)	2020	$79,414	—	—	—	—	$79,414

Christopher Davenport	2021	$550,200	—	—	—	—	$550,200
President Autoparts4Less	2020	$277,500	—	—	—	—	$277,500

__________

*	Does not include any accruals not paid in cash or perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above. The value of the Stock Awards and Option Awards in the table above, if any, was calculated based on the fair value of such securities calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(1)	No executive or director received any consideration, separate from the compensation they received as an executive officer, for service on the Board during the periods disclosed.

Grants of Plan-Based Awards.  None.

Outstanding Equity Awards at Fiscal Year End.  None.

Executive Employment Agreements. None.

Potential Payments upon Termination or Change in Control

We do not have any contract, agreement, plan or arrangement with its named executive officers that provides for payments to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in our control, or a change in the named executive officer’s responsibilities following a change in control.

Retirement Plans

We do not have any plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement.

Compensation of Directors

In the past, we have not instituted a policy of compensating non-management directors. However, we plans to use stock-based compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, we will consider the significant amount of time that directors expend in fulfilling their duties to us, as well as the skill-level that we require.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth information regarding the beneficial ownership of our voting common stock, as of January 20, 2022, by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) each of our officers and directors (provided that Mr. Armes currently serves as our sole director); and (iii) all of our officers and directors as a group.

Based on information available to us, all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them, unless otherwise indicated. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or Warrants currently exercisable or exercisable within 60 days after the date of this filing are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage of ownership of any other person. The following table is based on 3,441,485 common shares issued and outstanding as of January 20, 2022.

COMMON STOCK

	Beneficial Owner	Address	Shares	Percent Ownership

Common Stock	Timothy Armes Chairman / CEO President, Secretary, CFO	106 W Mayflower, Las Vegas, Nevada 89030	45,002	1.30%

Common Stock	Chris Davenport Founder and President Autoparts4Less	106 W Mayflower, Las Vegas, Nevada 89030	—	0.00%

	All Officers and Directors as a Group (2 Persons)		45,002	1.30%

The following table is based on 0 shares of Series A Preferred Shares outstanding, 20,000 of Series B Preferred Shares outstanding, 7,250 shares of Series C Preferred Shares outstanding and 870 shares of Series D Preferred shares outstanding as of January 20, 2022.

PREFERRED STOCK

	Beneficial Owner	Address	Class	Shares	Percent Ownership

Preferred Stock	Timothy Armes Chairman / CEO President, Secretary, CFO	106 W Mayflower, Las Vegas, Nevada 89030	Pref A Pref B Pref C Pref D	0 1,000 100 120	0.00% 5.00% 1.38% 13.79%

Preferred Stock	Chris Davenport Founder and President of Autoparrts4Less	106 W Mayflower, Las Vegas, Nevada 89030	Pref A Pref B Pref C Pref D	0 17,100 6,075 675	0.00% 85.50% 83.80% 77.58%

	All Officers and Directors as a Group (2 Persons)		Pref A Pref B Pref C Pref D	0 18,100 6,175 795	0.00% 90.50% 85.18% 91.38%

Certain Relationships and Related Transactions, and Director Independence.

As a result of the acquisition of the 4Less Corp in November 2018 and disposition of Nurses Lounge in December of 2018, Mr. Armes canceled 100 million shares (16,666 post-split) of his approximate 129,628,000 common shares he owned (21,604 post-split). Along with the cancellation of his common stock and a verbal agreement to stay on as our President, CEO and Chairman of the Board. Mr. Armes received 120 shares of Series D Preferred stock, maintained his 1,000 shares of Series B Preferred stock, received 100 Class C preferred shares (during the year ended January 31, 2021) and a payable to Mr. Armes representing $180,000 of deferred income of which a balance of $ 125,673 remains payable at January 31, 2021.

As part of the acquisition of the 4Less Corp., Christopher Davenport, the founder and president of The 4Less Corp, received 17,100 shares of Series B Preferred Stock representing approximately 89% of the 20,000 Series B Preferred stock outstanding, 6,075 shares of Series C Preferred stock outstanding which can be converted into approximately 60% of our outstanding common stock and 675 shares of Series D Preferred stock.

Review, Approval and Ratification of Related Party Transactions

We have not yet adopted a related party transaction policy, however, we are in the process of adopting such policy that is in conformity with NASDAQ requirements.

In the past, given our small size and limited financial resources, we had not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, director(s) and significant stockholders. However, we make it a practice of having our Board (currently consisting solely of Mr. Armes) approve and ratify all related party transactions. In connection with such approval and ratification, our Board takes into account several factors, including their fiduciary duties to us; the relationships of the related parties to us; the material facts underlying each transaction; the anticipated benefits to us and related costs associated with such benefits; whether comparable products or services are available; and the terms we could receive from an unrelated third party.

Until we adopt a related party transaction policy, the Board will continue to approve any related party transaction based on the criteria set forth above.

Director Independence

We currently only have one director, Timothy Armes, who is not independent.  We plan to appoint 3 independent directors in connection with our listing application to Nasdaq.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in, and no disagreements with our accountants on accounting and financial disclosure.

INDEX TO FINANCIAL STATEMENTS

Nine Month Period Ending October 31, 2021 (Unaudited)	F-2

Years Ended January 31, 2021 and January 31, 2020	F-23

THE 4LESS GROUP, INC.

Condensed Consolidated Balance Sheets

	October 31, 2021	January 31, 2021
	Unaudited	(*)
Assets
Current Assets
Cash and Cash Equivalents	$350,299	$277,664
Share Subscriptions Receivable	2,301	100,000
Inventory	401,444	323,411
Prepaid Expenses	10,848	11,859
Other Current Assets	41,419	2,149
Total Current Assets	806,311	715,083
Operating Lease Assets	270,187	344,413
Deferred Offering Costs	282,000	—
Property and Equipment, net of accumulated depreciation of $109,468, and $88,823	234,338	80,027

Total Assets	$1,592,836	$1,139,523

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts Payable	$1,089,619	$869,765
Accrued Liabilities	646,964	1,382,839
Accrued Expenses – Related Party	46,173	106,173
Customer Deposits	220,776	188,385
Deferred Revenue	241,292	687,766
Short-Term Debt	3,132,568	716,142
Current Operating Lease Liability	103,874	90,286
Short-Term Convertible Debt, net of debt discount of $354,526 and $309,317	594,774	336,683
Derivative Liabilities	391,868	213,741
PPP Loan-current portion	—	43,294
Current Portion – Long-Term Debt	25,076	424,064
Total Current Liabilities	6,492,984	5,059,138

Non-Current Lease Liability	160,770	244,049
PPP Loan -long term portion	—	166,153
Long-Term Debt	125,286	890,373

Total Liabilities	6,779,040	6,359,713

Commitments and Contingencies	—	—
Redeemable Preferred Stock
Series D Preferred Stock, $0.001 par value, 870 shares authorized, 870 and 870 shares issued and outstanding	870,000	870,000

Stockholders’ Deficit
Preferred Stock – Series A, $0.001 par value, 330,000 shares authorized, 0 and 0 shares issued and outstanding	—	—
Preferred Stock – Series B, $0.001 par value, 20,000 shares authorized, 20,000 and 20,000 shares issued and outstanding	20	20
Preferred Stock – Series C, $0.001 par value, 7,250 shares authorized, 7,250 and 7,250 shares issued and outstanding	7	7
Common Stock, $0.000001 par value, 15,000,000 shares authorized, 3,410,235 and 1,427,163 shares issued, issuable and outstanding	3	1
Additional Paid In Capital	19,212,123	14,291,759
Accumulated Deficit	(25,268,357)	(20,381,977)
Total Stockholders’ Deficit	(6,056,204)	(6,090,190)

Total Liabilities and Stockholders’ Deficit	$1,592,836	$1,139,523

*	Derived from audited information

The Accompanying Notes are an Integral Part of these Unaudited Condensed Consolidated Financial Statements.

THE 4LESS GROUP, INC.

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended October 31, 2021 and October 31, 2020

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31, 2021	October 31, 2020	October 31, 2021	October 31, 2020

Revenue	$3,114,062	$2,334,826	$9,429,519	$7,262,106

Cost of Revenue	2,274,564	1,861,130	6,975,126	5,291,026

Gross Profit	839,498	473,696	2,454,393	1,971,080

Operating Expenses:
Depreciation	12,479	6,299	35,930	18,897
Postage, Shipping and Freight	94,356	113,702	430,105	378,595
Marketing and Advertising	609,252	25,497	1,876,576	49,347
E Commerce Services, Commissions and Fees	434,832	222,425	1,160,569	641,692
Operating lease cost	30,478	23,279	91,437	91,437
Personnel Costs	319,256	330,184	1,078,449	829,788
PPP loan forgiveness	(209,447)	—	(209,447)	—
General and Administrative	1,569,721	263,619	2,682,866	598,484
Total Operating Expenses	2,860,927	985,005	7,146,485	2,608,240

Net Operating Income (Loss)	(2,021,429)	(511,309)	(4,692,092)	(637,160)

Other Income (Expense)
Gain (Loss) on Sale of Property and Equipment	—	—	20,345	464
Gain (Loss) on Derivatives	(76,444)	(939,873)	(88,551)	(507,674)
Gain on Settlement of Debt	41,249	2,845,742	1,004,615	5,018,388
Amortization of Debt Discount	(130,139)	(67,357)	(442,075)	(694,168)
Interest Expense	(379,811)	(227,130)	(688,622)	(497,917)
Total Other Income (Expense)	(545,145)	1,611,382	(194,288)	3,319,093

Net Income (Loss)	$(2,566,574)	$1,100,073	$(4,886,380)	$2,681,933

Basic Weighted Average Shares Outstanding;	3,198,658	1,067,074	2,572,772	797,126
Basic Income (Loss) per Share	$(0.80)	$1.03	$(1.90)	$3.36

Diluted Average Shares Outstanding;	3,198,658	5,268,957	2,572,772	4,999,009
Diluted Income (Loss) per Share	$(0.80)	$(0.13)	$(1.90)	$(0.13)

The Accompanying Notes are an Integral Part of these Unaudited Condensed Consolidated Financial Statements.

THE 4LESS GROUP, INC.

Condensed Consolidated Statement of Changes in Stockholders’ Deficit

For the Nine Months Ended October 31, 2021 and October 31, 2020

(Unaudited)

	Preferred Series A		Preferred Series B		Preferred Series C		Common Stock		Paid in	Retained
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Total

Balance at January 31, 2020	—	$—	20,000	$20	6,750	$7	538,464	$1	$13,449,336	$(21,569,153)	$(8,119,789)

Conversion of Notes Payable to Common Stock	—	—	—	—	—	—	82,361	—	3,399	—	3,399

Derivative Liability Reclassified as Equity Upon Conversion of notes	—	—	—	—	—	—	—	—	8,104	—	8,104

Exchange of Debt	—	—	—	—	250	—	—	—	9,105	—	9,105

Net Income	—	—	—	—	—	—	—	—	—	1,186,898	1,186,898

Balance at April 30, 2020	—	$—	20,000	$20	7,000	$7	620,825	$1	$13,469,944	$(20,382,255)	$(6,912,283)

Conversion of Notes Payable to Common Stock	—	—	—	—	—	—	284,147	—	7,656	—	7,656

Derivative Liability Reclassified as Equity Upon Conversion of notes	—	—	—	—	—	—	—	—	12,081	—	12,081

Net Income	—	—	—	—	—	—	—	—	—	394,962	394,962

Balance at July 31, 2020	—	$—	20,000	$20	7,000	$7	904,972	$1	$13,489,681	$(19,987,293)	$(6,497,584)

Conversion of Notes Payable and Accrued Interest to Common Stock	—	—	—	—	—	—	211,987	—	4,757	—	4,757

Issuance of Shares as Commitment Fee for Loan	—	—	—	—	—	—	19,685	—	50,000	—	50,000

Issuance of Shares to Repay Accrued Expense Related Party	—	—	—	—	—	—	45,000	—	18,900	—	18,900

Issuance of Class C Shares as Part of Debt Settlement	—	—	—	—	150	—	—	—	20,290	—	20,290

Issuance of Class C Shares Repay Accrued Expense Related Party	—	—	—	—	100	—	—	—	11,177	—	11,177

Issuance of 950,000 Warrants as Part of Debt Settlement	—	—	—	—	—	—	—	—	351,500	—	351,500

Net Income (Loss)	—	—	—	—	—	—	—	—	—	1,100,073	1,100,073

October 31, 2020	—	$—	20,000	$20	7,250	$7	1,181,644	$1	$13,946,305	$(18,887,220)	$(4,940,887)

	Preferred Series A		Preferred Series B		Preferred Series C		Common Stock		Paid in	Retained
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Total

Balance at January 31, 2021	—	—	20,000	20	7,250	7	1,427,163	1	14,291,759	(20,381,977)	(6,090,190)

Common Stock Issued as Payment for Fees	—	—	—	—	—	—	50,000	—	107,500	—	107,500

Issuance of Common Stock as Part of REG A Subscription	—	—	—	—	—	—	1,097,250	1	2,194,499	—	2,194,500

Rounding	—	—	—	—	—	—	—	1	—	—	1

Net (Loss)	—	—	—	—	—	—	—	—	—	(567,557)	(567,557)

Balance at April 30, 2021	—	$—	20,000	$20	7,250	$7	2,574,413	$3	$16,593,758	$(20,949,534)	$(4,355,746)

Conversion of Notes Payable and Accrued Interest and Fees to Common Stock	—	—	—	—	—	—	30,000	—	59,100	—	59,100

Derivative Liability Reclassified as Equity Upon Conversion of Notes	—	—	—	—	—	—	—	—	17,640	—	17,640

Issuance of shares	—	—	—	—	—	—	104,750	—	200,500	—	200,500

Relative fair value of equity issued with debt	—	—	—	—	—	—	91,810	—	59,801	—	59,801

Issuance of warrants	—	—	—	—	—	—	—	—	600,000	—	600,000

Net (Loss)	—	—	—	—	—	—	—	—	—	(1,752,249)	(1,752,249)

Balance at July 31, 2021	—	$—	20,000	$20	7,250	$7	2,800,973	$3	$17,530,799	$(22,701,783)	$(5,170,954)

Conversion of Notes Payable and Accrued Interest and Fees to Common Stock	—	—	—	—	—	—	59,771	—	102,341	—	102,341

Derivative Liability Reclassified as Equity Upon Conversion of Notes	—	—	—	—	—	—	—	—	58,504	—	58,504

Share Issuances, Net of Issuance Costs of $359,445	—	—	—	—	—	—	521,000	—	392,924	—	392,924

Share Issuance for fees	—	—	—	—	—	—	13,011	—	30,055	—	30,055

Additional Shares Issued as Part of Relative Fair Value for Debt	—	—	—	—	—	—	15,480	—	—	—	—

Options Issued to Director and CEO	—	—	—	—	—	—	—	—	585,000	—	585,000

Warrants Issued for Fees	—	—	—	—	—	—	—	—	512,500	—	512,500

Net (Loss)	—	—	—	—	—	—	—	—	—	(2,566,574)	(2,566,574)

Balance at October 31, 2021	—	$—	20,000	$20	7,250	$7	3,410,235	$3	$19,212,123	$(25,268,357)	$(6,056,204)

The Accompanying Notes are an Integral Part of these Unaudited Condensed Consolidated Financial Statements.

THE 4LESS GROUP, INC.

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended October 31, 2021 and October 31, 2020

(Unaudited)

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(4,886,380)	$2,681,933
Adjustments to reconcile net income (loss) to cash used by operating activities:
Depreciation	35,930	18,897
Reduction of Right of Use	69,691	—
Accretion of Lease	21,746	—
(Gain) loss in Fair Value on Derivative Liabilities	88,551	507,674
Amortization of Debt Discount	442,075	694,168
Original Issue Discount on Notes to Interest Expense	—	69,750
Loan Penalties Capitalized to Loan and Accrued Interest	28,000	3,394
Stock Based Payment of Consulting Fees and Shares	303,555	50,000
Stock Based Compensation on Options and Warrants	1,097,500	—
Gain on Sale of Property and Equipment	(20,345)	(464)
PPP Loan Forgiveness	(209,447)	—
Gain on Settlement of Debt	(1,004,615)	(5,018,388)
Change in Operating Assets and Liabilities:
(Increase) Decrease in Inventory	(78,033)	72,268
Decrease in Prepaid Rent and Expenses	5,546	21,606
(Increase) Decrease in Other Current Assets	(39,270)	(2,853)
Increase in Accounts Payable	230,225	31,236
Increase in Accrued Expenses	137,440	293,289
Operating Lease Payments	(91,437)	—
Decrease in Accrued Expenses -Related Party	(60,000)	—
Increase in Customer Deposits	32,391	—
Decrease in Deferred Revenue	(446,474)	—
CASH FLOWS (USED IN) OPERATING ACTIVITIES	(4,343,351)	(577,490)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds of Sales of Property and Equipment	25,060	9,750
Purchase of Property and Equipment	(43,628)	—
CASH FLOWS (USED IN) PROVIDED BY INVESTING ACTIVITIES	(18,568)	9,750

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Common Shares, Net of Issuance Costs	3,037,625	—
Proceeds from Short Term Debt	1,568,472	635,000
Proceeds from Convertible Notes Payable	699,525	210,250
Payments on Short Term Debt	(449,386)	(370,824)
Proceeds from PPP Loan	—	209,447
Payments on Long Term Debt	(14,857)	(2,856)
Payments on Convertible Notes Payable	(406,825)	(14,329)
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	4,434,554	666,688

NET INCREASE IN CASH	72,635	98,948

CASH AT BEGINNING OF PERIOD	277,664	162,124

CASH AT END OF PERIOD	$350,299	$261,072

Supplemental Disclosure of Cash Flows Information:
Cash Paid for Interest	$345,868	$49,638
Convertible Notes Interest and Derivatives Converted to Common Stock	$237,085	$35,997
Stock Issued to Related Party in Payment of Accrued Expenses	$—	$30,077
Operating Lease Asset to Operating Lease Liability	$—	$39,494
Fair Value of Instruments Issued With Debt	$487,284	$—
Issuance of Warrants to Deferred Offering Costs	$600,000	$—
Deferred Offering Costs Against Share Proceeds	$312,000	$—
Loans to acquire Fixed Assets	$151,327	$—

The Accompanying Notes are an Integral Part of these Unaudited Condensed Consolidated Financial Statements.

THE 4LESS GROUP, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Business:

Nature of Business – The 4LESS Group, Inc., (the “Company”), was incorporated under the laws of the State of Nevada on December 5, 2007. The Company, under the name MedCareers Group, Inc. (“MCGI”) formally operated a website for nurses, nursing schools and nurses’ organizations designed for better communication between nurses and the nursing profession.

On November 29, 2018, the Company entered into a transaction (the “Share Exchange”), pursuant to which the Company acquired 100% of the issued and outstanding equity securities of The 4LESS Corp. (“4LESS”), in exchange for the issuance of (i) nineteen thousand (19,000) shares of Series B Preferred Stock, (ii) six thousand seven hundred fifty (6,750) shares of Series C Preferred Stock, and (iii) 870 shares of Series D Preferred Stock. The Series C Preferred Shares have a right to convert into common stock of the Company by multiplying the number of issued and outstanding shares of common stock by 2.63 on the conversion date. The Share Exchange closed on November 29, 2018.  As a result of the Share Exchange, the former shareholders of 4LESS became the controlling shareholders of the Company. The Share Exchange was accounted for as a reverse takeover/recapitalization effected by a share exchange, wherein 4LESS is considered the acquirer for accounting and financial reporting purposes. The capital, share price, and earnings per share amount in these consolidated financial statements for the period prior to the reverse merger were restated to reflect the recapitalization in accordance with the shares issued as a result of the reverse merger except otherwise noted.

4LESS was formed as Vegas Suspension & Offroad, LLC on October 24, 2013 as a Nevada limited liability company and converted to a Nevada corporation with the same name on May 8, 2017. On April 2, 2018, the Company changed its name to The 4LESS Corp. The Corporation had S Corporation status. The Corporation operates as an e-commerce auto and truck parts sales company. As a result of the share exchange, the 4LESS Group, Inc. is now a holding company operating through 4LESS and offers products including exhaust systems, suspension systems, wheels, tires, stereo systems, truck bed covers, and shocks. On December 30, 2019 4LESS changed its name to Auto Parts 4Less, Inc.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application. The application of accounting principles requires the estimating, matching and timing of revenue and expense. The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these condensed financial statements.

Basis of Presentation:

The Company prepares its financial statements on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States.

The accompanying unaudited condensed consolidated financial statements and related notes have been prepared in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for interim unaudited consolidated financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete consolidated financial statements. Certain information and footnote disclosure normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to instructions, rules, and regulations prescribed by the SEC. The unaudited consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the year ended January 31, 2021 and notes thereto contained in the Company’s Annual Report on Form 10-K filed on May 14, 2021.

Principles of Consolidation:

The condensed financial statements include the accounts of The 4LESS Group, Inc. as well as The Auto Parts 4Less, Inc., and JBJ Wholesale LLC. All significant inter-company transactions have been eliminated. All amounts are presented in U.S. Dollars unless otherwise stated.

Use of Estimates:

In order to prepare financial statements in conformity with accounting principles generally accepted in the United States, management must make estimates, judgments and assumptions that affect the amounts reported in the financial statements and determine whether contingent assets and liabilities, if any, are disclosed in the financial statements. The ultimate resolution of issues requiring these estimates and assumptions could differ significantly from resolution currently anticipated by management and on which the financial statements are based.  The most significant estimates included in these consolidated financial statements are those associated with the assumptions used to value derivative liabilities, options and warrants.

Reclassifications

Certain amounts in the Company’s condensed consolidated financial statements for prior periods have been reclassified to conform to the current period presentation. These reclassifications have not changed the results of operations of prior periods.

Cash and Cash Equivalents:

The Company considers all highly liquid instruments with a maturity of three months or less to be cash equivalents. At times, cash balances may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The carrying amount of cash and cash equivalents approximates fair market value.

Inventory Valuation

Inventories are stated at the lower of cost or net realizable value. Inventories are valued on a first-in, first-out (FIFO) basis. Inventory is comprised of finished goods.

Concentrations

Cost of Goods Sold

For the nine months ended October 31, 2021 the Company purchased approximately 58% of its inventory and items available for sale from third parties from three vendors. As of October 31, 2021, the net amount due to the vendors included in accounts payable was $440,977. For the nine months ended October 31, 2020 the Company purchased approximately 55% of its inventory and items available for sale from third parties from three vendors. As of October 31, 2020, the net amount due to those vendors included in accounts payable was $393,729. The Company believes there are numerous other suppliers that could be substituted should a supplier become unavailable or non-competitive.

Leases

We adopted ASU No. 2016-02—Leases (Topic 842), as amended, as of February 1, 2019, using the full retrospective approach. The full retrospective approach provides a method for recording existing leases at adoption and in comparative periods. In addition, we elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed us to carry forward the historical lease classification.

In addition, we elected the hindsight practical expedient to determine the lease term for existing leases. Our election of the hindsight practical expedient resulted in the shortening of lease terms for certain existing leases and the useful lives of corresponding leasehold improvements. In our application of hindsight, we evaluated the performance of the leased stores and the associated markets in relation to our overall real estate strategies, which resulted in the determination that most renewal options would not be reasonably certain in determining the expected lease term.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized when items of income and expense are recognized in the financial statements in different periods than when recognized in the tax return. Deferred tax assets arise when expenses are recognized in the financial statements before the tax returns or when income items are recognized in the tax return prior to the financial statements. Deferred tax assets also arise when operating losses or tax credits are available to offset tax payments due in future years. Deferred tax liabilities arise when income items are recognized in the financial statements before the tax returns or when expenses are recognized in the tax return prior to the financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Fair Value of Financial Instruments:

The Company’s financial instruments consist of cash, accounts payable, advances and notes payable. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments. Derivatives are recorded at fair value at each period end. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date.

The ASC guidance for fair value measurements and disclosure establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1 Inputs – Quoted prices for identical instruments in active markets.

Level 2 Inputs – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs – Instruments with primarily unobservable value drivers.

The following table sets forth, by level within the fair value hierarchy, the Company’s financial liabilities that were accounted for at fair value on a recurring basis as of October 31, 2021:

	October 31, 2021	Quoted Prices in Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Derivative Liabilities – embedded redemption feature	$391,868	$—	$—	$391,868
Totals	$391,868	$—	$—	$391,868

Related Party Transactions:

The Company has a verbal policy that includes procedures intended to ensure compliance with the related party provisions in common practice for public companies. For purposes of the policy, a “related party transaction” is a transaction in which the Company or any one of its subsidiaries participates and in which a related party has a direct or indirect material interest, other than ordinary course, arms-length transactions of less than 1% of the revenue of the counterparty. Any transaction exceeding the 1% threshold, and any transaction involving consulting, financial advisory, legal or accounting services that could impair a director’s independence, must be approved by the CEO. Any related party transaction in which an executive officer or a Director has a personal interest, or which could present a possible conflict under the Guide to Ethical Conduct, must be approved by Board of Directors, following appropriate disclosure of all material aspects of the transaction.

Derivative Liability

The derivative liabilities are valued as a level 3 input under the fair value hierarchy for valuing financial instruments. The derivatives arise from convertible debt where the debt and accrued interest is convertible into common stock at variable conversion prices and reclassification of equity instrument to liability due to insufficient shares for issuance. As the price of the common stock varies, it triggers a gain or loss based upon the discount to market assuming the debt was converted at the balance sheet date. When evaluating the effect of the issuance of new equity-linked or equity-settled instruments on previously issued instruments, the Company uses first-in, first-out method (“FIFO”) where authorized and unused shares would first be used to satisfy the earliest issued equity-linked instruments.

The fair value of the derivative liability is determined using a lattice model, is re-measured on the Company’s reporting dates, and is affected by changes in inputs to that model including our stock price, historical stock price volatility, the expected term, and both high risk and the risk-free interest rate. The most sensitive inputs to the model are for expected time for the holder to convert or be repaid and the estimated historical volatility of the Company’s common stock.  However, because the historical volatility of the Company’s common stock is so high (see Note 10), the sensitivity required to change the liability by 1% as of October 31, 2021 is greater than 25% change in historical volatility as of that date.  The other inputs, such as risk free rate, high yield cash rate and stock price all have a sensitivity for a 1% change in the input variable results in a significantly less than 1% change in the calculated derivative liability.

Revenue Recognition

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue when control is transferred over the promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

Because the Company’s sales agreements generally have an expected duration of one year or less, the Company has elected the practical expedient in ASC 606-10-50-14(a) to not disclose information about its remaining performance obligations.

Disaggregation of Revenue: Channel Revenue

The following table shows revenue split between proprietary and third party website revenue for the nine months ended October 31, 2021 and 2020:

			Change
	2021	2020	$	%
Proprietary website revenue	$6,339,478	3,704,215	$2,635,263	71%
Third party website revenue	3,090,041	3,557,891	(467,850)	(13%	)
Total Revenue	$9,429,519	$7,262,106	$2,167,413	30%

The Company’s performance obligations are satisfied at the point in time when products are received by the customer, which is when the customer has title and obtained the significant risks and rewards of ownership. Therefore, the Company’s contracts have a single performance obligation (shipment of product). The Company primarily receives fixed consideration for sales of product. Shipping and handling amounts paid by customers are primarily for online orders, and are included in revenue. Sales tax and other similar taxes are excluded from revenue.

Stock-Based Compensation:

The Company accounts for stock options at fair value. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model and provides for expense recognition over the service period, if any, of the stock option.

Earnings (Loss) Per Common Share:

Basic earnings (loss) per share (“EPS”) is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS give effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used to determine the number of shares assumed to be purchased from the exercise of stock options and/or warrants. Diluted EPS excluded all dilutive potential shares if their effect is anti-dilutive.

Basic loss per common share is computed based on the weighted average number of shares outstanding during the period. Diluted loss per share is computed in a manner similar to the basic loss per share, except the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of convertible debt and other such convertible instruments. Diluted loss per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share.

Recently Issued Accounting Standards:

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350) which simplifies goodwill impairment testing by requiring that such periodic testing be performed by comparing the fair value of a reporting unit with its carrying amount and recognizing an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. The policy is effective for fiscal years, including interim periods, beginning after December 15, 2019. We adopted on February 1, 2020 and the adoption had no impact.

Fair Value Measurement: In 2018, the FASB issued amended guidance to remove, modify and add disclosure requirements for fair value measurements. This amendment is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosure requirements. Transition is on a prospective basis for the new and modified disclosures, and on a retrospective basis for disclosures that have been eliminated. The adoption of this guidance on February 1, 2020 did not have a material impact on our consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvement to Nonemployee Share-Based Payment Accounting, which is part of the FASB’s simplification initiative to maintain or improve the usefulness of the information provided to the users of financial statements while reducing cost and complexity in financial reporting. This update provides consistency in the accounting for share-based payments to nonemployees with that of employees. The updated guidance had no impact on the Company’s consolidated financial position, results of operations or cash flows.

In addition to the above, the Company has reviewed all other recently issued, but not yet effective, accounting pronouncements, and does not believe the future adoption of any such pronouncements will have a material impact on its financial condition or the results of its operations.

There were various other accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

NOTE 2 – GOING CONCERN AND FINANCIAL POSITION

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $25,268,357 as of October 31, 2021 and has a working capital deficit at October 31, 2021 of $5,686,673. As of October 31, 2021, the Company only had cash and cash equivalents of $350,299 and approximately $1,836,000 of short-term debt in default. The short-term debt agreements provide legal remedies for satisfaction of defaults, none of the lenders to this point have pursued their legal remedies. Our current liquidity position raises substantial doubt about the Company’s ability to continue as a going concern.

Management’s plan is to raise additional funds in the form of debt or equity in order to (a) grow the business through building up brand awareness and developing and launching a potentially much larger auto parts e-commerce web site, autoparts4less.com while (b) continuing to fund losses until such time as revenues can sustain the Company. However, there is no assurance that management will be successful in being able to continue to obtain additional funding. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – PROPERTY

The Company capitalizes all property purchases over $1,000 and depreciates the assets on a straight-line basis over their useful lives of 3 years for computers and 7 years for all other assets. Property consists of the following at October 31, 2021 and January 31, 2021:

	October 31, 2021	January 31, 2021
Office furniture, fixtures and equipment	$94,042	$85,413
Shop equipment	43,004	43,004
Vehicles	206,760	40,433
Sub-total	343,806	168,850
Less: Accumulated depreciation	(109,468)	(88,823)
Total Property	$234,338	$80,027

Additions to fixed assets for the nine months ended October 31, 2021 and were $186,327 with $35,000 paid in cash and $151,327 financed through vehicle loans for vehicles and an additional $8,628 acquired in equipment. Additions to fixed assets were nil for the nine months ended October 31, 2020.

For the nine months ended October 31, 2021, vehicles having a cost of $20,000 and a net book value of $4,715 was disposed of. Proceeds received of $25,060 and a gain on sale of property and equipment of $20,345 were recorded.

Office equipment having a cost of $9,750 and a net book value of $9,286 was disposed of during the nine months ended October 31, 2020. Proceeds received of $9,750 and a gain on sale of property and equipment of $464 were recorded.

Depreciation expense was $12,479 and $6,299 for the three months ended October 31, 2021 and October 31, 2020, respectively.

Depreciation expense was $35,930 and $18,897 for the nine months ended October 31, 2021 and October 31, 2020, respectively.

NOTE 4 – LEASES

We lease certain warehouses and office space. Leases with an initial term of 12 months or less are not recorded on the balance sheet; we recognize lease expense for these leases on a straight-line basis over the lease term. For lease agreements entered into or reassessed after the adoption of Topic 842, we did not combine lease and non-lease components.

Most leases include one or more options to renew, with renewal terms that can extend the lease term from one to 17 years or more. The exercise of lease renewal options is at our sole discretion. The depreciable life of assets and leasehold improvements are limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise.

Below is a summary of our lease assets and liabilities at October 31, 2021 and January 31, 2021.

Leases	Classification	October 31, 2021	January 31, 2021
Assets
Operating	Operating Lease Assets	$270,187	$344,413
Liabilities
Current
Operating	Current Operating Lease Liability	$103,874	$90,286
Noncurrent
Operating	Noncurrent Operating Lease Liabilities	160,770	244,049
Total lease liabilities		$264,644	$334,335

Note: As most of our leases do not provide an implicit rate, we use our incremental borrowing rate of 8% based on the information available at commencement date in determining the present value of lease payments.

CAM charges were not included in operating lease expense and were expensed in general and administrative expenses as incurred.

Operating lease cost and rent was $30,478 and $23,279 for the three months ended October 31, 2021 and October 31, 2020, respectively.

Operating lease cost and rent was $91,437 and $91,437 for the nine months ended October 31, 2021 and October 31, 2020, respectively.

NOTE 5 – CUSTOMER DEPOSITS

The Company receives payments from customers on orders prior to shipment. At October 31, 2021 the Company had received $220,776 (January 31, 2021- $188,385) in customer deposits for orders that were unfulfilled at October 31, 2021 and canceled subsequent to quarter end. The orders were unfulfilled at October 31, 2021 because of supply chain issues due to supplier back-orders. The deposits were returned to the customers subsequent to October 31, 2021.

NOTE 6 – DEFERRED REVENUE

The Company receives payments from customers on orders prior to shipment. At October 31, 2021 the Company had received $241,292 (January 31, 2021- $687,766) in customer payments for orders that were unfulfilled at October 31, 2021 and delivered subsequent to October 31, 2021. The orders were unfulfilled at October 31, 2021 because of supply chain issues due to supplier back-orders as well as processing and delivery timing for those orders received close to quarter end.

NOTE 7 – PPP LOAN

On May 2, 2020 the Company entered into a Paycheck Protection Promissory (PPP) Note Agreement whereby the lender would advance proceeds of $209,447 at a fixed rate of 1% per annum and a May 2, 2022 maturity. The loan was repayable in monthly installments of $8,818 commencing September 2, 2021 and continuing on the second day of every month thereafter until maturity when any remaining principal and interest are due and payable. On September 22, 2021 the loan was forgiven and was recorded as a gain in operating expenses.

NOTE 8 – SHORT-TERM AND LONG-TERM DEBT

The components of the Company’s debt as of October 31, 2021 and January 31, 2021 were as follows:

	October 31,		January 31,
	2021		2021
Loan dated October 8, 2019, and revised February 29, 2020 and November 10, 2010 repayable June 30, 2022 with an additional interest payment of $20,000(3)	$97,340	*	$102,168
SFS Funding Loan, original loan of $389,980 January 8, 2020, 24% interest, weekly payments of $6,006, maturing July 28, 2021(2), fully repaid	—	*	161,227
Forklift Note Payable, original note of $20,433 Sept 26, 2018, 6.23% interest, 60 monthly payments of $394.54 ending August 2023(1)	9,227	#	12,269
Vehicle loan original loan of $93,239 February 16, 2021, 2.90 % interest. 72 monthly payments of $1,414 beginning on April 2, 2021 and ending on March 2, 2027. Secured by vehicle having net book value of $94,316.	84,975	#	—
Vehicle loan original loan of $59,711 March 20,2021, 7.89% interest. 72 monthly payments of $1,048 beginning on May 4, 2021 and ending on April 4, 2027. Secured by vehicle having net book value of $87,575.	56,160	#	—
Working Capital Note Payable - $700,000, dated October 29, 2021, repayment of $17,904 per week until Oct 29, 2022, interest rate of approximately 31%(2,4,7)	690,053	*	—
Working Capital Note Payable - $650,000, dated October 25, 2021, repayment of $15,875 per week until October 25, 2022, interest rate of approximately 26%(2,4,8)	640,260	*	—
Demand loan - $5,000 dated February 1, 2020, 15% interest, 5% fee on outstanding balance	5,000	*	5,000
Demand loan - $2,500, dated March 8, 2019, 25% interest, 5% fee on outstanding balance	2,500	*	2,500
Demand loan - $65,500 dated February 27, 2019, 25% interest, 5% fee on outstanding balance, Secured by the general assets of the Company	12,415	*	12,415
Promissory note -$60,000 dated September 18, 2020 maturing September 18, 2021, including $5,000 original issue discount, 15% compounded interest payable monthly	60,000	*^	60,000
Promissory note -$425,000 dated August 28, 2020, including $50,000 original issue discount, 15% compounded interest payable monthly. This notes matures when the Company receives proceeds through a financing event of $825,000 plus accrued interest on the note. (5)	425,000	*^	425,000
Promissory note -$1,200,000 dated August 28, 2020, maturing August 28, 2022, 12% interest payable monthly with the first six months interest deferred until the 6th month and added to principal. (6)	1,200,000	*^	1,200,000
Promissory note -$50,000 dated August 31, 2020, maturing February 28, 2021, 10% interest payable accrued monthly payable at maturity Fully repaid at April 30, 2021	—	*	50,000
Total	$3,282,930		$2,030,579

	October 31,	January 31,
	2021	2021
Short-Term Debt	$3,132,568	$716,142
Current Portion Of Long-Term Debt	25,076	424,064
Long-Term Debt	125,286	890,373
	$3,282,930	$2,030,579

____________________

^	In default
*	Short-term loans
#	Long-term loans of $9,227 including current portion of $3,913
$56,160 including current portion $7,730
$84,975 including current portion $13,433
(1)	Secured by equipment having a net book value of $10,242
(2)	The amounts due under the note are personally guaranteed by an officer or a director of the Company.
(3)	On November 10, 2020 the Company amended the agreement extending the maturity to June 30, 2022 from April 8, 2021 and changing monthly payments to $0 from $5,705 and interest rate from 13% to a $20,000 lump sum payable at maturity.
(4)	The Company has pledged a security interest on all accounts receivable and banks accounts of the Company.
(5)	Financing event would be a sale or issuance of assets, debt, shares or any means of raising capital. As the Company expects has entered into such a transaction the loan has reached maturity and is treated as current. No notice has been issued by the lender. .
(6)	Secured by all assets of the Company. Loan payable in 2 instalments, $445,200 payable August 28, 2021 and $826,800 payable August 28, 2022. The first instalment has not been paid so under default the loan has matured and is now current. No notice has been issued by the lender.
(7)	This loan replaces $500,000 loan dated June 4, 2021, $422,009 proceeds were used to repay this loan, net cash received was $253,491 after payment of $26,500 in fees.
(8)	This loan replaces $500,000 loan dated June 4, 2021, $359,919 proceeds were used to repay this loan, net cash received was $267,606 after payment of $22,475 in fees.

NOTE 9 – SHORT-TERM CONVERTIBLE DEBT

The components of the Company’s debt as of October 31, 2021 and January 31, 2021 were as follows:

	Interest	Default Interest	Conversion	Outstanding Principal at
Maturity Date	Rate	Rate	Price	October 31, 2021	January 31, 2021
Nov 4, 2013(a)	12%	12%	$1,800,000	$100,000	$100,000
Jan 31, 2014(a)	12%	18%	$2,400,000	16,000	16,000
July 31, 2013(a)	12%	12%	$1,440,000	5,000	5,000
Jan 31, 2014(a)	12%	12%	$2,400,000	30,000	30,000
Oct. 12, 2021	12%	16%	(1)	—	230,000
Nov. 16, 2021	12%	16%	(1)	—	100,000
Nov. 23, 2021	12%	16%	(1)	33,000	165,000
July 7, 2022	12%	16%	(2)	231,000	—
July 12, 2022	12%	16%	$2.00	355,000	—
July 23, 2022	10%	22%	(2)	179,300	—
Sub-total				949,300	646,000
Debt Discount				(354,526)	(309,317)
				$594,774	$336,683

____________________

(a)	In default
(1)	Closing bid price on the day preceding the conversion date.
(2)	Closing bid price on the day preceding the conversion date in the event of default.

On July 7, 2021 the Company entered into a convertible note for $231,000 with a one year maturity, interest rate of 12%, the Company received $199,500 in cash proceeds, recorded an original issue discount of $21,000, a derivative discount of $39,261 related to a conversion feature, and transaction fees of $10,500. As part of the loan the Company issued 30,960 shares as a commitment fee and recognized $31,005 based on a relative fair value calculation as debt discount with a corresponding adjustment to paid-in capital. The discount is amortized over the term of the loan.

On July 12, 2021 the Company entered into a convertible note for $355,000 with a one year maturity, interest rate of 12%, the Company received $300,025 in cash proceeds, recorded an original issue discount of $35,500, a derivative discount of $171,250 related to a conversion feature, and transaction fees of $19,475. As part of the loan the Company issued 60,850 shares as a commitment fee and recognized $28,795 based on a relative fair value calculation as debt discount with a corresponding adjustment to paid-in capital. The discount is amortized over the term of the loan.

On July 20, 2021 the Company entered into a new convertible note for $224,125 with a one year maturity, interest rate of 10%, the Company received $200,000 in cash proceeds, recorded an original issue discount of $20,375, a derivative discount of $106,364 related to a conversion feature, and transaction fees of $3,750. The discount is amortized over the term of the loan.

The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that some instruments should be classified as liabilities due to there being a variable number of shares to be delivered upon settlement of the above conversion options. The instruments are measured at fair value at the end of each reporting period or termination of the instrument with the change in fair value recorded to earnings. The fair value of the embedded conversion option resulted in a discount to the note on the debt modification date. For the nine months ended October 31, 2021 and 2020, the Company recorded amortization of debt discount expense of $442,075 and $694,168, respectively. For the three months ended October 31, 2021 and 2020, the Company recorded amortization of debt discount expense of $130,139 and $67,357, respectively.

During the nine months ended October 31, 2021, the Company converted a total of $125,000 of the convertible notes, $27,691 of accrued interest and $7,500 of fees into 89,771 common shares.

During the nine months ended October 31, 2021 and October 31, 2020 the Company added $28,000 and $3,394 in penalty interest to the loan, respectively.

The Company had accrued interest payable of $223,298 and $240,713 on the notes at October 31, 2021 and January 31, 2021, respectively.

As of October 31, 2021, the Company had $151,000 of aggregate debt in default. The agreements provide legal remedies for satisfaction of defaults, none of the lenders to this point have pursued their legal remedies. The Company continues to accrue interest at the listed rates, and plans to seek their conversion or payoff within the next twelve months.

NOTE 10 – DERIVATIVE LIABILITIES

As of October 31, 2021 and January 31, 2021, the Company had derivative liabilities of $391,868 and $213,741, respectively. During the three months ended October 31, 2021 and 2020, the Company recorded losses of $76,444 and $939,873, respectively, from the change in the fair value of derivative liabilities. During the nine months ended October 31, 2021 and 2020, the Company recorded losses of $88,551 and $507,764, respectively, from the change in the fair value of derivative liabilities. Any liabilities resulting from the warrants outstanding are immaterial.

The derivative liabilities are valued as a level 3 input for valuing financial instruments.

The following table presents changes in Level 3 liabilities measured at fair value for the three months ended October 31, 2021. Both observable and unobservable inputs were used to determine the fair value of positions that the Company has classified within the Level 3 category. Unrealized gains and losses associated with liabilities within the Level 3 category include changes in fair value that were attributable to both observable (e.g., changes in market interest rates) and unobservable (e.g., changes in unobservable long- dated volatilities) inputs.

Level 3
Derivatives
Balance, January 31, 2021	$213,741
Settlement due to Repayment of Debt	(151,163)
Changes due to Issuance of New Convertible Notes	316,883
Changes due to Conversion of Notes Payable	(76,144)
Mark to Market Change in Derivatives	88,551
Balance, October 31, 2021	$391,868

The derivatives arise from convertible debt where the debt is convertible into common stock at variable conversion prices which are linked to the trading and/or bid prices of the Company’s common stock as traded on the OTC market.

As the price of the common stock varies it triggers a gain or loss based upon the discount to market assuming the debt was converted at the balance sheet date.

The fair value of the derivative liability is determined using the lattice model, is re-measured on the Company’s reporting dates, and is affected by changes in inputs to that model including our stock price, expected stock price volatility, the expected term, and the risk-free interest rate. A summary of the weighted average (in aggregate) significant unobservable inputs (Level 3 inputs) used in measuring the Company’s warrant liabilities and embedded conversion feature that are categorized within Level 3 of the fair value hierarchy as of October 31, 2021 is as follows:

Embedded Derivative Liability As of October 31, 2021
Strike price	$1.24 - $2.25
Contractual term (years)	0.25 - 0.72 years
Volatility (annual)	59.8% - 125.2%
High yield cash rate	21.79% - 22.80%
Underlying fair market value	$1.24
Risk-free rate	0.28% - 0.33%
Dividend yield (per share)	0%

NOTE 11 – STOCKHOLDERS’ DEFICIT

Preferred Stock:

The Series A Preferred Stock has an automatic forced conversion into common stock upon the completion of the repurchase or extinguishing of all “toxic” debt (notes having conversion features tied to the Company’s common stock), the extinguishing of all other existing dilutive debt or equity structures, and total recapitalization of the Company. As of both October 31, 2021, and January 31, 2021 the Company had 0 shares of Series A Preferred issued and outstanding and 330,000 authorized with a par value of $0.001 per share.

At both October 31, 2021 and January 31, 2021, there were 20,000 and 20,000 Series B preferred shares outstanding, respectively. The Series B Preferred Stock have voting rights equal to 51% of the total voting rights at any time. There are no conversion rights granted holders of Series B Preferred shares, they are not entitled to dividends, and the Company does not have the right of redemption. Currently, there are 20,000 Series B preferred shares authorized and issued of the Series B Preferred Stock with a par-value of $0.001 per share.

At both October 31, 2021 and January 31, 2021, there were 7,250 and 7,250 Series C preferred shares outstanding, respectively. The Series C Preferred Stock have the right to convert into the common stock of the Company by multiplying the number of issued and outstanding shares of common stock by 2.63 on the conversion date. The holders of Series C Preferred shares are not entitled to dividends, and the Company does not have the right of redemption. Currently, there are 7,250 Series C preferred shares authorized and issued with a par-value of $0.001 per share. The Series C Preferred Stock shall eventually convert on December 31, 2024.

At both October 31, 2021 and January 31, 2021, there were 870 Series D preferred shares authorized and outstanding, respectively which with a par value $.001. All shares of Series D Preferred Stock will rank subordinate and junior to all shares of Series A, B and C of Preferred Stock of the Corporation and pari passu with any of the Corporation’s preferred stock hereafter created as to distributions of assets upon dissolution or winding up of the Corporation, whether voluntary or involuntary. These shares are non-voting, do not receive dividends and are redeemable according to the terms set out as follows:

OPTIONAL REDEMPTION.

(1)  At any time, either the Corporation or the holder may redeem for cash out of funds legally available therefor, any or all of the outstanding Series D Preferred Stock (“Optional Redemption”) at $1,000 per share.

(2)  Should the Corporation exercise the right of Optional Redemption it shall provide each holder of Preferred Stock with at least 30 days’ notice of any proposed optional redemption pursuant this Section VI (an “Optional Redemption Notice”). Any optional redemption pursuant to this Section VI shall be made ratably among holders in proportion to the Liquidation Value of Preferred Stock then outstanding and held by such holders. The Optional Redemption Notice shall state the Liquidation Value of Preferred Stock to be redeemed and the date on which the Optional Redemption is to occur (which shall not be less than thirty (30) or more than sixty (60) Business Days after the date of delivery of the Optional Redemption Notice) and shall be delivered by the Corporation to the holders at the address of such holder appearing on the register of the Corporation for the Preferred Stock. Within seven (7) business days after the date of delivery of the Optional Redemption Notice, each holder shall provide the Corporation with instructions as to the account to which payments associated with such Optional Redemption should be deposited. On the date of the Optional Redemption, provided for in the relevant Optional Redemption Notice, (A) the Corporation will deliver the redemption amount via wire transfer to the account designated by the holders, and (B) the holders will deliver the certificates relating to that number of shares of Preferred Stock being redeemed, duly executed for transfer or accompanied by executed stock powers, in either case, transferring that number of shares to be redeemed. Upon the occurrence of the wire transfer (or, in the absence of a holder designating an account to which funds should be transferred, delivery of a certified or bank cashier’s check in the amount due such holder in connection with such Optional Redemption to the address of such holder appearing on the register of the Corporation for the Preferred Stock), that number of shares of Preferred Stock redeemed pursuant to such Optional Redemption as represented by the previously issued certificates will be deemed no longer outstanding. Notwithstanding anything to the contrary in this Designation, each holder may continue to convert Preferred Stock in accordance with the terms hereof until the date such Preferred Stock is actually redeemed pursuant to an Optional Redemption.

(3)  Should the holder exercise the right of Optional Redemption it shall provide the Corporation with at least 30 days’ notice of any proposed optional redemption pursuant this Section VI (an “Optional Redemption Notice”). The Optional Redemption Notice shall state the value of the Preferred Stock to be redeemed and the date on which the Optional Redemption is to occur (which shall not be less than thirty (30) or more than sixty (60) Business Days after the date of delivery of the Optional Redemption Notice) and shall be delivered by the holder to the Corporation at the address of the Corporation for the Preferred Stock. Within seven (7) business days after the date of delivery of the Optional Redemption Notice, each holder shall provide the Corporation with instructions as to the account to which payments associated with such Optional Redemption should be deposited. On the date of the Optional Redemption, provided for in the relevant Optional Redemption Notice, (A) the Corporation will deliver the redemption amount via wire transfer to the account designated by the holder, and (B) the holder will deliver the certificates relating to that number of shares of Preferred Stock being redeemed, duly executed for transfer or accompanied by executed stock powers, in either case, transferring that number of shares to be redeemed. Upon the occurrence of the wire transfer (or, in the absence of a holder designating an account to which funds should be transferred, delivery of a certified or bank cashier’s check in the amount due such holder in connection with such Optional Redemption to the address of such holder appearing on the register of the Corporation for the Preferred Stock), that number of shares of Preferred Stock redeemed pursuant to such Optional Redemption as represented by the previously issued certificates will be deemed no longer outstanding. Notwithstanding anything to the contrary in this Designation, each holder may continue to convert Preferred Stock in accordance with the terms hereof until the date such Preferred Stock is actually redeemed pursuant to an Optional Redemption.

The Series D Preferred Stock is not entitled to any pre-emptive or subscription rights in respect of any securities of the Corporation.

Neither the Company nor any Series D preferred stockholders has given notice to exercise the redemption as of October 31, 2021 on the date of the financial statements.

Because the holders of the Series D preferred stock have the right to demand cash redemption, the cumulative amount of the redemption feature is included in Temporary Equity as of October 31, 2021 and January 31, 2021.

Common Stock

The Company is authorized to issue 15,000,000 common shares at a par value of $0.000001 per share. These shares have full voting rights. The share capital has been retrospectively adjusted accordingly to reflect these reverse stock splits. At October 31, 2021 and January 31, 2021 there were 3,410,235 and 1,427,163 shares outstanding and issuable, respectively.  No dividends were paid in the nine months ended October 31, 2021 or 2020. The Company’s articles of incorporation include a provision that the Company is not allowed to issue fractional shares.

The Company issued the following shares of common stock in the nine months ended October 31, 2021:

The Company issued 1,723,000 shares for $3,037,625. The company received $2,224,805 in cash proceeds with the remaining $2,301 recorded as share proceeds receivable. A lender converted $125,000 of the convertible notes, $27,691 of accrued interest and $7,500 of fees into 89,771 common shares. The Company issued 63,011 shares with a fair value of $137,555 as payment for fees to consultants. The Company issued 107,290 shares to lenders as commitment fee with a relative fair value of $59,801.

Options and Warrants:

The Company has 500,000 options outstanding as of October 31, 2021 and nil as of January 31, 2021.

The Company recorded option and warrant expense of $1,097,500 and $1,263,500 for both the three and nine months ended October 31, 2021, respectively. The Company recorded option and warrant expense of nil for both the three and nine months ended October 31, 2020.

For the three and nine months ended October 31 ,2021 the Company issued the following warrants:

On July 27, 2021, the Company issued a warrant to Triton Funds LP (“Triton”) to acquire 300,000 shares of the Company’s common stock as part of the Common Stock Purchase Agreement with Triton which allows Triton to purchase shares of our common stock and which was included in the Registration Statement on Form S-1 the Company filed on August 5, 2021 and which went effective on August 18, 2021 (see Note 16). The table A below provides the significant estimates used that resulted in the Company determining the fair value of the warrant at $600,000, which has been recorded as a deferred offering cost. In the event that Triton requests purchases of the Company’s common stock that total less than $600,000, the deferred offering costs will be expenses as professional fees.

Table A

Expected volatility	2181%
Exercise price	$2.11
Stock price	$2.00
Expected life	3 years
Risk-free interest rate	0.37%
Dividend yield	0%

On August 26, 2021, the Company issued a warrant to consultant to acquire 250,000 shares of the Company’s common stock. The table B below provides the significant estimates used that resulted in the Company determining the fair value of the warrant at $512,500, which has been recorded as consulting fees.

Table B

Expected volatility	2174%
Exercise price	$1.50
Stock price	$2.05
Expected life	3 years
Risk-free interest rate	0.46%
Dividend yield	0%

For the three and nine months ended October 31, 2020, the Company issued a warrant to acquire 950,000 shares of stock as part of a debt settlement transaction describe in Note 7. The Warrant gives the holder the right to cash settle the warrants if a fundamental transaction as defined in the warrants occurs. However, a member of management and shareholder of the Company who controls approximately 60% of all voting shares would decide if a fundamental transaction would occur. The Company currently is not considering any fundamental transactions. Based on the above the Company used a Black Scholes model to record the value of the warrant. The warrants having a fair value of $351,500 with a corresponding increase in additional paid-in capital valued using the Black-Scholes option pricing model according to the following assumptions:

Expected volatility	506.8%
Exercise price	$0.40
Stock price	$0.37
Expected life	3 years
Risk-free interest rate	0.19%
Dividend yield	0%

The Company had the following fully vested warrants outstanding at October 31, 2021:

Issued To	# Warrants	Dated	Expire	Strike Price	Expired	Exercised
Lender	950,000	08/28/2020	08/28/2023	$0.40 per share	N	N
Broker	2,500	10/11/2020	10/11/2025	$4.50 per share	N	N
Broker	3,000	11/25/2020	11/25/2025	$3.00 per share	N	N
Triton	300,000	07/27/2021	07/27/2024	$2.11 per share	N	N
Consultant	250,000	08/26/2021	08/26/2024	$1.50 per share	N	N

For the three and nine months ended October 31, 2020, the Company issued a stock option to CEO and director T. Armes to acquire 500,000 shares of stock. The table below provides the significant estimates used that resulted in the Company determining the fair value of the option at $585,000, which has been recorded as stock based compensation with a corresponding increase in additional paid-in capital valued using the Black-Scholes option pricing model according to the following assumptions:

Expected volatility	2644%
Exercise price	$1.50
Stock price	$1.17
Expected life	2 years
Risk-free interest rate	0.36%
Dividend yield	0%

The Company had the following fully vested options outstanding at October 31, 2021:

Issued To	# Options	Dated	Expire	Strike Price	Expired	Exercised
T. Armes	500,000	10/14/2021	10/14/2023	$1.50 per share	N	N

	Options	Weighted Average Exercise Price	Warrants	Weighted Average Exercise Price
Outstanding at January 31, 2021	—	$—	955,500	$0.42
Granted	500,000	1.50	550,000	1.83
Exercised	—	—	—	—
Forfeited and canceled	—	—	—	—
Outstanding at October 31, 2021	500,000	$1.50	1,505,500	$0.58

NOTE 12 – RELATED PARTY TRANSACTIONS

As of October 31, 2021 and January 31, 2021, the Company had $46,173 and $106,173, respectively of related party accrued expenses related to accrued compensation for employees and consultants. On October 14, 2021 the Company issued an option to acquire CEO and director T. Armes to acquire 500,000 shares of stock with an exercise price of $1.50 and a two year term having a fair value of $585,000 using the assumptions described in Note 11.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

On August 30, 2016, the Company entered into a 60-month lease agreement for its 3,554 sf warehouse facility starting in December 2016 with a minimum base rent of $2,132 and estimated monthly CAM charges of $1,017 per month. This lease is with a shareholder.

On October 1, 2018, the Company entered into a 60-month lease agreement with its minority shareholder for its 8,800 sf warehouse facility with a minimum base rent of $6,400 per month.

In October 2019 the Company entered into an operating lease for a vehicle with an annual cost of $9,067 and a three year term. The company paid initial fees of $17,744 and will pay fees on lease termination of $395. On a straight-line basis these costs amount to $1,259 per month.

 Schedule of minimum lease obligations

Maturity of Lease Liabilities	Operating Leases
October 31 2022	$120,657
October 31, 2023	81,203
October 31, 2024	30,003
October 31, 2025	30,003
October 31, 2026	30,003
After October 31, 2026	2,501
Total lease payments	294,370
Less: Interest	(29,726)
Present value of lease liabilities	$264,644

The Company had total operating lease and rent expense of $30,478 and $23,279 for the three months ended October 31, 2021 and 2020 respectively. The Company had total operating lease and rent expense of $91,437 and $91,437 for the nine months ended October 31, 2021 and 2020 respectively.

There is pending litigation initiated by the Company around the validity of a $100,000 note which the Company signed based upon representations of funding from the maker which were never received. The Company initiated litigation to dispute the note and the 1,692 shares that have been issued. There was no consideration for the issuance of the shares and the shares have been accounted for as if they were returned and cancelled although they have not been returned.

NOTE 14 – EARNINGS (LOSS) PER SHARE

The net income (loss) per common share amounts were determined as follows:

	For the Three Months Ended
	October 31,
	2021	2020
Numerator:
Net income (loss) available to common shareholders	$(2,566,574)	$1,100,073

Denominator:
Weighted average shares – basic	3,198,658	1,067,074

Net income (loss) per share – basic	$(0.80)	$1.03

Effect of common stock equivalents
Add: interest expense on convertible debt	19,247	44,110
Add: amortization of debt discount	130,139	67,357
Less: gain on settlement of debt on convertible notes	(41,249)	(2,845,742)
Add (Less): loss (gain) on change of derivative liabilities	76,444	939,873
Net income (loss) adjusted for common stock equivalents	(2,381,993)	(694,329)

Dilutive effect of common stock equivalents:
Convertible notes and accrued interest	—	144,158
Convertible Class C Preferred shares	—	3,107,724
Warrants (1)	—	950,001

Denominator:
Weighted average shares – diluted	3,198,658	5,268,957

Net income (loss) per share – diluted	$(0.80)	$(0.13)

The anti-dilutive shares of common stock equivalents for the three months ended October 31, 2021 and October 31, 2020 were as follows:

	For the Three Months Ended
	October 31,
	2021	2020

Convertible notes and accrued interest	945,643	—
Convertible Class C Preferred shares	8,968,918	—
Warrants and options	2,005,500	—
Total	11,920,061	—

The net income (loss) per common share amounts were determined as follows:

	For the Nine Months Ended
	October 31,
	2021	2020
Numerator:
Net income (loss) available to common shareholders	$(4,886,380)	$2,681,933

Denominator:
Weighted average shares – basic	2,575,772	797,126

Net income (loss) per share – basic	$(1.90)	$3.36

Effect of common stock equivalents
Add: interest expense on convertible debt	35,237	253,691
Add: amortization of debt discount	442,075	694,168
Less: gain on settlement of debt on convertible notes	(1,004,615)	(4,793,113)
Add (Less): loss (gain) on change of derivative liabilities	88,551	507,674
Net income (loss) adjusted for common stock equivalents	(5,325,132)	(655,647)

Dilutive effect of common stock equivalents:
Convertible notes and accrued interest	—	144,158
Convertible Class C Preferred shares	—	3,107,724
Warrants	—	950,001

Denominator:
Weighted average shares – diluted	2,575,772	4,999,009

Net income (loss) per share – diluted	$(1.90)	$(0.13)

The anti-dilutive shares of common stock equivalents for the nine months ended October 31, 2021 and October 31, 2020 were as follows:

	For the Nine Months Ended
	October 31,
	2021	2020

Convertible notes and accrued interest	945,643	—
Convertible Class C Preferred shares	8,968,918	—
Warrants and options	2,005,500	—
Total	11,920,061	—

NOTE 15 – GAIN ON SETTLEMENT OF DEBT

For the three months ended October 31, 2021 the gain on settlement of debt of $41,249 which resulted from the reduction in the derivative liability due to cash repayments on convertible debt. For the three months ended October 31, 2020 the gain on settlement of debt of $2,845,742 resulted from a settlement of notes payable and accrued interest and the associated derivative liability (see below).

For the nine months ended October 31, 2021 the gain on settlement of debt of $1,004,615 consisted of a $853,452 gain that resulted from the settlement of accounts payable totaling $950,151 that was settled for $96,699, and a $151,162 gain that resulted from the reduction in the derivative liability due to cash repayments on convertible debt.

For the nine months ended October 31, 2020 the gain on settlement of debt of $5,018,388 consisted of the following:

  -  A $2,172,646 gain that resulted from the settlement of $1,070,035 in convertible notes, and $175,422 in accrued interest, as well as $122,000 in short-term debt and $22,076 in accrued interest, and the associated derivative liability of $792,218 all totaling $2,181,751 in exchange for 250 Class C shares having a fair-value of $9,105.

  -  A $2,820,147 gain that resulted from the settlement of $1,692,690 in convertible notes and $571,454 in accrued interest as well as the associated derivative liability of $2,177,794 all totaling $4,441,938 in exchange for a promissory note of $1,200,000 bearing interest at 12% and maturing August 28, 2022, a $50,000 promissory note bearing interest at 10% and maturing February 28, 2021, 950,000 Warrants with a 3 year maturity and an exercise price of $0.40 having a fair value of $351,500 and 150 Class C shares having a fair-value of $20,290.

  -  A $25,595 gain that resulted from the settlement of $40,939 in convertible notes, and $20,111 in accrued interest and default interest as well as $31,320 all totaling $92,370 in exchange for cash payments totaling $66,775.

NOTE 16 – SUBSEQUENT EVENTS

Subsequent to quarter year end up to January 13, 2022:

On November 12, 2021 the Company entered into a new convertible note for $2,4000,000 with a one year maturity and interest rate of 8%. The Company received $1,966,000 in cash proceeds, recorded an original issue discount of $240,000 and transaction fees of $194,000. Six months after the issue date, the principal and interest are convertible into Common Stock of the Company at a conversion price of the lesser of $1.25 per share or 75% of the share price. Included are two warrants issued on November 12, 2021, each to acquire 900,000 common shares at an exercise price of $1.50 per share, (subject to adjustment as a result of dilutive issuances), and a 5 year maturity. The second warrant (to acquire 900,000 shares) is subject to cancellation by the Company should the note and accrued interest be repaid without default on or prior to maturity. The Company used a part of the proceeds from the note to repay three investor notes that originated in July totaling $894,480.

On June 4, 2021 the Company’s shareholders consented to an amendment to the Articles of Incorporation of the Company wherein the name of the Company will be changed to “Auto Parts 4Less Group, Inc.”. The Company expects this name change to become effective, subject to FINRA approval, in the fourth quarter of fiscal 2022.

On December 27, 2021, the Company entered into a Secured Loan Agreement with a lender for the loan amount of $400,000 and the principal loan amount of $420,000 (including original issue discount of $20,000) (the “Principal Amount”). Should the Company default on any portion of the Principal Amount at The maturity date of January 27, 2022, it will be subject to a default payment of 10% of the Principal Amount. Additionally, for each subsequent period following an initial default, the Company will: (a) pay JCC an additional default amount equal to 2% of the Principal Amount; and (b) issue to JCC a warrant providing JCC with the right to purchase up to 150,000 common stock shares, the warrant exercise price of which will be equal to the closing price of the Company’s common stock on the trading day immediately preceding the issuance date of the warrant. The warrant exercise term is 3 years.

On January 13, 2022, the Company entered into a Promissory Note (the “Note”) with a lender for the loan amount of $228,000 and a maturity date of January 13, 2023. A one-time interest charge of 12% will be applied to the Note on the issuance date of January 13, 2022 in the amount of $27,360 for a total payback amount of $255,360, which shall be paid in 10 payments each of $25,536. In the event of default upon the Note, the principal and unpaid interest of the loan is convertible into the Company’s common stock at an exercise price equal to 25% discount on the trading price of the Company’s common stock at the time of conversion.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of The 4 Less Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of The 4 Less Group, Inc. (the “Company”) as of January 31, 2021 and 2020, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two years ended January 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two years ended January 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully explained in Note 2, which includes management’s plans in regards to this uncertainty, the Company has a negative working capital of $4.3 million and an accumulated deficit of $20.4 million and stockholders’ deficit of $6.1 million as of and for the year ended January 31, 2021, and therefore there is substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the Audit Committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Critical Audit Matter Description – Embedded Conversion Feature

The Company has numerous notes payable from prior years which were settled or converted, and several new notes in the current year with conversions rates that are determined by the closing bid price on the day preceding the conversion date.  This and other factors require the embedded conversion feature to be bifurcated and evaluated at each reporting period.  Calculations and accounting for the notes payable and embedded conversion features require management’s judgments related to initial and subsequent recognition of the debt and related conversions features, use of a valuation model, and determination of the appropriate inputs used in the selected valuation model.

Critical Audit Matter Determination

The embedded conversion features and resulting derivative liability is a highly complex area of accounting with significant impact on the liabilities, additional paid in capital and statement of operations of the Company.  It takes a high degree of training to understand and recognize the accounting implications of the conversion features and to understand the assumptions and impact of the specific assumptions on the valuation model used in the calculation of the derivative liability.

Critical Audit Matter Audit Procedures

Our audit procedures related to evaluating the Company’s accounting for the convertible note payables with embedded derivatives, warrants issued with the debt, accrued interest and the related derivative liability were as follows:

-	We read the various instruments, identified the embedded conversion feature, confirmed the amount of the outstanding debt, and recalculated the accrued interest.

-	We assessed the credentials and reputation of the outside firm retained by the Company who performed the calculation of the derivative liabilities.

-	We reviewed the assumptions used to calculate the derivative liabilities at the balance sheet date and various conversion and settlement dates and the related accounting entries.

-	We performed independent calculations on a test basis of specific derivatives to evaluate the model used in calculating the derivatives at various measurement dates.

Critical Audit Matter Relevant Financial Statement Disclosures

-

We read the Company’s disclosures related to the derivative liabilities and changes during the year as a result of mark to market, conversion of debt and settlement of debt activity to ensure the changes were properly accounted for and fully disclosed in the financial statements.

Critical Audit Matter Description – Going Concern

As discussed in both Note 2 to the consolidated financial statements and above, the Company has incurred significant losses since inception, and has an accumulated deficit of approximately $20.4 million and a working deficit of $4.3 million as of January 31, 2021.

Critical Audit Matter Determination

The following items were considered in determining that a going concern was a critical audit matter.

-	Significant losses and negative working capital and lack of liquidity

-	We also took into consideration the Company’s need to raise additional debt and equity financing over the next twelve months

Critical Audit Matter Audit Procedures

We reviewed the Company’s negative cash flows from operations

We noted the negative working capital and continued losses

We noted subsequent events and proceeds from the ongoing Tier II Regulation A offering proceeds received as of the date of our opinion

We compared subsequent funding from the Tier II Regulation A offering to the estimated cash flows required to continue operations for the year subsequent to the date of our report.

Critical Audit Matter Relevant Financial Statement Disclosures

We reviewed the completeness of the Company’s Going Concern footnote and the details of the Company’s plans to continue operations for the next twelve months and management’s disclosure as noted above that there is substantial doubt about the Company’s ability to continue as a going concern.

/s/ L J Soldinger Associates, LLC

We have served as the Company’s auditor since 2019.

Deer Park, Illinois

May 14, 2021

THE 4LESS GROUP, INC.

Consolidated Balance Sheets

January 31, 2021 and 2020

	January 31, 2021	January 31, 2020
Assets
Current Assets
Cash and Cash Equivalents	$277,664	$162,124
Share proceeds receivable	100,000	—
Inventory	323,411	371,896
Prepaid Expenses	11,859	8,106
Other Current Assets	2,149	1,059
Total Current Assets	715,083	543,185
Operating Lease Assets	344,413	483,193
Property and Equipment, net of accumulated depreciation of $88,823 and $64,091	80,027	114,509

Total Assets	$1,139,523	$1,140,887

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts Payable	$869,765	$534,442
Accrued Expenses	1,382,839	1,709,797
Accrued Expenses – Related Party	106,173	155,750
Customer Deposits	188,385	—
Deferred Revenue	687,766	—
Short-Term Debt	716,142	609,491
Current Operating Lease Liability	90,286	101,984
Short-Term Convertible Debt, net of debt discount of $309,317 and $689,176	336,683	2,286,896
Derivative Liabilities	213,741	2,611,125
PPP Loan-current portion	43,294	—
Current Portion – Long-Term Debt	424,064	4,166
Total Current Liabilities	5,059,138	8,013,651

Non-Current Lease Liability	244,049	365,085
PPP Loan -long term portion	166,153	—
Long-Term Debt	890,373	11,940

Total Liabilities	6,359,713	8,390,676

Commitments and Contingencies
Redeemable Preferred Stock
Series D Preferred Stock, $0.001 par value, 870 shares authorized, 870 and 870 shares issued and outstanding	870,000	870,000

Stockholders’ Deficit
Preferred Stock – Series A, $0.001 par value, 330,000 shares authorized, 0 and 0 shares issued and outstanding	—	—
Preferred Stock – Series B, $0.001 par value, 20,000 shares authorized, 20,000 and 20,000 shares issued and outstanding	20	20
Preferred Stock – Series C, $0.001 par value, 7,250 shares authorized, 7,250 and 6,750 shares issued and outstanding	7	7
Common Stock, $0.000001 par value, 15,000,000 shares authorized, 1,427,163 and 538,464 shares issued, issuable and outstanding	1	1
Additional Paid In Capital	14,291,759	13,449,336
Accumulated Deficit	(20,381,977)	(21,569,153)
Total Stockholders’ Deficit	(6,090,190)	(8,119,789)

Total Liabilities and Stockholders’ Deficit	$1,139,523	$1,140,887

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

THE 4LESS GROUP, INC.

Consolidated Statements of Operations

For the Years Ended January 31, 2021 and 2020

	2021	2020
Revenue,,net	$8,171,355	$8,186,214

Cost of Revenue	6,710,727	6,275,189

Gross Profit	1,460,628	1,911,025

Operating Expenses:
Depreciation	25,196	34,832
Postage, Shipping and Freight	498,370	453,088
Marketing and Advertising	112,531	204,945
E Commerce Services, Commissions and Fees	887,274	763,182
Operating lease cost	121,917	117,841
Personnel Costs	1,128,652	1,274,894
General and Administrative	828,522	915,507
Total Operating Expenses	3,602,462	3,764,289

Net Operating Loss	(2,141,834)	(1,853,264)

Other Income (Expense)
Gain (loss) on Sale of Property and Equipment	464	16,295
Gain (Loss) on Derivatives	(828,614)	(180,552)
Gain on Settlement of Debt	5,060,704	67,623
Amortization of Debt Discount	(335,004)	(800,159)
Interest Expense	(568,540)	(1,129,789)
Total Other Income (Expense)	3,329,010	(2,026,582)

Net Income (Loss)	$1,187,176	$(3,879,846)

Basic Weighted Average Shares Outstanding	1,084,324	86,542
Basic Income (Loss) per Share	$1.09	$(44.83)
Diluted Weighted Average Shares Outstanding	6,070,030	86,542
Diluted (Loss) per Share	$(0.37)	$(44.83)

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

THE 4LESS GROUP, INC.

Consolidated Statements of Shareholder’s Deficit

For the Years Ended January 31, 2021 and 2020

	Preferred Series A		Preferred Series B		Preferred Series C		Common Stock		Paid in	Retained
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Total

January 31, 2019	—	$—	20,000	$20	6,750	$7	151	$—	$11,694,325	$(17,689,307)	$(5,994,955)

Conversion of Notes Payable to Common Stock	—	—	—	—	—	—	536,613	1	992,443	—	992,444

Derivative Liability Reclassified as Equity Upon Conversion of notes	—	—	—	—	—	—	—	—	755,253	—	755,253

Common Stock Adjustments for Reverse Splits	—	—	—	—	—	—	1,700	—	7,315	—	7,315

Net (Loss)	—	—	—	—	—	—	—	—	—	(3,879,846)	(3,879,846)

January 31, 2020	—	$—	20,000	$20	6,750	$7	538,464	$1	$13,449,336	$(21,569,153)	$(8,119,789)

Conversion of Notes Payable and Accrued Interest to Common Stock	—	—	—	—	—	—	624,847	—	44,736	—	44,736

Derivative Liability Reclassified as Equity Upon Conversion of notes	—	—	—	—	—	—	—	—	20,185	—	20,185

Issuance of Class C Shares In Exchange of Debt	—	—	—	—	250	—	—	—	9,105	—	9,105

Issuance of Class C Shares to Repay Accrued Expenses Related Party	—	—	—	—	100	—	—	—	11,177	—	11,177

Issuance of Class C Shares as Part of Debt Settlement	—	—	—	—	150	—	—	—	20,290	—	20,290

Issuance of Common Shares in Reg A Offering	—	—	—	—	—	—	175,000	—	350,000	—	350,000

Issuance of Common Shares as fees for loans	—	—	—	—	—	—	43,852	—	35,060	—	35,060

Issuance of 5500 Warrants for Broker’s fees	—	—	—	—	—	—	—	—	13,470	—	13,470

Issuance of Common Shares to Repay Accrued Expenses Related Party	—	—	—	—	—	—	45,000	—	18,900	—	18,900

Issuance of 950,000 Warrants as Part of Debt Settlement	—	—	—	—	—	—	—	—	351,500	—	351,500

Legal costs of Reg A subscription	—	—	—	—	—	—	—	—	(32,000)	—	(32,000)

Net (Loss)	—	—	—	—	—	—	—	—	—	1,187,176	1,187,176

January 31, 2021	—	$—	20,000	$20	7,250	$7	1,427,163	$1	$14,291,759	$(20,381,977)	$(6,090,190)

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

THE 4LESS GROUP, INC.

Consolidated Statements of Cash Flows

For the Years Ended January 31, 2021 and 2020

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$1,187,176	$(3,879,846)
Adjustments to reconcile net loss to cash used by operating activities:
Depreciation	25,196	34,832
Loss (Gain ) in Fair Value on Derivative Liabilities	828,614	180,552
Amortization of Debt Discount	335,004	800,159
Interest Expense related to Derivative Liability in Excess of Fair Value	—	96,981
Loan Penalties Capitalized to Loan	3,394	482,709
Original Issue Discount on Short-Term Convertible Notes Expensed to Interest	55,000	73,675
Stock Based Payment of Broker’s Fees	13,470	—
Gain on Settlement of Debt	(5,060,704)	(67,623)
Gain on sale of Property	(464)	(16,295)
Change in Operating Assets and Liabilities:
Decrease (Increase) in Inventory	48,484	(78,515)
Decrease (Increase) in Prepaid Rent and Expenses	2,743	89,394
(increase) Decrease in Other Current Assets	(1,091)	2,600
Increase in Accounts Payable	344,175	301,907
Increase (Decrease) in Accrued Expenses – Related Party	—	(24,250)
Increase in Accrued Expenses	483,031	849,409
Increase in Customer Deposits	188,385	—
Increase in Deferred Revenue	687,766	—
CASH FLOWS (USED IN) OPERATING ACTIVITIES	(859,821)	(1,154,311)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment	—	(16,742)
Disposal of Property and Equipment	9,750	125,822
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES	9,750	109,080

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Common Shares	250,000	—
Proceeds from Short Term Debt	635,000	1,549,980
Payments on Short Term Debt	(471,920)	(1,320,001)
Proceeds on PPP Loan	209,447	—
Payments on Long Term Debt	(3,837)	(40,275)
Payments on Accrued Expenses -Related Party	(19,500)	—
Legal Costs of Reg A Subscription	(32,000)	—
Proceeds from Convertible Notes Payable	432,750	958,250
Payments on Convertible Notes Payable	(34,329)	—
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	965,611	1,147,954

NET INCREASE IN CASH	115,540	102,723

CASH AT BEGINNING OF PERIOD	162,124	59,401

CASH AT END OF PERIOD	$277,664	$162,124

Supplemental Disclosure of Cash Flows Information:
Cash Paid for Interest	$74,244	$89,934
Operating Lease Liability to Operating Lease Asset	$—	$89,942
Accrued Interest Transferred to Note Balances	$—	$55,168
Derivative Debt Discount	$264,487	$1,077,844
Convertible Notes Interest and Derivatives Converted to Common Stock	$64,921	$1,770,048
Stock Issued to Related Party in Payment of Accrued Expenses	$30,077	$—
Issuance of Common Shares for Subscription Receivable	$100,000	$—
Original Issue Discount	$52,000	$—
Allocated Value of Common Shares Issued As Fees for Loans	$35,060	$—
Operating Lease Asset to Operating Lease Liability	$39,494	$—

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

THE 4LESS GROUP, INC.

Notes to Consolidated Financial Statements

January 31, 2021 and 2020

Note 1 – Description of Business and Summary of Significant Accounting Policies

Nature of Business – The 4LESS Group, Inc., (the “Company”), was incorporated under the laws of the State of Nevada on December 5, 2007. The Company, under the name MedCareers Group, Inc. (“MCGI” ) formally operated a website for nurses, nursing schools and nurses’ organizations designed for better communication between nurses and the nursing profession.

On November 29, 2018, the Company entered into a transaction (the “Share Exchange”), pursuant to which the Company acquired 100% of the issued and outstanding equity securities of The 4LESS Corp. (“4LESS”), in exchange for the issuance of (i) nineteen thousand (19,000) shares of Series B Preferred Stock, (ii) six thousand seven hundred fifty (6,750) shares of Series C Preferred Stock, and (iii) 870 shares of Series D Preferred Stock. The Series C Preferred Shares have a right to convert into common stock of the Company by multiplying the number of issued and outstanding shares of common stock by 2.63 on the conversion date. The Share Exchange closed on November 29, 2018.  As a result of the Share Exchange, the former shareholders of 4LESS became the controlling shareholders of the Company. The Share Exchange was accounted for as a reverse takeover/recapitalization effected by a share exchange, wherein 4LESS is considered the acquirer for accounting and financial reporting purposes. The capital, share price, and earnings per share amount in these consolidated financial statements for the period prior to the reverse merger were restated to reflect the recapitalization in accordance with the shares issued as a result of the reverse merger except otherwise noted.

4LESS was formed as Vegas Suspension & Offroad, LLC on October 24, 2013 as a Nevada limited liability company and converted to a Nevada corporation with the same name on May 8, 2017. On April 2, 2018, the Company changed its name to The 4LESS Corp. The Corporation had S Corporation status. The Corporation operates as an e-commerce auto and truck parts sales company. As a result of the share exchange, the Company is now a holding company operating through 4LESS and offers products including exhaust systems, suspension systems, wheels, tires, stereo systems, truck bed covers, and shocks. On December 30, 2019 4LESS changed its name to Auto Parts 4Less, Inc.

Significant Accounting Policies

The Company’s management selects accounting principles generally accepted in the United States of America (“U.S. GAAP”) and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and expense. The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements.

Basis of Presentation

The Company prepares its financial statements on the accrual basis of accounting in conformity with U.S. GAAP.

Principles of Consolidation

The financial statements include the accounts of The 4LESS Group, Inc. as well as Auto Parts 4Less, Inc. (formerly The 4LESS Corp.) and JBJ Wholesale LLC.  All significant inter-company transactions have been eliminated.  All amounts are presented in U.S. Dollars unless otherwise stated.

Use of Estimates

In order to prepare financial statements in conformity with accounting principles generally accepted in the United States, management must make estimates, judgments and assumptions that affect the amounts reported in the financial statements and determine whether contingent assets and liabilities, if any, are disclosed in the financial statements. The ultimate resolution of issues requiring these estimates and assumptions could differ significantly from resolution currently anticipated by management and on which the financial statements are based.  The most significant estimates included in these consolidated financial statements are those associated with the assumptions used to value derivative liabilities.

Reclassifications

Certain amounts in the Company’s consolidated financial statements for prior periods have been reclassified to conform to the current period presentation. These reclassifications have not changed the results of operations of prior periods.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less to be cash equivalents.  At times, cash balances may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limits.  The carrying amount of cash and cash equivalents approximates fair market value.

Inventory Valuation

Inventories are stated at the lower of cost or net realizable value. Inventories are valued on a first-in, first-out (FIFO) basis. Inventory is comprised of finished goods.

Concentrations

Cost of Goods Sold

For the year ended January 31, 2021 the Company purchased approximately 57% of its inventory and items available for sale from third parties from three vendors. As of January 31, 2021, the net amount due to the vendors included in accounts payable was $599,072.  For the year ended January 31, 2020, the Company purchased approximately 59% of its inventory and items available for sale from third parties from three third-party vendors. As of January 31, 2020, the net amount due to these vendors included in accounts payable was $369,592. The Company believes there are numerous other suppliers that could be substituted should the supplier become unavailable or non-competitive.

Leases

We adopted ASU No. 2016-02—Leases (Topic 842), as amended, as of February 1, 2019, using the full retrospective approach. The full retrospective approach provides a method for recording existing leases at adoption and in comparative periods. In addition, we elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed us to carry forward the historical lease classification.

In addition, we elected the hindsight practical expedient to determine the lease term for existing leases. Our election of the hindsight practical expedient resulted in the shortening of lease terms for certain existing leases and the useful lives of corresponding leasehold improvements. In our application of hindsight, we evaluated the performance of the leased stores and the associated markets in relation to our overall real estate strategies, which resulted in the determination that most renewal options would not be reasonably certain in determining the expected lease term.

Adoption of the new standard resulted in the recording of additional net lease assets and lease liabilities of $454,087 and $454,087 respectively, as of February 1, 2019. The standard did not materially impact our consolidated net earnings, retained earnings and had no impact on cash flows

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized when items of income and expense are recognized in the financial statements in different periods than when recognized in the tax return. Deferred tax assets arise when expenses are recognized in the financial statements before the tax returns or when income items are recognized in the tax return prior to the financial statements. Deferred tax assets also arise when operating losses or tax credits are available to offset tax payments due in future years. Deferred tax liabilities arise when income items are recognized in the financial statements before the tax returns or when expenses are recognized in the tax return prior to the financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

On December 22, 2017, the Tax Cuts and Jobs Act (“Tax Act”) was signed into law. ASC 740, Accounting for Income Taxes requires companies to recognize the effects of changes in tax laws and rates on deferred tax assets and liabilities and the retroactive effects of changes in tax laws in the period in which the new legislation is enacted. The Company’s gross deferred tax assets were revalued based on the reduction in the federal statutory tax rate from 35% to 21%. A corresponding offset has been made to the valuation allowance, and any potential other taxes arising due to the Tax Act will result in reductions to the Company’s net operating loss carryforward and valuation allowance. The Company will continue to analyze the Tax Act to assess its full effects on the Company’s financial results, including disclosures, for the Company’s fiscal year ending January 31, 2021, but the Company does not expect the Tax Act to have a material impact on the Company’s consolidated financial statements.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts payable, advances and notes payable.  The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments. Derivatives are recorded at fair value at each period end. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date.

The ASC guidance for fair value measurements and disclosure establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of the fair value hierarchy are described below:

Level 1 Inputs – Quoted prices for identical instruments in active markets.

Level 2 Inputs – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs – Instruments with primarily unobservable value drivers.

As of January 31, 2021 and 2020, the Company’s derivative liabilities were measured at fair value using Level 3 inputs.  See Note 10.

The following table sets forth, by level within the fair value hierarchy, the Company’s financial liabilities that were accounted for at fair value on a recurring basis as of January 31, 2021 and January 31, 2020:

	January 31, 2021	Quoted Prices in Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Derivative Liabilities – embedded redemption feature	$213,741	$—	$—	$213,741
Totals	$213,741	$—	$—	$213,741

	January 31, 2020	Quoted Prices in Active Markets For Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Derivative Liabilities – embedded redemption feature	$2,611,125	$—	$—	$2,611,125
Totals	$2,611,125	$—	$—	$2,611,125

Related Party Transactions

The Company has a verbal policy that includes procedures intended to ensure compliance with the related party provisions in common practice for public companies. For purposes of the policy, a “related party transaction” is a transaction in which the Company or any one of its subsidiaries participates and in which a related party has a direct or indirect material interest, other than ordinary course, arms-length transactions of less than 1% of the revenue of the counterparty. Any transaction exceeding the 1% threshold, and any transaction involving consulting, financial advisory, legal or accounting services that could impair a director’s independence, must be approved by the CEO. Any related party transaction in which an executive officer or a Director has a personal interest, or which could present a possible conflict under the Guide to Ethical Conduct, must be approved by the Board of Directors, following appropriate disclosure of all material aspects of the transaction.

Derivative Liability

The derivative liabilities are valued as a level 3 input under the fair value hierarchy for valuing financial instruments. The derivatives arise from convertible debt where the debt and accrued interest is convertible into common stock at variable conversion prices and reclassification of equity instrument to liability due to insufficient shares for issuance. As the price of the common stock varies, it triggers a gain or loss based upon the discount to market assuming the debt was converted at the balance sheet date. When evaluating the effect of the issuance of new equity-linked or equity-settled instruments on previously issued instruments, the Company uses first-in, first-out method (“FIFO”) where authorized and unused shares would first be used to satisfy the earliest issued equity-linked instruments.

The fair value of the derivative liability is determined using a lattice model, is re-measured on the Company’s reporting dates, and is affected by changes in inputs to that model including our stock price, historical stock price volatility, the expected term, and both high risk and the risk-free interest rate. The most sensitive inputs to the model are for expected time for the holder to convert or be repaid and the estimated historical volatility of the Company’s common stock.  However, because the historical volatility of the Company’s common stock is so high (see Note 10), the sensitivity required to change the liability by 1% as of January 31, 2021 is greater than 25% change in historical volatility as of that date.  The other inputs, such as risk free rate, high yield cash rate and stock price all have a sensitivity for a 1% change in the input variable results in a significantly less than 1% change in the calculated derivative liability.

Revenue Recognition

The Company recognizes revenue under ASC 606, “Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue when control is transferred over the promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

Because the Company’s sales agreements generally have an expected duration of one year or less, the Company has elected the practical expedient in ASC 606-10-50-14(a) to not disclose information about its remaining performance obligations.

Disaggregation of Revenue: Channel Revenue

The following table shows revenue split between proprietary and third party website revenue for the years ended January 31, 2021 and 2020:

			Change
	2021	2020	$	%
Proprietary website revenue	$4,200,624	$3,246,351	$954,273	29%
Third party website revenue	3,970,731	4,939,863	(969,132)	(20%	)
Total Revenue	$8,171,355	$8,186,214	$(14,859)	0%

The Company’s performance obligations are satisfied at the point in time when products are received by the customer, which is when the customer has title and obtained the significant risks and rewards of ownership. Therefore, the Company’s contracts have a single performance obligation (shipment of product). The Company primarily receives fixed consideration for sales of product. Shipping and handling amounts paid by customers are primarily for online orders and are included in revenue. Sales tax and other similar taxes are excluded from revenue.

Revenue is recorded net of provisions for discounts and promotion allowances, which are typically agreed to upfront with the customer and do not represent variable consideration. Discounts and promotional allowances vary the consideration the Company is entitled to in exchange for the sale of products to customers. The Company recognizes these discounts and promotional allowances in the same period that the revenue is recognized for products sales to customers. The amount of revenue recognized represents the amount that will not be subject to a significant future reversal of revenue. The customer pays the Company by credit card prior to delivery.

The Company offers a 30 day satisfaction guaranteed return policy however the customer must pay for the return shipment. The return must be previously authorized, cannot be either damaged or previously installed and must be in saleable condition. In the Company’s experience this amount is immaterial and therefore no provision has been recorded on the Company’s books. Any defective merchandise falls under the manufacturer’s limited warranty and is subject to the manufacturer’s inspection. The manufacturer has the option to repair or replace the item.

Stock-Based Compensation

The Company accounts for stock options at fair value. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model and provides for expense recognition over the service period, if any, of the stock option.

Earnings (Loss) per Common Share

Basic earnings (loss) per share (“EPS”) is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS give effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used to determine the number of shares assumed to be purchased from the exercise of stock options and/or warrants. Diluted EPS excluded all dilutive potential shares if their effect is anti-dilutive.

Basic loss per common share is computed based on the weighted average number of shares outstanding during the period. Diluted loss per share is computed in a manner similar to the basic loss per share, except the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of convertible debt and other such convertible instruments. Diluted loss per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share.

Recently Issued Accounting Standards

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350) which simplifies goodwill impairment testing by requiring that such periodic testing be performed by comparing the fair value of a reporting unit with its carrying amount and recognizing an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. The policy is effective for fiscal years, including interim periods, beginning after December 15, 2019. We adopted on February 1, 2020 and the adoption had no impact.

Fair Value Measurement: In 2018, the FASB issued amended guidance to remove, modify and add disclosure requirements for fair value measurements. This amendment is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosure requirements. Transition is on a prospective basis for the new and modified disclosures, and on a retrospective basis for disclosures that have been eliminated. The adoption of this guidance on February 1, 2020 did not have a material impact on our consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvement to Nonemployee Share-Based Payment Accounting, which is part of the FASB’s simplification initiative to maintain or improve the usefulness of the information provided to the users of financial statements while reducing cost and complexity in financial reporting. This update provides consistency in the accounting for share-based payments to nonemployees with that of employees. The updated guidance had no impact on the Company’s consolidated financial position, results of operations or cash flows.

In addition to the above, the Company has reviewed all other recently issued, but not yet effective, accounting pronouncements, and does not believe the future adoption of any such pronouncements will have a material impact on its financial condition or the results of its operations.

There were various other accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

NOTE 2 – GOING CONCERN AND FINANCIAL POSITION

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $20,381,977 as of January 31, 2021 and has a working capital deficit at January 31, 2021 of $4,344,055. As of January 31, 2021, the Company only had cash and cash equivalents of $277,664 and approximately $151,000 of short-term debt in default. The short-term debt agreements provide legal remedies for satisfaction of defaults, none of the lenders to this point have pursued their legal remedies. While the Company has continued to grow its revenues, at this time, the three months ended July 31, 2020 was only the first quarter the Company was able to achieve profitability from operations prior to interest and other expenses.  While the Company believes it will continue to build on the results achieved in that quarter, our current liquidity position raises substantial doubt about the Company’s ability to continue as a going concern.

Management’s plan is to raise additional funds in the form of debt or equity in order to continue to fund losses until such time as revenues can sustain the Company. However, there is no assurance that management will be successful in being able to continue to obtain additional funding. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – PROPERTY

The Company capitalizes all property purchases over $1,000 and depreciates the assets on a straight-line basis over their useful lives of 3 years for computers and 7 years for all other assets. Property consists of the following at January 31, 2021 and 2020:

	2021	2020
Office furniture, fixtures and equipment	$85,413	$95,163
Shop equipment	43,004	43,004
Vehicles	40,433	40,433
Sub-total	168,850	178,600
Less: Accumulated depreciation	(88,823)	(64,091)
Total Property	$80,027	$114,509

Additions to fixed assets were $0 and $16,742 for the years ended January 31, 2021 and January 2020, respectively.

Office equipment having a cost of $9,750 and a net book value of $9,286 was disposed of during the year ended January 31, 2021. Proceeds received of $9,750 and a gain on sale of property and equipment of $464 were recorded.

During the year ended January 31, 2020 the company disposed of property having a cost of $144,662 and a net book value of $109,527 for proceeds of $125,822. The company recorded a gain on sale of property and equipment of $16,295.

Depreciation expense was $25,196 and $34,832 for the twelve months ended January 31, 2021 and January 2020, respectively.

NOTE 4 – LEASES

We lease certain warehouses, vehicles and office space. Leases with an initial term of 12 months or less are not recorded on the balance sheet; we recognize lease expense for these leases on a straight-line basis over the lease term. For lease agreements entered into or reassessed after the adoption of Topic 842, we did not combine lease and non-lease components.

Most leases include one or more options to renew, with renewal terms that can extend the lease term from one to 17 years or more. The exercise of lease renewal options is at our sole discretion. The depreciable life of assets and leasehold improvements are limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise.

Below is a summary of our lease assets and liabilities at January 31, 2021 and January 31, 2020.

Leases	Classification	January 31, 2021	January 31, 2020
Assets
Operating	Operating Lease Assets	$344,413	$483,193
Liabilities
Current
Operating	Current Operating Lease Liability	$90,286	$101,984
Noncurrent
Operating	Noncurrent Operating Lease Liabilities	244,049	365,085
Total lease liabilities		$334,335	$467,069

Note: As most of our leases do not provide an implicit rate, we use our incremental borrowing rate of 8% based on the information available at commencement date in determining the present value of lease payments. We compare against loans we obtain to acquire physical assets and not loans we obtain for financing. The loans we obtain for financing are generally at significantly higher rates and we believe that physical space or vehicle rental agreements are in line with physical asset financing agreements. CAM charges were not included in operating lease expense and were expensed in general and administrative expenses as incurred.

Effective February 29 ,2020 the Company and landlord terminated the September 2019 lease with an annual rent of $15,480, a 3 year term an 1 year renewal. There were no costs associated with the termination. The Company eliminated the operating lease asset and operating lease liability at termination which was $45,032. (see Note 13)

Operating lease cost was $121,917 and $117,841 for both the twelve months ended January 31, 2021 and January 31, 2020, respectively.

NOTE 5 – CUSTOMER DEPOSITS

The Company receives payments from customers on orders prior to shipment. At January 31, 2021 the Company had received $188,385 (January 31, 2020- $0) in customer deposits for orders that were unfulfilled at January 31, 2021and canceled subsequent to year end. The orders were unfulfilled at January 31, 2021 because of supply chain issues due to supplier back-orders because of the Covid-19 pandemic. The deposits were returned to the customers subsequent to January 31, 2021.

NOTE 6 – DEFERRED REVENUE

The Company receives payments from customers on orders prior to shipment. At January 31, 2021 the Company had received $687,766 (January 31, 2020- $0) in customer payments for orders that were unfulfilled at January 31, 2021 and delivered subsequent to year end. The orders were unfulfilled at January 31, 2021 because of supply chain issues due to supplier back-orders because of the Covid-19 pandemic.

NOTE 7 – PPP LOAN

On May 2, 2020 the Company entered into a Paycheck Protection Promissory (PPP) Note Agreement whereby the lender would advance proceeds of $209,447 at a fixed rate of 1% per annum and an August 2, 2023 maturity. The loan is repayable in monthly instalments of $8,818 commencing September 2, 2021 and continuing on the second day of every month thereafter until maturity when any remaining principal and interest are due and payable. At January 31, 2021 the loan is classified as $43,294 current and $166,153 long-term. The Company used the proceeds of this loans for working capital and the Company intends to use these proceeds in a manner consistent with obtaining loan forgiveness.

NOTE 8 – SHORT-TERM AND LONG-TERM DEBT

The components of the Company’s short-term and long term debt as of January 31, 2021 and 2020 were as follows:

	January 31, 2021		January 31, 2020
Working Capital Note Payable - $ 200,000 dated October 25, 2019, repayment of 10% of all eBay sales proceeds until paid in full, minimum payment of $20,417, fees of $4,173 effective interest rate of 7%(4), maturing January 25, 2020(4) , repaid in full February 5, 2020	$—		$6,978
Loan dated October 8, 2019, and revised February 29, 2020 and November 10, 2020 repayable June 30, 2022 with an additional interest payment of $20,000(2)	102,168	#	63,635
Loan dated October 14, 2019, repayable in average monthly installments of $11,200, maturing April 14, 2020, interest and fees $7,200, effective interest 35.50% per annum(4)(5) repaid in full at maturity	—		30,000
SFS Funding Loan, original loan of $389,980 January 8, 2020, 24% interest, weekly payments of $6,006, maturing April 7, 2021(5)	161,227	*	371,963
Forklift Note Payable, original note of $20,433 Sept 26, 2018, 6.23% interest, 60 monthly payments of $394.54 ending August 2023(1)	12,269	#	16,106
Demand loan - $122,000 dated August 19, 2019 25% interest, 5% fee on outstanding balance(4)(6)	—		122,000
Demand loan - $5,000 dated February 1, 2020, 15% interest, 5% fee on outstanding balance	5,000	*	—
Demand loan - $2,500, dated March 8, 2019, 25% interest, 5% fee on outstanding balance	2,500	*	2,500
Demand loan - $65,500 dated February 27, 2019, 25% interest, 5% fee on outstanding balance, Secured by the general assets of the Company	12,415	*	12,415
Promissory note -$60,000 dated September 18, 2020 maturing September 18, 2021, including $5,000 original issue discount, 15% compounded interest payable monthly	60,000	*	—
Promissory note -$425,000 dated August 28, 2020, including $50,000 original issue discount, 15% compounded interest payable monthly. The notes matures when the Company receives proceeds through a financing event of $850,000 plus accrued interest on the note.(7)	425,000	*	—
Promissory note -$1,200,000 dated August 28, 2020, maturing August 28, 2022, 12% interest payable monthly with the first six months interest deferred until the 6th month and added to principal .(8)	1,200,000	#	—
Promissory note -$50,000 dated August 31, 2020, maturing February 28, 2021, 10% interest payable at maturity	50,000	*	—
Total	$2,030,579		$625,597

	January 31, 2021	January 31, 2020
Short-Term Debt	$716,142	$609,491
Current Portion of Long-Term Debt	424,064	4,166
Long-Term Debt	890,373	11,940
	$2,030,579	$625,597

__________

*	Short-term loans.
#	Long-term loans of $12,269 including current portion of $4,064.
$102,168 including current portion of $0.
$1,200,000 including current portion of $420,000.
(1)	Secured by equipment having a net book value of $15,293 and $12,379 at January 31, 2021 and 2020, respectively.
(2)

On November 10, 2020 the Company amended the agreement extending the maturity to June 30, 2022 from April 8, 2021 and changing monthly payments to $0 from $5,705 and interest rate from 13% to a $20,000 lump sum payable at maturity.

(3)	The Company has pledged a security interest on all accounts receivable and banks accounts of the Company.
(4)	The Company has pledged a security interest on all assets of the Company.
(5)	The amounts due under the note are personally guaranteed by an officer or a director of the Company.
(6)	On February 26, 2020 the lender exchanged the $122,000 note along with $22,076 of accrued interest as part of a larger debt exchange transaction as described in Note 9.
(7)

Financing event would be a sale or issuance of assets, debt, shares or any means of raising capital. As the Company has reached this milestone this loan is treated as current. This note is secured by all the assets of the Company.

(8)	Secured by all assets of the Company. Loan including accrued interest payable in 2 installments, $445,200 payable August 28, 2021 and $826,800 payable August 28, 2022.

The following are the minimum amounts due on the notes as of January 31, 2021:

Year Ended	Amount
Jan 31, 2022	$1,140,206
Jan 31, 2023	886,165
Jan 31, 2024	4,208
Total	$2,030,579

NOTE 9 – SHORT-TERM CONVERTIBLE DEBT

The components of the Company’s convertible debt as of January 31, 2021 and 2020 were as follows:

	Interest	Default Interest	Conversion	Outstanding Principal at
Maturity Date	Rate	Rate	Price	January 31, 2021	January 31, 2020
Nov 4, 2013*	12%	12%	$1,800,000	$100,000	$100,000
Jan 31, 2014*	12%	18%	$2,400,000	16,000	16,000
Apr 24, 2020*(ii) Y	12%	24%	(3)	—	69,730
July 31, 2013*	12%	12%	$1,440,000	5,000	5,000
Jan 31, 2014*	12%	12%	$2,400,000	30,000	30,000
Dec 24, 2015*(v)	8%	24%	(1)	—	5,000
Feb 3, 2017*(ii)(iv) Y	8%	24%	(4)	—	2,500
Mar 3, 2017*(ii)(iv)	8%	24%	(5)	—	—
Mar 3, 2017*(ii)(iv) Y	8%	24%	(5)	—	33,000
Mar 24, 2017*(ii)(iv) Y	8%	24%	(5)	—	27,500
Apr 24, 2020*(ii)(iv)(vi) Y	12%	24%	(3)	—	517,787
July 8, 2015*(v)	8%	24%	(1)	—	5,500
Apr 24, 2020(ii)(iv)(vi)X	8%	24%	(3)	—	4,500
Apr 24, 2020 X	8%	24%	(3)	—	23,297
Apr 24, 2020 X	8%	24%	(3)	—	7,703
Apr 24, 2020 X	8%	24%	(3)	—	26,500
July 19, 2016*(v)	8%	24%	(1)	—	5,000
Mar 23, 2019*(ii)(iv)(vi)X	15%	24%	(3)	—	4,444
Feb 20, 2019*(ix)X	10%	10%	(6)	—	343,047
Jun 6, 2019*(viii)X	12%	18%	(7)	—	43,577
Oct 24, 2019*(ii)(iv) Y	8%	24%	(5)	—	45,595
Nov 14, 2019*(ii)(iv) Y	8%	24%	(5)	—	86,625
Dec 14, 2019*(ii)(iv) Y	8%	24%	(5)	—	143,000
Dec 28, 2019*(i)(iv)(vi) Y	12%	18%	(6)	—	133,333
Jan 9, 2020*(ii)(iv) Y	8%	24%	(2)	—	68,750
March 1, 2020*(x)Z	10%	15%	(8)	—	40,939
March 14, 2020(iv)(vi)X	15%	24%	(9)	—	44,967
April 3, 2020*(iv) Y	8%	24%	(2)	—	172,148
April 12, 2020*(xi) Y	10%	24%	(3)	—	185,130
May 13, 2020(iv)(vi)X	15%	24%	(9)	—	55,000
May 14, 2020*(iv)(vi) Y	8%	24%	(2)	—	52,500
May 24, 2020(iv)(vi)X	15%	24%	(9)	—	40,000
June 11, 2020(iv)(vi)X	15%	24%	(9)	—	85,000
June 26, 2020*(iv)(vi) Y	15%	24%	(9)	—	76,000
July 11, 2020(iv)(vii)X	15%	24%	(9)	—	60,000
Aug 29, 2020(iv)(vii)X	15%	24%	(9)	—	45,000
Sep 16, 2020(iv)(vii)X	15%	24%	(9)	—	34,000
Sep 27, 2020(iv)(vii)X	15%	24%	(9)	—	34,000
Oct 24, 2020(iv)(vii)X	15%	24%	(9)	—	122,000
Nov 7, 2020(iv)(vii)X	15%	24%	(10)	—	42,000
Nov 22, 2020(ii)(iv)(vi) Y	8%	24%	(2)	—	55,000
Dec 10, 2020(iv)(vii)X	15%	24%	(9)	—	55,000
Dec 23, 2020(ii)(iv)(vi) Y	8%	24%	(2)	—	30,000
Oct. 12, 2021	12%	16%	(11)	230,000	—
Nov.16, 2021	12%	16%	(11)	100,000	—
Nov.23, 2021	12%	16%	(11)	165,000	—
Sub-total				646,000	2,976,072
Debt Discount				(309,317)	(689,176)
				$336,683	$2,286,896

__________

(1)	52% of the lowest trading price for the fifteen trading days prior to conversion day.
(2)	50% of the lowest trading price for the fifteen trading days prior to conversion day.
(3)	50% of the lowest trading price for the twenty trading days prior to conversion day.
(4)	50% of the lowest trading price for the fifteen trading days prior to conversion day, but not higher than $0.001.
(5)	50% of the lowest trading price for the fifteen trading days prior to conversion day, but not higher than $0.005.
(6)	60% of the lowest trading price for the twenty trading days prior to conversion day.
(7)	52% of the lowest trading price for the twenty trading days prior to conversion day.
(8)	55% of the lowest trading price for the twenty-five trading days prior to conversion day.
(9)	50% of the lowest bid price for the twenty-five trading days prior to conversion day.
(10)	45% of the lowest bid price for the fifteen trading days prior to conversion day.
(11)	closing bid price on the day preceding the conversion date.

* In default.

X On February 26, 2020 the Company exchanged convertible and short term notes and accrued interest for 250 Class C shares (transaction described further below).

Y On August 28, 2020 the Company exchanged convertible notes and accrued interest for a $ 1,200,000 promissory note with a 2 year maturity bearing interest at 12%, 950,000 warrants with a 3 year maturity and an exercise price of $0.40 and 150 Class C preferred shares (transaction described further below).

Z On August 25,2020 the Company settled a convertible note with principal of $ 40,938 for a $14,329 cash payment.  On September 14, 2020 the Company settled $20,111 in accrued interest and default interest related to this note for a cash payment of $52,446 (transaction described further below).

(i) If the Company fails to maintain its status as “DTC Eligible” for any reason, or, if the effective Conversion Price as calculated in Section 4(a) is less than $0.0001 at any time (regardless of whether or not a Conversion Notice has been submitted to the Company), the Principal Amount of the Note shall increase by ten thousand dollars ($10,000) (under Holder’s and Company’s expectation that any Principal Amount increase will tack back to the Issuance Date). In addition, the Conversion Price shall be permanently redefined to equal the lesser of (a) $0.00001 or (b) 50% of the lowest traded price during the twenty five (25) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note. If at any time while this Note is outstanding, an Event of Default (as defined herein) occurs, then an additional discount of 15% shall be factored into the Variable Conversion Price until this Note is no longer outstanding (resulting in a discount rate of 65% assuming no other adjustments are triggered hereunder). These above contingencies have not occurred.

(ii) In the event the Company experiences a DTC ” Chill” on its shares, the conversion price shall be decreased to 40% instead of 50% while that “Chill” is in effect. If the Company fails to maintain the share reserve at the 4x discount of the note 60 days after the issuance of the note, the conversion discount shall be increased by 10%.

(iii) The share purchase agreements ancillary to the convertible note agreements do not allow the lender to engage in short sales.

(iv) If the Company becomes delinquent or continues its delinquency in its periodic filings with the SEC after the 6-months anniversary of the note, then the holder is entitled to use the lowest closing bid price during the delinquency period as a base price for the conversion.

(v) In the event the Company experiences a DTC ” Chill” on its shares, the conversion price shall be decreased to 42% instead of 52% while that “Chill” is in effect.

(vi) If the Company fails to maintain the share reserve at the 4x discount of the note 60 days after the issuance of the note, the conversion discount shall be increased by 10%.

(vii) If the Company fails to maintain the share reserve at the 3x discount of the note 60 days after the issuance of the note, the conversion discount shall be increased by 10%.

(viii) If at any time while this Note is outstanding, an event of default occurs, then an additional discount of 15% shall be factored into the Variable Conversion Price until this Note is no longer outstanding (resulting in a discount rate of 65% assuming no other adjustments are triggered hereunder). If at any time while this Note is outstanding, the Borrower’s Common Stock are not deliverable via DWAC, an additional 10% discount shall be factored into the Variable Conversion Price until this Note is no longer outstanding.

(ix) If the Company fails to maintain its status as “DTC Eligible” for any reason, or, if the effective Conversion Price is less than $0.01 at any time, the Principal Amount of the Note shall increase by ten thousand dollars ($10,000).  In addition, the Conversion price shall be permanently redefined to equal the lesser of (a) $0.001 or (b) 50% of the lowest traded price during the twenty five (25) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note.

(x) In the event that shares of the Borrower’s Common Stock are not deliverable via DWAC following the conversion of any amount hereunder, an additional ten percent (10%) discount shall be factored into the Variable Conversion Price until this Note is no longer outstanding (resulting in a discount rate of 55% assuming no other adjustments are triggered hereunder). Additionally, if the Borrower fails to comply with the reporting requirements of the Exchange Act (including but not limited to becoming late or delinquent in its filings, even if the Borrower subsequently cures such delinquency) at any time while after the Issue Date, and/or the Borrower shall cease to be subject to the reporting requirements of the exchange Act, an additional fifteen percent (15%) discount shall be factored into the Variable Conversion Price until this Note is no longer outstanding (resulting in a discount rate of 60% assuming no other adjustments are triggered hereunder).

(xi) If the Borrower’s Common stock is chilled for deposit at DTC, becomes chilled at any point while this Note remains outstanding or deposit or other additional fees are payable due to a Yield Sign, Stop Sign or other trading restrictions, or if the closing price at any time falls below $0.01 (as appropriately and equitably adjusted for stock splits, stock dividends, stock contributions and similar events), then an additional 15% discount will be attributed to the Conversion Price for any and all Conversions submitted thereafter.

The Company had accrued interest payable of $240,713 and $703,270 on the notes at January 31, 2021 and January 31, 2020, respectively.

The Company analyzed the conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that some instruments should be classified as liabilities due to there being a variable number of shares to be delivered upon settlement of the above conversion options. The instruments are measured at fair value at the end of each reporting period or termination of the instrument with the change in fair value recorded to earnings. The fair value of the embedded conversion option resulted in a discount to the note on the debt modification date. For the years ended January 31, 2021 and 2020, the Company recorded amortization expense of $335,004 and $800,159, respectively. See more information in Note 8.

During the years ended January 31, 2021 and 2020 the Company added $3,394 and $482,709 in penalty interest to the loans, respectively.

On February 26, 2020 a lender exchanged $1,070,035 in convertible notes and $175,421 in accrued interest (as denoted by X in the above schedule) as well as $122,000 in short-term debt and $22,076 in accrued interest , and the associated derivative liability of $792,218 all totaling $2,181,750 in exchange for 250 Class C shares having a fair-value of $9,105. A gain of $1,745,994 was recorded.

On August 28, 2020 a lender exchanged $1,692,690 in convertible notes and $571,454 in accrued interest (as denoted by Y in the above schedule) as well as the associated derivative liability of $2,635,974 all totaling $4,900,118 in exchange for a promissory note of $1,200,000 bearing interest at 12% and maturing August 28, 2022 , 950,000 Warrants with a 3 year maturity and an exercise price of $0.40 having a fair value of $351,500 and 150 Class C shares having a fair-value of $20,290. A gain of $3,278,327  was recorded.

On August 25, 2020 a lender exchanged $40,939 in a convertible note (as denoted by Z in the above schedule), and the associated derivative liability of $31,320 all totaling $72,259 in exchange for a cash payment of $14,329. On September 14, 2020 the same lender exchanged $20,111 in accrued interest and default interest (from that note) for a cash payment of $52,446. A total gain of $25,595 on the two transactions was recorded.

On October 12, 2020 the Company entered into a new convertible note for $250,000 with a one year maturity, interest rate of 12%, the Company received $210,250 in cash proceeds, recorded an original issue discount of $25,000, a derivative discount of $132,613, and transaction fees of $14,750. The first year’s interest of $28,000 is guaranteed and has been accrued. As part of the loan the Company paid a commitment fee of $ 50,000 through the issuance of 19,685 shares. The Company recognized $14,916 as debt discount with a corresponding adjustment to paid-in capital. The  discount is amortized over the term of the loan.$20,000 was repaid on this note as of January 31, 2021.

On November 16, 2020 the Company entered into a new convertible note for $100,000 with a one year maturity, interest rate of 12%, the Company received $83,500 in cash proceeds, recorded an original issue discount of $12,000, a derivative discount of $49,730, and transaction fees of $4,500. The first year’s interest of $12,000 is guaranteed and has been accrued. As part of the loan the Company paid a commitment fee of $ 20,001 through the issuance of 6,667 shares. The Company recognized $6,526 as debt discount with a corresponding  adjustment to paid-in capital. The  discount is amortized over the term of the loan.

On November 23, 2020 the Company entered into a new convertible note for $165,000 with a one year maturity, interest rate of 12%, the Company received $139,000 in cash proceeds, recorded an original issue discount of $15,000, a derivative discount of $82,144, and transaction fees of $11,000. The first year’s interest of $19,800 is guaranteed and has been accrued. As part of the loan the Company paid a commitment fee of $43,750 through the issuance of 17,500 shares. The Company recognized $13,618 as debt discount with a corresponding adjustment to paid-in capital. The  discount is amortized over the term of the loan.

During the year ended January 31, 2021, the Company converted a total of $24,803 of the convertible notes and $19,933 accrued interest into 624,847 common shares.

As of January 31, 2021, the Company had $151,000 of aggregate debt in default. The agreements provide legal remedies for satisfaction of defaults, none of the lenders to this point have pursued their legal remedies. The Company continues to accrue interest at the listed rates, and plans to seek their conversion or payoff within the next twelve months.

NOTE 10 – DERIVATIVE LIABILITIES

As of January 31, 2021 and January 31, 2020, the Company had derivative liabilities of $213,741 and $2,611,125, respectively. During the years ended January 31, 2021 and 2020 the Company recorded losses of $828,614 and $180,552, from the change in the fair value of derivative liabilities, respectively. Any liabilities resulting from the warrants outstanding are immaterial.

The derivative liabilities are valued as a level 3 input for valuing financial instruments.

The following table presents changes in Level 3 liabilities measured at fair value for the year ended January 31, 2021. Both observable and unobservable inputs were used to determine the fair value of positions that the Company has classified within the Level 3 category. Unrealized gains and losses associated with liabilities within the Level 3 category include changes in fair value that were attributable to both observable (e.g., changes in market interest rates) and unobservable (e.g., changes in unobservable long- dated volatilities) inputs (in thousands).

Level 3
Derivatives
Balance, January 31, 2019	$2,041,260
Changes due to Issuance of New Convertible Notes	1,212,189
Reduction of derivative due to extinguishment or repayment	(67,623)
Changes due to Conversion of Notes Payable	(755,253)
Mark to Market Change in Derivatives	180,552

Balance, January 31, 2020	2,611,125
Changes due to Issuance of New Convertible Notes	264,487
Reduction of derivative due to extinguishment or repayment	(3,470,300)
Changes due to Conversion of Notes Payable	(20,185)
Mark to Market Change in Derivatives	828,614
Balance, January 31, 2021	$213,741

The derivatives arise from convertible debt where the debt is convertible into common stock at variable conversion prices which are linked to the trading and/or bid prices of the Company’s common stock as traded on the OTC market.

As the price of the common stock varies it triggers a gain or loss based upon the discount to market assuming the debt was converted at the balance sheet date.

The fair value of the derivative liability is determined using the lattice model, is re-measured on the Company’s reporting dates, and is affected by changes in inputs to that model including our stock price, expected stock price volatility, the expected term, and the risk-free interest rate. A summary of the weighted average (in aggregate) significant unobservable inputs (Level 3 inputs) used in measuring the Company’s warrant liabilities and embedded conversion feature that are categorized within Level 3 of the fair value hierarchy as of January 31, 2021 is as follows:

Embedded
Derivative Liability
As of January 31, 2021
Strike price	$1.75 - 4.30
Contractual term (years)	0.24 - 0.81 years
Volatility (annual)	184.80% - 544.0%
High yield cash rate	21.09% - 24.90%
Underlying fair market value	3.62
Risk-free rate	0.05% - 0.13%
Dividend yield (per share)	0%

NOTE 11 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company is authorized to issue 20,000,000 shares of Preferred Stock, having a par value of $0.001 per share.

Series A Preferred Stock

The Series A Preferred Stock has an automatic forced conversion into common stock upon the completion of the repurchase or extinguishing of all “toxic” debt (notes having conversion features tied to the Company’s common stock), the extinguishing of all other existing dilutive debt or equity structures, and total recapitalization of the Company. As of both January 31, 2021, and January 31, 2020 the Company had 0 shares of Series A Preferred issued and outstanding and 330,000 authorized with a par value of $0.001 per share.

At both January 31, 2021 and January 31, 2020, respectively, there were 20,000 and 20,000 Series B preferred shares outstanding. The Series B Preferred Stock have voting rights equal to 66.7% of the total voting rights at any time. There are no conversion rights granted holders of Series B Preferred shares, they are not entitled to dividends, and the Company does not have the right of redemption. Currently, there are 20,000 Series B preferred shares authorized and issued of the Series B Preferred Stock with a par-value of $0.001 per share.

At both January 31, 2021 and January 31, 2020, there were 7,250 and 6,750 Series C preferred shares outstanding, respectively. The Series C Preferred Stock have the right to convert into the common stock of the Company by multiplying the number of issued and outstanding shares of common stock by 2.63 on the conversion date. The holders of Series C Preferred shares are not entitled to dividends, and the Company does not have the right of redemption. Currently, there are 7,250 Series C preferred shares authorized and 7,250 shares issued with a par-value of $0.001 per share. On February 26, 2020 the Company issued 250 Class C preferred shares and on August 28, 2020 the Company issued another 150 Class C preferred shares in debt exchange transactions. On September 1, 2020 the Company issued 100 Class C preferred share at a fair value of $11,177 to repay Accrued Expenses- Related Party.

At both January 31, 2021 and January 31, 2020, there were 870 Series D preferred shares authorized and outstanding, respectively which with a par value $.001. All shares of Series D Preferred Stock will rank subordinate and junior to all shares of Series A, B and C of Preferred Stock of the Corporation and pari passu with any of the Corporation’s preferred stock hereafter created as to distributions of assets upon dissolution or winding up of the Corporation, whether voluntary or involuntary. These shares are non-voting, do not receive dividends and are redeemable according to the terms set out below:

OPTIONAL REDEMPTION.

(1)  At any time, either the Corporation or the holder may redeem for cash out of funds legally available therefore, any or all of the outstanding Series D Preferred Stock (“Optional Redemption”) at $1,000 per share.

(2)  Should the Corporation exercise the right of Optional Redemption it shall provide each holder of Preferred Stock with at least 30 days’ notice of any proposed optional redemption pursuant this Section VI (an “Optional Redemption Notice”). Any optional redemption pursuant to this Section VI shall be made ratably among holders in proportion to the Liquidation Value of Preferred Stock then outstanding and held by such holders. The Optional Redemption Notice shall state the Liquidation Value of Preferred Stock to be redeemed and the date on which the Optional Redemption is to occur (which shall not be less than thirty (30) or more than sixty (60) Business Days after the date of delivery of the Optional Redemption Notice) and shall be delivered by the Corporation to the holders at the address of such holder appearing on the register of the Corporation for the Preferred Stock. Within seven (7) business days after the date of delivery of the Optional Redemption Notice, each holder shall provide the Corporation with instructions as to the account to which payments associated with such Optional Redemption should be deposited. On the date of the Optional Redemption, provided for in the relevant Optional Redemption Notice, (A) the Corporation will deliver the redemption amount via wire transfer to the account designated by the holders, and (B) the holders will deliver the certificates relating to that number of shares of Preferred Stock being redeemed, duly executed for transfer or accompanied by executed stock powers, in either case, transferring that number of shares to be redeemed. Upon the occurrence of the wire transfer (or, in the absence of a holder designating an account to which funds should be transferred, delivery of a certified or bank cashier’s check in the amount due such holder in connection with such Optional Redemption to the address of such holder appearing on the register of the Corporation for the Preferred Stock), that number of shares of Preferred Stock redeemed pursuant to such Optional Redemption as represented by the previously issued certificates will be deemed no longer outstanding. Notwithstanding anything to the contrary in this Designation, each holder may continue to convert Preferred Stock in accordance with the terms hereof until the date such Preferred Stock is actually redeemed pursuant to an Optional Redemption.

(3)  Should the holder exercise the right of Optional Redemption it shall provide the Corporation with at least 30 days’ notice of any proposed optional redemption pursuant this Section VI (an “Optional Redemption Notice”). The Optional Redemption Notice shall state the value of the Preferred Stock to be redeemed and the date on which the Optional Redemption is to occur (which shall not be less than thirty (30) or more than sixty (60) Business Days after the date of delivery of the Optional Redemption Notice) and shall be delivered by the holder to the Corporation at the address of the Corporation for the Preferred Stock. Within seven (7) business days after the date of delivery of the Optional Redemption Notice, each holder shall provide the Corporation with instructions as to the account to which payments associated with such Optional Redemption should be deposited. On the date of the Optional Redemption, provided for in the relevant Optional Redemption Notice, (A) the Corporation will deliver the redemption amount via wire transfer to the account designated by the holder, and (B) the holder will deliver the certificates relating to that number of shares of Preferred Stock being redeemed, duly executed for transfer or accompanied by executed stock powers, in either case, transferring that number of shares to be redeemed. Upon the occurrence of the wire transfer (or, in the absence of a holder designating an account to which funds should be transferred, delivery of a certified or bank cashier’s check in the amount due such holder in connection with such Optional Redemption to the address of such holder appearing on the register of the Corporation for the Preferred Stock), that number of shares of Preferred Stock redeemed pursuant to such Optional Redemption as represented by the previously issued certificates will be deemed no longer outstanding. Notwithstanding anything to the contrary in this Designation, each holder may continue to convert Preferred Stock in accordance with the terms hereof until the date such Preferred Stock is actually redeemed pursuant to an Optional Redemption.

The Series D Preferred Stock is not entitled to any pre-emptive or subscription rights in respect of any securities of the Corporation.

Neither the Company nor any Series D preferred stockholders has given notice to exercise the redemption as of January 31, 2021  or by the date  the financial statements were issued.

Because the holders of the Series D preferred stock have the right to demand cash redemption, the cumulative amount of the redemption feature is included in Temporary Equity as of January 31, 2021 and 2020.

Common Stock

The Company is authorized to issue 15,000,000 common shares at a par value of $0.000001 per share. These shares have full voting rights. On June 4, 2020 the Company amended its articles decreasing authorized common shares from 20,000,000,000 to 1,000,000,000 and again on September 8, 2020 the Company further decreased authorized common shares to 15,000,000. On March 29, 2019 the Company undertook a 6000:1 reverse stock. On February 25, 2020, the Company undertook a 4000:1 reverse stock split. The share capital has been retrospectively adjusted accordingly to reflect these reverse stock splits.  At January 31, 2021 and January 31, 2020 there were 1,427,163 and 538,464 shares outstanding and issuable , respectively.  No dividends were paid in the years ended January 31, 2021 or 2020. The Company’s articles of incorporation include a provision that the Company is not allowed to issue fractional shares.  As a result, as part of the reverse split described above, the Company issued an additional 1,699 shares in March 2020 and these shares were included in the shares outstanding as of January 31, 2020 as issuable. Included in the shares outstanding at January 31, 2021 are 71,200 issuable shares.

The Company issued the following shares of common stock in the year ended January 31, 2021:

Conversion of $24,803 notes payable, $19,933 accrued interest and $20,185 of derivative liability to 624,847 shares of common stock.

The Company issued 175,000 shares for $350,000 as part of Regulation A filing. The company received $250,000 in cash proceeds with the remaining $100,000 recorded as share proceeds receivable.

The Company issued 45,000 shares for fair value of $18,900 to repay accrued expenses related party.

The Company issued 43,852 shares to various lenders for fees with a $35,060 charge to debt discount and a corresponding charge to paid-in capital.

The Company issued the following shares of common stock in the year ended January 31, 2020:

Conversion of $752,409 notes payable, $240,035 accrued interest, $27,850 in fees and $755,253 of derivative liability to 536,613 shares of common stock.

An additional 1,700 shares are issuable on adjustments for rounding shareholdings as a result of the 4000:1 reverse stock split of February 25, 2020.

Options and Warrants:

The Company recorded option and warrant expense of $0 and $0 in the years ended January 31, 2021 and 2020, respectively.

For the year ended January 31 ,2021 the Company issued the following warrants:

● a warrant to acquire 950,000 shares of stock as part of a debt settlement transaction. The Warrant gives the holder the right to cash settle the warrants if a fundamental transaction as defined in the warrants occurs. However, a member of management and shareholder of the Company who controls approximately 60% of all voting shares would decide if a fundamental transaction would occur. The Company currently is not considering any fundamental transactions. Based on the above the Company used a Black Scholes model to record the value of the warrant. The warrants having a fair value of $351,500 was included as part of the consideration in the above mentioned debt settlement transaction with a corresponding increase in additional paid-in capital valued using the Black-Scholes option pricing model according to the following assumptions in the Table A below:

● warrants to a broker to acquire 5,500 common shares for a fair value of $13,470 recorded as general and administrative expenses with a corresponding increase in additional paid-in capital valued using the Black-Scholes option pricing model according to the following assumptions in the Table A below:

Table A

Expected volatility	415.5% - 506.8%
Exercise price	$0.40 - $4.50
Stock price	$0.37 - $2.70
Expected life	3 - 5 years
Risk-free interest rate	0.19% - 0.39%
Dividend yield	0%

The Company issued no warrants in the year ended January 31, 2020.

The Company had the following options and warrants outstanding at January 31, 2021:

Issued To	# Warrants	Dated	Expire	Strike Price	Expired	Exercised
Lender	950,000	08/28/2020	08/28/2023	$0.40 per share	N	N
Broker	2,500	10/11/2020	10/11/2025	$4.50 per share	N	N
Broker	3,000	11/25/2020	11/25/2025	$3.00 per share	N	N

Summary of warrants outstanding

	Options	Weighted Average Exercise Price	Warrants	Weighted Average Exercise Price
Outstanding at January 31, 2019	—	$—	1.4	$225,520
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited and canceled	—	—	—	—
Outstanding at January 31, 2020	—	$—	1.4	$225,520
Granted	—	—	955,500	0.42
Exercised	—	—	—	—
Forfeited and canceled	—	—	(1.4)	(225,220)
Outstanding at January 31, 2021	—	$—	955,500	$$0.42

NOTE 12 – INCOME TAXES

The Company has adopted ASC 740-10, “Income Taxes”, which requires the use of the liability method in the computation of income tax expense and the current and deferred income taxes payable (deferred tax liability) or benefit (deferred tax asset).  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The income tax expense (benefit) consisted of the following for the fiscal year ended January 31, 2021 and 2020:

	January 31, 2021	January 31, 2020
Total current	$—	$—
Total deferred	—	—
	$—	$—

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The following is a reconciliation of the expected statutory federal income tax provision to the actual income tax benefit for the fiscal year ended January 31, 2021(in thousands):

January 31, 2021
Federal statutory rate	$255
Permanent timing differences	(330)
Effect of change in US Tax rates for deferral items	—
Other	—
Change in valuation allowance	75
$—

For the year ended January 31, 2021, the expected tax benefit is calculated at the 2019 statutory rate of 21%.

For the year ended January 31, 2020, the expected tax benefit, temporary timing differences and long-term timing differences are calculated at the 21% statutory rate.

Significant components of the Company’s deferred tax assets and liabilities were as follows for the fiscal year ended January 31, 2021 and 2020:

	January 31, 2021	January 31, 2020
Deferred tax assets:
Net operating loss carryforwards	$939,000	$874,000
Total deferred tax assets	939,000	874,000

Deferred tax liabilities:
Depreciation	—	10,000
Deferred revenue	—	—
Total deferred tax liabilities	—	10,000

Net deferred tax assets:
Less valuation allowance	(939,000)	(864,000)
Net deferred tax assets (liabilities)	$—	$—

The Company has incurred losses since inception, therefore, the Company has no federal tax liability.  Additionally there are limitations imposed by certain transactions which are deemed to be ownership changes which occurred in the Company on November 29, 2018.  The net deferred tax asset generated by the loss carryforward has been fully reserved.  The cumulative net operating loss carryforward was approximately $2,375,000 at January 31, 2021,  $2,375,000 million at January 31, 2020 that is available for carryforward for federal income tax purposes and begin to expire in 2039.

Although the Company has tax loss carry-forwards, there is uncertainty as to utilization prior to their expiration.  Accordingly, the future income tax asset amounts have been fully reserved by a valuation allowance.

The Company has maintained a full valuation allowance against its deferred tax assets at January 31, 2021 and 2020. A valuation allowance is required to be recorded when it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Since the Company cannot be assured of realizing the net deferred tax asset, a full valuation allowance has been provided.

The Company does not have any uncertain tax positions at January 31, 2021 and 2020 that would affect its effective tax rate. The Company does not anticipate a significant change in the amount of unrecognized tax benefits over the next twelve months. Because the Company is in a loss carryforward position, the Company is generally subject to US federal and state income tax examinations by tax authorities for all years for which a loss carryforward is available. If and when applicable, the Company will recognize interest and penalties as part of income tax expense.

During the fiscal year ended January 31, 2021 and 2020, the Company recognized no amounts related to tax interest or penalties related to uncertain tax positions. The Company is subject to taxation in the United States and various state jurisdictions. The Company currently has no years under examination by any jurisdiction.

On November 29, 2018, the Company consummated a share exchange agreement whereby there was a change of control and any net operating losses up to the date of the transaction were forfeited.

The Company’s tax returns for the years ended January 31, 2021, 2020, and 2019 are open for examination under Federal statute of limitations.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

On June 1, 2015, the Company entered into a 36-month lease agreement for its 2,590 sf office facility with a minimum base rent of $2,720 per month. The Company paid base rent and their share of maintenance expense of $43,200 and $43,200 related to this lease for the periods ended January 31, 2021 and 2020, respectively. The lease is currently on a month to month basis since the lease has not been renewed and the Company records the payments as rent expense. This lease has been terminated December 31, 2020

On August 30, 2016, the Company entered into a 60-month lease agreement for its 3,554 sf warehouse facility starting in December 2016 with a minimum base rent of $2,132 and estimated monthly CAM charges of $1,017 per month. This lease is with a shareholder.

On July 1, 2018, the Company entered into a 60-month lease agreement with its minority shareholder for its 8,800 sf warehouse facility with a minimum base rent of $6,400 per month.

In September 2019 the Company entered into an operating lease for premises with an annual rent of $15,480, a three year term commencing September 1, 2019 to August 31, 2022 and a one year renewal option. On October 23, 2020 the Company and landlord terminated this lease effective February 29, 2020. There were no costs associated with the termination. The Company eliminated the operating lease asset and operating lease liability at termination which was $45,032.

In October 2019 the Company entered into an operating lease for a vehicle with an annual cost of $9,067 and a three year term. The company paid initial fees of $17,744 and will pay fees on lease termination of $395. On a straight-line basis these costs amount to $1,259 per month.

Maturity of Lease Liabilities	Operating Leases
January 31, 2022	$121,917
January 31, 2023	116,879
January 31, 2023	62,003
January 31, 2025	30,003
January 31, 2026	30,003
After January 31, 2026	25,004
Total lease payments	385,809
Less: Interest	(51,474)
Present value of lease liabilities	$334,335

The Company had total rent expense and operating lease cost of $164,095 and $150,668 for the years ended January 31, 2021 and 2020, respectively.

There is pending litigation initiated by the Company around the validity of a $100,000 note which the Company signed based upon representations of funding from the maker which were never received. The Company initiated litigation to dispute the note and the 1,692 shares that have been issued. There was no consideration for the issuance of the shares and the shares have been accounted for as if they were returned and cancelled although they have not been returned.

NOTE 14 – EARNINGS (LOSS) PER SHARE

The net income (loss) per common share amounts for the years ended January 31, 2021 and January 31, 2020 were determined as follows:

	For the Years Ended
	January 31,
	2021	2020
Numerator:
Net income (loss) available to common shareholders	$1,187,176	$(3,879,846)

Denominator:
Weighted average shares – basic	1,084,324	86,542

Net income (loss) per share – basic	$1.09	$(44.83)

Effect of common stock equivalents
Add: interest expense on convertible debt	259,086	454,765
Add: amortization of debt discount	326,238	800,149
Less: gain on settlement of debt on convertible notes	(4,835,429)	(67,623)
Add (Less): loss (gain) on change of derivative liabilities	845,586	180,552
Net income (loss) adjusted for common stock equivalents	(2,217,343)	(2,512,003)

Dilutive effect of common stock equivalents:
Convertible notes and accrued interest	404,173	—
Convertible Class C Preferred shares	3,631,533	—
Warrants	950,000	—

Denominator:
Weighted average shares – diluted	6,070,030	86,542

Net income (loss) per share – diluted	$(0.37)	$(44.83)

The anti-dilutive shares of common stock equivalents for the years ended January 31, 2021 and January 31, 2020 were as follows:

	For the Years Ended
	January 31,
	2021	2020
Convertible notes and accrued interest	—	16,355,950
Convertible Class C Preferred shares	—	1,411,692
Warrants	—	1
Total	—	17,767,643

NOTE 15 – RELATED PARTY TRANSACTIONS

As of January 31, 2021 and 2020, the Company had $106,173 and $155,750, respectively, of related party accrued expenses related to accrued compensation for employees and consultants. During the year ended January 31, 2021 the Company issued 45,000 shares of common stock for a fair value of $18,900 and 100 Class C preferred share at a fair value of $11,177 to repay Accrued Expenses- Related Party.

NOTE 16 – SUBSEQUENT EVENTS

Subsequent to January 31, 2020 through to May 14, 2021 the Company entered into the following transactions:

●	The Company issued 993,750 shares at an offering price of $2.00 per share for gross proceeds of $ 1,987,500 as part of the recent REG A filing.

●	In April 2021, accounts payable totaling $950,151 was settled for $96,700 . A gain on settlement of $853,451 was recorded at the time of settlement.

●	In February 2021, the Company entered into an agreement with an investor relations company for services to be provided over the following 2 months for fees totaling $250,000

●	In February 2021 the Company entered into an agreement for marketing services in exchange for 50,000 shares issued in March 2021 having a fair value of $114,000.

The 4Less Group, Inc.

PROSPECTUS

______________ Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

Sole Book-Running Manager

Maxim Group LLC

_______________, 2022

Through and including _______________, 2022 (the 25th day after the date of this prospectus), ____________ all dealers that effect transactions in these securities whether or not participating in this Offering may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters and with respect to an unsold allotment or subscription.

- prospectus cover page -

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee and the FINRA filing fee.

Securities and Exchange Commission registration fee	$2,665.13
Nasdaq listing fees	$50,000.00
FINRA filing fee	$10,000.00
Accounting fees and expenses	$20,000.00
Legal Fees	$26,000.00
Miscellaneous	10,000.00
Total	$118,665.13

Indemnification of Directors and Officers

Section 145 of the Nevada General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Articles of Incorporation contain a provision that no director or officer will be personally liable to us or our stockholders for damages regarding breaches of fiduciary duty. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

None.

Exhibits and Financial Statement Schedules

Exhibit Number	Description
1.1	Form of Underwriting Agreement **
3.1	Articles of Incorporation dated November 27, 2007, filed with the State of Nevada on December 5, 2007 (previously filed with the SEC on July 22, 2008 as Exhibit 3.1 to Form S-1 dated July 21, 2008)
3.2	Certificate of Amendment to Articles of Incorporation effective date January 15, 2010, filed with the State of Nevada on December 16, 2009 (previously filed with the SEC on January 7, 2010 as Exhibit 3.1 to Form 8-K dated January 7, 2010)
3.3	Certificate of Correction dated January 4, 2010, filed with the State of Nevada on January 4, 2010 (previously filed with the SEC on January 7, 2010 as Exhibit 3.2 to Form 8-K dated January 7, 2010)
3.4	Bylaws of the Company dated November 27, 2007, filed with the State of Nevada on December 5, 2007 (previously filed with the SEC on July 22, 2008 as Exhibit 3.2 to Form S-1 dated July 21, 2008)
3.5	Certificate of Amendment to Articles of Incorporation **
4.1	Amended and Restated and Restated Certificate – Preferred C Stock (previously filed with the SEC on July 15, 2021 on Form 8-K as Exhibit 4.1)
4.2	Certificate of Rights and Preferences – Preferred A Stock (previously filed with the SEC on November 13, 2018 to Form 8-K as Exhibit 3.1)
4.3	Certificate of Rights and Preferences – Preferred B Stock (previously filed with the SEC on November 13, 2018 to Form 8-K as Exhibit 3.2)
4.4	Certificate of Rights and Preferences – Preferred C Stock (previously filed with the SEC on November 13, 2018 to Form 8-K as Exhibit 3.3)
4.5	Certificate of Rights and Preferences – Preferred D Stock (previously filed with the SEC on November 13, 2018 to Form 8-K as Exhibit 3.4)
4.6	Form of Common Stock Purchase Warrant **
4.7	Form of Warrant Agent Agreement **
4.8	Form of Representative’s Warrant **
5.1	Opinion of Frederick M. Lehrer, Esquire of Frederick M. Lehrer, P. A. dated January 20, 2022 *
21	List of Subsidiaries (previously filed with the SEC as Exhibit 21 to Form S-1 dated September 5, 2021)
23.1	Consent of Frederick M. Lehrer, P. A. (included in Exhibit 5.1)
23.2	Consent of LJ Soldinger dated January 20, 2022 *
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document. *
101.SCH	Inline XBRL Taxonomy Extension Schema Document *
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document *
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document *
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document *
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document *
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101) *

* Filed herein

** To be filed by amendment

Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offerings made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) that, for the purpose of determining liability under the Securities Act to any purchaser:

(1) if the issuer is relying on Rule 430B:

(i) each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2) if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada on January 20, 2022.

By:	/s/ Tim Armes
Tim Armes Chief Executive Officer Chief Financial Officer (Principal Executive Officer) (Principal Financial Officer)

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the date indicated above.

By:	/s/ Tim Armes
Tim Armes, Director

By:	/s/ Tim Armes
Tim Armes Chief Executive Officer Chief Financial Officer (Principal Executive Officer) (Principal Financial Officer)